Exhibit 10.15

October 20, 2010

Andrew Sayer

Douglas Emmett Management, LLC

808 Wilshire Boulevard, Suite 200

Santa Monica, CA 90401

Dear Andrew,

On behalf of TrueCar Inc., I am pleased to submit 3 fully executed lease documents.

Please be advised that we are requesting the following as conditions of this lease:

1.              Landlord and tenant agree to work together to redesign the planter in the courtyard of the 2nd floor. Such redesign shall be subject to approval by applicable code and to approval from Bryan, Cave.

2.              Landlord and tenant agree to work together to replace the existing window on the east side of the courtyard, matching the existing door/window configuration on the adjacent wall. (see photo)

Best Regards,

Steve Hansen
President, TrueCar Inc.
225 Santa Monica Blvd.
Suite 1200
Santa Monica, CA 90401

Douglas Emmett	Douglas Emmett Management, LLC 808 Wilshire Boulevard, 2nd Floor, Santa Monica, California 90401 Telephone 310.255.7777 Facsimile 310.255.7778

October 20, 2010

VIA HAND DELIVERY

Mr. Steve Hansen

ZAG.COM Inc.

525 Broadway, 3rd Floor

Santa Monica, California 90401

Re:                             Office Lease
120 Broadway, Suite 200
Santa Monica, California 90401

Dear Mr. Hansen:

We are delighted Zag.com has chosen to lease office space at Palisades Promenade. Please find enclosed for your records one (1) fully executed Office Lease dated October 15, 2010 by and between Douglas Emmett 1995, LLC, a Delaware limited liability company and Zag.com, Inc., a Delaware corporation.

Please note that we received the transmittal letter which accompanied the three (3) copies of the lease executed by Zag.Com Inc., and we will be happy to discuss your concerns regarding the courtyard planter and existing window on the east side of the courtyard.

If there is anything else we can do to assist you at this time, please do not hesitate to contact the property manager, Britton Rose at (310) 451-1796. We look forward to Zag’s upcoming occupancy at Palisades Promenade.

Sincerely,

/s/ Michael J. Means

Michael J. Means
Senior Vice President

MJM:ssc

Enclosure

cc:                                Britton Rose

Andrew Sayer, Esq.

Bob Zelken

John Ghiselli, Jones Lang LaSalle

OFFICE LEASE

Between

DOUGLAS EMMETT 1995, LLC,

a Delaware limited liability company

as Landlord

and

ZAG.COM INC,

a Delaware corporation

as Tenant

Dated

October 15, 2010

Initial	Initial	Initial	Initial

OFFICE LEASE

BASIC LEASE INFORMATION

Date:	October 15, 2010
Landlord:	DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company
Tenant:	ZAG.COM INC., a Delaware corporation

SECTION
1.1 Premises:	120 Broadway, Suite 200 Santa Monica, California 90401
1.4 Rentable Area of Premises:	Approximately 17,260 square feet
1.4 Usable Area of Premises:	Approximately 14,564 square feet
2.1 Term:	Five (5) years and two (2) months (as modified by Section 2.1)
Anticipated Delivery Date:	October 15, 2010
Anticipated Commencement Date:	March 15, 2011 (as modified by Section 2.1)
Anticipated Expiration Date:	May 31, 2016 (as modified by Section 2.1)
3.1 Fixed Monthly Rent:	$66,451.00
3.3 Fixed Monthly Rent Increase:	Three percent (3%) per annum
Date of First Increase:	April 1, 2012 (as modified by Section 2.1)
Frequency of Increase:	Annually
3.7 Security Deposit:	$77,034.92
4.1 Tenant’s Share:	16.68%
4.2 Base Year for Operating Expenses:	2011
6.1 Use of Premises:	General office use consistent with the operation of a first-class office building in the Santa Monica area and all legal related uses
16.1 Tenant’s Address for Notices:
Before the Commencement Date:	525 Broadway, 3rd Floor Santa Monica, California 90401
After the Commencement Date:	120 Broadway, Suite 200 Santa Monica, California 90401
Tenant’s Billing Address	120 Broadway, Suite 200 Santa Monica, California 90401
Contact:	Mr. Steve Hansen — Chief Operating Officer
Landlord’s Address for Notices:	Douglas Emmett 1995, LLC c/o Douglas Emmett Management, LLC Director of Property Management 808 Wilshire Boulevard, Suite 200 Santa Monica, California 90401
20.5 Brokers:	Douglas Emmett Management, LLC 808 Wilshire Boulevard, Suite 200 Santa Monica, California 90401 and Jones Lang LaSalle, Inc. 2049 Century Park East, Suite 2750 Los Angeles, California 90067
21.1 Parking Permits:	Ten (10) reserved parking permits and Forty-Two (42) unreserved permits on a “must-take” basis

Except as noted hereinbelow, the foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease.  The Section reference in the left margin of the Basic Lease Information exists solely to indicate where such reference initially appears in this Lease document.  Except as specified hereinbelow, each such reference in this Lease document shall incorporate the applicable Basic Lease Information. However, in the event of any conflict between any reference contained in the Basic Lease Information and the specific wording of this Lease, the wording of this Lease shall control.

ii

OFFICE LEASE

iii

OFFICE LEASE

This Office Lease (this “Lease”), dated October 15, 2010, is by and between DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company (“Landlord”), with an office at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401, and ZAG.COM INC., a Delaware corporation (“Tenant”), with an office at 525 Broadway, 3rd Floor, Santa Monica, California 90401.

ARTICLE I
DEMISE OF PREMISES

Section 1.1. Demise. Subject to the covenants and agreements contained in this Lease, Landlord leases to Tenant and Tenant hires from Landlord, Suite 200 on the second (2nd) floor (the “Premises”) in the building located at 120 Broadway, Santa Monica, California 90401 (the “Building”). The configuration of the Premises is shown on Exhibit A, attached hereto and made a part hereof by reference.

Tenant acknowledges that it has made its own inspection of and inquiries regarding the Premises, which are already improved. Therefore, except as otherwise provided in this Lease, Tenant accepts the Premises in their “as-is” condition, subject to those defects of which Tenant notifies Landlord within one (1) year of the Commencement Date, which shall be repaired by Landlord as soon as reasonably practicable at Landlord’s sole cost and expense and not. as an Operating Expense. Tenant further acknowledges that Landlord has made no representation or warranty, express or implied, except as are contained in this Lease and its Exhibits, regarding the condition, suitability or usability of the Premises or the Building for the purposes intended by Tenant. Notwithstanding anything to the contrary in this Lease, Landlord shall deliver possession of the Premises to Tenant in good, vacant, broom clean condition, with all building systems in good working order, the roof and all window seals in good, water-tight condition (the “Required Condition”).

The Building, the Building’s parking facilities, any outside plaza areas, land and other improvements surrounding the Building which are designated from time to time by Landlord as Common Areas appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the “Real Property”.

Section 1.2. Tenant’s Non-Exclusive Use. Subject to the contingencies contained herein, Tenant is granted the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms, parking facilities, lobbies and other public or Common Areas located on the Real Property (collectively, “Common Areas”). Landlord shall maintain and operate such public and Common Areas in a first-class manner throughout the Term and any extensions thereof, and Tenant’s use thereof shall be subject to such reasonable and non-discriminatory rules, regulations and restrictions as Landlord may make from time to time.

Section 1.3. Landlord’s Reservation of Rights. Landlord, specifically reserves to itself use, control and repair of the structural portions of all perimeter walls of the Premises, any balconies, terraces or roofs adjacent to the Premises (including any flagpoles or other installations on said walls, balconies, terraces or roofs) and any space in and/or adjacent to the Premises used for shafts, stairways, pipes, conduits, ducts, mail chutes, conveyors, pneumatic tubes, electric or other utilities, sinks, fan rooms or other Building facilities, and the use thereof, as well as access thereto through the Premises. Landlord also specifically reserves to itself the following rights:

a)             To designate all sources furnishing sign painting or lettering (provided, however, that Tenant may select its own signage vendor for signage located within the Premises and not visible from the exterior of the Premises);

b)             To constantly have pass keys to the Premises;

c)             To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, so long as Landlord’s granting of the same does not prohibit Tenant’s use of the Premises for Tenant’s Specified Use, as defined in Article 6;

d)             To enter the Premises at any reasonable time with reasonable notice (except for emergencies) to inspect, repair, alter, improve, update or make additions to the Premises or the Building so long as Tenant’s access to and use of the Premises is not materially impaired thereby;

e)              During the last six (6) months of the Term, to exhibit the Premises to prospective future tenants upon not less than 24 hours prior notice;

f)               Subject to the provisions of Article 12, to, at any time, and from time to time, whether at Tenant’s request or pursuant to governmental requirement, repair, alter, make additions to, improve, or decorate all or any portion of the Real Property, Building or Premises at any reasonable time with reasonable notice (except for emergencies), so long as Tenant’s access to and use of the Premises is not materially impaired thereby. In connection therewith, and without limiting the generality of the foregoing rights, Landlord shall specifically have the right to remove, alter, improve or rebuild all or any part of the lobby of the Building as the same is presently or shall hereafter be constituted;

g)             Subject to the provisions of Article 12, Landlord reserves the right to make alterations or additions to or change the location of elements of the Real Property and any Common Areas appurtenant thereto at any reasonable time with reasonable notice (except for emergencies), so long as Tenant’s access to and use of the Premises is not Materially impaired thereby; and/or

h)             To take such other actions as may reasonably be necessary when the same are required to preserve, protect or improve the Premises, the Building, or Landlord’s interest therein at any reasonable time with reasonable notice (except for emergencies), so long as Tenant’s access to and use of the Premises is not materially impaired thereby.

Notwithstanding anything to the contrary in this Lease, (i) except in the case of emergency and for routine janitorial and maintenance services, shall provide Tenant with one (1) business day notice prior to entry of the Premises and (ii) landlord shall not exercise its rights under this Section 1.4 and Article 12 in a manner that will unreasonably interfere with Tenant’s use of the Premises or Tenant’s parking rights or materially increase the obligations or decrease the rights of Tenant under this Lease.

Section 1.4. Area. Landlord and Tenant agree that the usable area (the “Usable Area”) of the Premises has been measured using the June, 1996 standards published by the Building Owners’ and Managers’ Association (“BOMA”), as a guideline, and that Landlord is utilizing a deemed add-on factor of 18.51% to compute the rentable area (the “Rentable Area”) of the Premises. Rentable Area herein is calculated as 1.1851 times the estimated Usable Area of the Premises, regardless of what the actual square footage of the Common Areas of the Building may be, and whether or not they are more or less than 18.51% of the total estimated Usable Area of the Building, as the case may be. The purpose of this calculation is solely to provide a general basis for comparison and pricing of this space in relation to other spaces in the market area.

Landlord and Tenant further agree that even if the Rentable or Usable Area of the Premises and/or the total Building Area are later determined to be more or less than the figures stated herein, for all purposes of this Lease, the figures stated herein shall be conclusively deemed to be the actual Rentable or Usable Area of the Premises, as the case may be.

Section 1.5. Quiet Enjoyment. Contingent upon Tenant keeping, observing and performing all of the covenants, agreements, terms, provisions and conditions of this Lease on its part to be kept, observed and performed, and subject to the limitations imposed under Article 14 of this Lease, Tenant shall lawfully and quietly hold, occupy and enjoy the Premises during the Term.

Section 1.6. No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord. Noise, dust or vibration or other ordinary incidents to new construction of improvements on lands adjacent to the Building, whether or not by Landlord, shall in no way affect this Lease or impose any liability on Landlord.

Section 1.7. Relocation. Intentionally Deleted

ARTICLE 2
COMMENCEMENT DATE AND TERM

Section 2.1. Commencement Date and Term. The Term of this Lease shall commence on the “Commencement Date”, which shall be the earlier of (i) the date Tenant commences doing business from any portion of the Premises or (ii) one hundred fifty (150) calendar days after the Delivery Date (as defined below), and shall end, unless extended or sooner terminated as otherwise provided herein, at midnight on the last calendar day of the sixty-second (62’) full calendar month following the Commencement Date (the “Termination Date”). Landlord shall deliver possession of the Premises to Tenant in the Required Condition (as defined in Section 1.1 above) on the first business day following the full execution of’ this Lease (such date of delivery being referred to herein as the “Delivery Date”) so that Tenant may commence the Improvements (as defined in Exhibit B), which shall be constructed by Tenant in accordance with the provisions of Exhibit B, and otherwise prepare the Premises for occupancy and/or occupy the Premises for the conduct of its business (subject to the first sentence of this Section 2.1). The anticipated Delivery Date is October 15, 2010 and the anticipated Commencement Date is March 15, 2011. Tenant’s occupancy of the Premises subsequent to the Delivery Date and prior to the Commencement Date shall be upon all of the terms and conditions of this Lease, except that Tenant shall not be obligated to pay Fixed Monthly Rent or Additional Rent for the Premises until the Commencement Date, subject to the express provisions of the last paragraph of Section 3.2 of this Lease. Landlord and Tenant shall promptly execute an amendment to this Lease (the “Memorandum”) substantially in the form attached hereto as Exhibit D, confirming the finalized Commencement Date and Term as soon as they are determined. Tenant shall execute the Memorandum and return it to Landlord within thirty (30) days after receipt thereof.

Notwithstanding anything to the contrary in this Lease or Exhibit 13 to this Lease, and provided that Tenant delivers the Delay Notice (as defined below), the Commencement Date shall be delayed by one (1) day for each day that Tenant’s construction of the Improvements. is actually delayed due to the following factors: (a) Landlord’s breach of this Lease, including, without limitation, any payment obligations under Exhibit 13 and Landlord’s failure to respond to any requests for consents or approvals within the time periods prescribed in Exhibit B, (b) Force Majeure (as defined in Section 20.5 of this Lease), (c) the presence of Hazardous Materials within the Premises, (d) the non-compliance of the restrooms and the building systems within the Premises with applicable law and (e) any renovations or other improvements which Landlord is required to make to any portion of the Building outside of the Premises, including the Common Areas, by any governmental authority having jurisdiction, which arise out of or are required in connection with Tenant’s completion of the Improvements, to the extent such renovations or improvements delay the closing of Tenant’s permits for the construction of the Improvements or the issuance of a temporary certificate of occupancy (or the equivalent thereof), it being expressly understood and agreed that Tenant shall be obligated to deliver prompt written notice to Landlord setting forth the cause of any such delay and the anticipated period of delay attributable thereto (tile “Delay Notice”).

Notwithstanding anything to the contrary in this Lease, if the Delivery Date fails to occur by the date which is five (5) business days following the full execution of this Lease, then, in addition to Tenant’s other rights or remedies, Tenant may terminate this Lease by written notice to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be returned to Tenant.

Section 2.2. Holding Over. If Tenant fails to deliver possession of the Premises on the Termination Date, but holds over after the expiration or earlier termination of this Lease without the express prior written consent of Landlord, such tenancy shall be construed as a tenancy at sufferance on the same terms and conditions as are contained herein, except that the Fixed Monthly Rent payable by Tenant during such period of holding over shall automatically increase as of the Termination Date to an amount equal to one hundred twenty-five percent (125%) of the Fixed Monthly Rent payable by Tenant for the calendar month immediately prior to the date when Tenant commences such holding over (the “Holdover Rent”), prorated for any partial month. Tenant’s payment of such Holdover Rent, and Landlord’s acceptance thereof, shall not constitute a waiver by Landlord of any of Landlord’s rights or remedies with respect to such holding over, nor shall it be deemed to be a consent by Landlord to Tenant’s continued occupancy or possession of the Premises past the time period covered by Tenant’s payment of the Holdover Rent.

Furthermore, if Tenant fails to deliver possession of the Premises to Landlord upon the expiration or earlier termination of this Lease, and Landlord has theretofore notified Tenant in writing that Landlord requires possession of the Premises for a succeeding tenant, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees and expenses) and liability resulting from such failure, including without limiting the foregoing, any claims made by any succeeding tenant arising out of Tenant’s failure to so surrender, and any lost profits to Landlord resulting therefrom.

Notwithstanding the provisions contained hereinabove regarding Tenant’s liability for a continuing holdover, Landlord agrees to use commercially reasonable efforts to insert into any future lease of another tenant proposing to occupy the Premises provisions similar to those contained in Section 2.1, permitting mitigation of Tenant’s damages arising out of Tenant’s temporary holdover.

ARTICLE 3
PAYMENT OF RENT, LATE CHARGE

Section 3.1. Payment of Fixed Monthly Rent and Additional Rent. “Rent” shall mean: all payments of monies in any form whatsoever required under the terms and provisions of this Lease, and shall consist of:

a)        “Fixed Monthly Rent”, which shall be payable in equal monthly installments of $66,451.00; plus

b)        Additional Rent as provided in Article 4 and elsewhere in this Lease.

Section 3.2. Manner of Payment. Tenant shall pay Fixed Monthly Rent and Additional Rent immediately upon the same becoming due and payable, without demand therefor, and without any abatement, set off or deduction whatsoever, except as may be expressly provided in this Lease. Landlord’s failure to submit statements to Tenant stating the amount of Fixed Monthly Rent or Additional Rent then due, including Landlord’s failure to provide to Tenant a calculation of the adjustment as required in Section 3.3 or the Escalation Statement referred to in Article 4, shall not constitute Landlord’s waiver of Tenant’s requirement to pay the Rent called for herein. Tenant’s failure to pay Additional Rent as provided herein, subject to applicable notice and cure periods, shall constitute a material default equal to Tenant’s failure to pay Fixed Monthly Rent when due.

Rent shall be payable in advance on the first day of each and every calendar month throughout the Term, in lawful money of the United States of America, to Landlord at 401 Wilshire Boulevard, Suite 1045, Santa Monica, California 90401, or at such other place(s) as Landlord designates in writing to Tenant. Tenant’s obligation to pay Rent shall begin on the Commencement Date and continue throughout the Term, without abatement, setoff or deduction, except as otherwise specified hereinbelow.

Concurrent with Tenant’s execution and delivery to Landlord of this Lease, Tenant shall pay to Landlord the first installment of Fixed Monthly Rent due for the Premises.

Section 3.3. Fixed Monthly Rent Increase.

Commencing the first calendar day of the thirteenth (13th) full calendar month of the Term, and continuing through the last calendar day of the twenty-fourth (24th) full calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $66,451.00 per month to $68,444.53 per month.

Commencing the first calendar day of the twenty-fifth (25th) full calendar month of the Term, and continuing through the last calendar day of the thirty-sixth (36th) full calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $68,444.53 per month to $70,497.87 per month.

Commencing the first calendar day of the thirty-seventh (3701) full calendar month of the Term, and continuing through the last calendar day of the forty-eighth (48th) full calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $70,497.87 per month to $72,612.80 per month.

Commencing the first calendar day of the forty-ninth (49th) full calendar month of the Term, and continuing through the last calendar day of the sixtieth (60th) full calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $72,612.80 per month to $74,791.19 per month.

Commencing the first calendar day of the sixty-first (6151) full calendar month of the Term, and continuing throughout the remainder of the initial Term, the Fixed Monthly Rent payable by Tenant for Suite 300 shall increase from $74,791.19 per month to $77,034.92 per month.

Notwithstanding the foregoing, fifty percent (50%) of the. Fixed Monthly Rent due for the Premises shall be abated for each of the second (2nd), third (3rd), fourth (4th) and fifth (5th) full calendar months following the Commencement Date.

Section 3.4. Tenant’s Payment of Certain Taxes. Tenant shall, within thirty (30) days following Tenant’s receipt of Landlord’s invoices, reimburse Landlord, as Additional Rent, for any and all taxes, surcharges, levies, assessments, fees and charges payable by Landlord when:

a)     assessed by the appropriate assessing authority on the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises; or

b)     on or measured by any rent payable hereunder, including, without limitation, any gross income tax, gross receipts tax, or excise tax levied by the City of Santa Monica or County of Los Angeles or any other governmental body with respect to the receipt of such rent (computed as if such rent were the only income of Landlord), but solely when levied by the appropriate City or County agency in lieu of, or as an adjunct to, such business license(s), fees or taxes as would otherwise have been payable by Tenant directly to such taxing authority;

c)      If it becomes unlawful for Tenant so to reimburse Landlord, the rent payable to Landlord under this Lease shall be revised to net Landlord the same rent after imposition of any such tax as would have been payable to Landlord prior to the imposition of any such tax.

Said taxes shall be due and payable whether or not now customary or within the contemplation of Landlord and Tenant. Notwithstanding the above, in no event shall the provisions of this Section 3.4 serve to entitle Landlord to reimbursement from Tenant for any federal, state, county or city income tax payable by Landlord or the managing agent of Landlord.

Section 3.5. Certain Adjustments.

If the Commencement Date occurs on other than the first day of a calendar month, or this Lease expires on a day other than the last day of a calendar month, then the Fixed Monthly Rent and Additional Rent payable by Tenant shall be appropriately apportioned on a pro-rata basis for the number of days remaining in the month of the Term for which such proration is calculated. All pro-rations in this Lease for partial calendar months shall be based on the actual number of days in the subject calendar month.

If the amount of Fixed Monthly Rent or Additional Rent due is modified pursuant to the terms of this Lease. such modification shall take effect the first day of the calendar month immediately following the date such modification would have been scheduled.

Section 3.6. Late Charge and interest. Tenant acknowledges that late payment by Tenant to Landlord of Fixed Monthly Rent or Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which are extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of Fixed Monthly Rent or Additional Rent and other payment due from Tenant hereunder is not received by Landlord within seven (7) business days of the date it becomes due, Tenant shall pay to Landlord on demand an additional sum equal to five percent (5%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable settlement against the costs that Landlord will incur by reason of Tenant’s late payment. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

Every installment of Fixed Monthly Rent and Additional Rent and any other payment due hereunder from Tenant to Landlord which is not paid within twenty (20) days after the same becomes due and payable shall, in addition to any Late Charge already paid by Tenant, bear interest at the rate of ten percent (10%) per annum from the date that the same originally became due and payable until the date it is paid. Landlord shall bill Tenant for said interest, and Tenant shall pay the same within thirty (30) days of receipt of Landlord’s billing.

Notwithstanding the foregoing, Tenant shall not be assessed any late charge for the first two (2) late payments in each twelve (12) month period of the Term so long as Tenant pays such amount within five (5) business days of Tenant’s receipt of written notice that such amount is past-due.

Section 3.7. Security Deposit. Concurrent with Tenant’s execution and tendering of this Lease to Landlord, Tenant shall deposit the sum of $77,034.92 (the “Security Deposit”), which amount Tenant shall thereafter at all times maintain on deposit with Landlord as security for Tenant’s full and faithful observance and performance of its obligations under this Lease (expressly including, without limitation, the payment as and when due of the Fixed Monthly Rent, Additional Rent and any other sums or damages payable by Tenant hereunder and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants or agreements). Landlord shall have the right to commingle the Security Deposit with its general assets and shall not be obligated to pay Tenant interest thereon.

If at any time Tenant defaults in the performance of any of its obligations under this Lease, after the expiration of notice and the opportunity to cure (if a notice and cure period is provided for under this Lease for the particular default), then, Landlord may:

a)     apply as much of the Security Deposit as may be necessary to cure Tenant’s non-payment of the Fixed Monthly Rent, Additional Rent and/or other sums or damages due from Tenant, including any sums due under Section 20.26 of this Lease; and/or;

b)     if Tenant is in default or any of the covenants or agreements of this Lease; apply so much of the Security Deposit as may be necessary to reimburse all expenses incurred by Landlord in curing such default; or

c)      if the Security Deposit is insufficient to pay the sums specified in Section 3.7 (a) or (b), elect to apply the entire Security Deposit in partial payment thereof, and proceed against Tenant pursuant to the provisions of Article 17 and Article 18 herein.

Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in Article 18 below, and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any Tenant Party. As used in this Lease a “Tenant Party” shall mean Tenant, any employee of Tenant, or any agent, authorized representative, design consultant or construction manager engaged by or under the control of Tenant.

If, as a result of Landlord’s application of any portion or all of the Security Deposit, the amount held by Landlord declines to less than $77,034.92, Tenant shall, within ten (10) days after demand therefor, deposit with Landlord additional cash sufficient to bring the then-existing balance held as the Security Deposit to the amount specified hereinabove. Tenant’s failure to deposit said amount shall constitute a material breach of this Lease.

At the expiration or earlier termination of this Lease, Landlord shall deduct from the Security Deposit being held on behalf of Tenant any unpaid sums, costs, expenses or damages payable by Tenant pursuant to the provisions of this Lease; and/or any costs required to cure Tenant’s default or performance of any other covenant or agreement of this Lease, and shall, within thirty (30) days after the expiration or earlier termination of this Lease, return to Tenant, without interest, all or such part of the Security Deposit as then remains on deposit with Landlord.

ARTICLE 4
ADDITIONAL RENT

Section 4.1. Certain Definitions. As used in this Lease:

a)       “Escalation Statement” means a statement by Landlord, setting forth the amount payable by Tenant or by Landlord, as the case may be, for a specified calendar year pursuant to this Article 4.

b)       “Operating Expenses” means the following in a referenced calendar year, including the Base Year as hereinafter defined, calculated assuming the Building is at least ninety-five percent (95%) occupied: all costs of management, operation, maintenance, and repair of the Building.

By way of illustration only, Operating Expenses shall include, but not be limited to: management fees, which shall not exceed those reasonable and customary in the geographic area in which the Building is located; water and sewer charges; any and all insurance premiums not otherwise directly payable by Tenant; license, permit and inspection fees; air conditioning (including repair of same); heat; light; power and other utilities; steam; labor; cleaning and janitorial services; guard services; supplies; materials; equipment and tools.

Operating Expenses shall also include the cost or portion thereof of those capital improvements made to the Building by Landlord during the Term:

i)         to the extent that such capital improvements reduce other direct expenses, when the same were made to the Building by Landlord after the Commencement Date, or

ii)      that are required under any governmental law or regulation that was not applicable to the Building as of the Commencement Date.

Said capital improvement costs, or the allocable portion thereof (as referred to in clauses (i) and (ii) above), shall be amortized pursuant to generally-accepted accounting principles, together with interest on the unamortized balance at the rate of six percent (6%) per annum.

Operating Expenses shall also include all general and special real estate taxes, increases in assessments or special assessments and any other ad valorem taxes, rates, levies and assessments paid during a calendar year (or portion thereof) upon or with respect to the Building and the personal property used by Landlord to operate the Building, whether paid to any governmental or quasi-governmental authority, and all taxes specifically imposed in lieu of any such taxes (but excluding taxes referred to in Section 3.4 for which Tenant are liable or other tenants in the Building would be liable if similar provisions were included in their leases) including fees of counsel and experts, reasonably incurred by, or reimbursable by Landlord in connection with any application for a reduction in the assessed valuation of the Building and/or the land thereunder or for a judicial review thereof, (collectively “Appeal Fees”), but solely to the extent that the Appeal Fees result directly in a reduction of taxes otherwise payable by Tenant. However, in no event shall the portion of Operating Expenses used to calculate any billing to Tenant attributable to real estate taxes and assessments for any expense year be less than the billing for real estate taxes and assessments during the Base Year.

Operating Expenses shall also include, but not be limited to, the premiums for the following insurance coverage: all-risk, structural, fire, boiler and machinery, liability, earthquake and for replacement of tenant improvements, and for such other coverage(s), and at such policy limit(s) as

Landlord deems reasonably prudent and/or are required by any lender or ground lessor, which coverage and limits Landlord may; in Landlord’s reasonable discretion, change from time to time.

If, in any calendar year following the Base Year, as defined hereinbelow (a “Subsequent Year”), a new expense item (e.g., earthquake insurance, concierge services; entry card systems), is included in Operating Expenses which was not included in the Base Year Operating Expenses, then the cost of such new item shall be added to the Base Year Operating Expenses for purposes of determining the Additional Rent payable under this Article 4 for such Subsequent Year. During each Subsequent Year, the same amount shall continue to be included in the computation of Operating Expenses for the Base Year, resulting in each such Subsequent Year Operating Expenses only including the increase in the cost of such new item over the Base Year, as so adjusted. However, if in any Subsequent Year thereafter, such new item is not included in Operating Expenses, no such addition shall be made to Base Year Operating Expenses.

Conversely, as reasonably determined by Landlord, when an expense item that was originally included in the Base Year Operating Expenses is, in any Subsequent Year, no longer included in Operating Expenses, then the cost of such item shall be deleted from the Base Year Operating Expenses for purposes of determining the Additional Rent payable under this Article 4 for such Subsequent Year. The same amount shall continue to be deleted from the Base Year Operating Expenses for each Subsequent Year thereafter that the item is not included. However, if such expense item is again included in the Operating Expenses for any Subsequent Year, then the amount of said expense item originally included in the Base Year Operating Expenses shall again be added back to the Base Year Operating Expenses.

c) Exclusions from Operating Expenses. Notwithstanding anything contained in the definition of Operating Expenses as set forth in Subsection 4.1(b) of this Lease, Operating Expenses shall not include the following:

i.                       The costs of repairs to the Building, if and to the extent that any such costs is actually reimbursed by the insurance carried by Landlord or subject to award under any eminent domain proceeding;

ii.                    Depreciation, amortization and interest payments, except as specifically permitted herein or except on materials, tools supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services. In such a circumstance, the inclusion of all depreciation, amortization and interest payments shall be determined pursuant to generally accepted accounting principles, consistently applied, amortized over the reasonably anticipated useful life of the capital item for which such amortization, depreciation or interest allocation was calculated;

iii.                 Marketing costs, including leasing commissions, attorneys’ fees incurred in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

iv.                Expenses for services not offered to Tenant or for which Tenant is charged directly, whether or not such services or other benefits are provided to another tenant or occupant of the Building;

v.                   Costs incurred due to Landlord’s or any tenant of the Building’s violation, other than Tenant, of the terms and conditions, of any lease or rental agreement in the Building;

vi.                Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the land thereunder;

vii.             Costs associated with operating the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord’s ownership of the Building;

viii.          Leasing advertising and promotional expenditures, and costs of leasing signs in or on the Building identifying the owner of the Building, or other tenants signs;

ix.                Electric, gas or other power costs for which (and only to the extent) Landlord has been directly reimbursed by another tenant or occupant or the Building, or for which any tenant directly contracts with the local public service company;

x.                   Costs, including attorneys’ fees and settlement judgments and/or payments in lieu thereof arising from actual or potential claims, disputes, litigation or arbitration pertaining to Landlord and/or the Building;

xi.                Costs incurred with respect to the installation of Tenant’s or other occupant’s improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating any portion or the Real Property not made available for Tenant’s use;

xii.             Tax penalties and interest incurred as a result of Landlord’s negligent or willful failure to make payments and/or to file any income tax or informational return(s) when due, unless such non-payment is due to Tenant’s nonpayment of rent;

xiii.          Any charitable or political contributions;

xiv.         The purchase or rental price of any sculpture, paintings or other object of art (except for maintenance costs associated with any common area fountains), whether or not installed, in, on or upon the Building;

xv.            Costs of repairs which would have been covered by casualty insurance but for Landlord’s failure to maintain casualty insurance to cover the replacement value of the Building as required by this Lease;

xvi.         Capital expenditures other than those set forth in Sections 4.1(b)(i) and (ii);

xvii.      The assessment or billing of operating expenses which results in Landlord being reimbursed more than one hundred percent (100%) of the total expenses for the calendar year in question;

xviii.   Costs to correct any construction defect in the Premises or the Building or to comply with any covenant, condition, restriction, underwriter’s requirement or law applicable to the Premises or the Real Property on the Commencement Date;

xix.         insurance costs for coverage not customarily paid by tenants of similar projects in the vicinity of the Premises, in excess of two (2) times the premiums included in the Base Year Operating Expenses, increases in insurance costs caused by the activities of another occupant of the Real Property, insurance deductibles, and co-insurance payments;

xx.            Costs incurred in connection with the presence of any Hazardous Material (as defined in Section 20.20 of this Lease), except to the extent caused by the release or emission of the Hazardous Material in question by Tenant;

xxi.         Expense reserves;

xxii.      Costs of structural repairs to the Building;

xxiii.   Wages, compensation, and labor burden for any employee not stationed on the Building on a full-time basis or employees above the level of property manager;

xxiv.  Any fee, profit or compensation retained by Landlord or its affiliates or paid to a property manager for management and administration of the Real Property in excess of three and one-half percent (3.5%) of gross revenues received by Landlord; and

xxv.     any portion of any tax or assessment expense or any increase therein (a) levied on Landlord’s rental income, unless such tax or assessment is imposed in lieu of real property taxes; (b) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; (c) imposed on land and improvements other than the Real Property; (d) attributable to Landlord’s net income, inheritance, gift, transfer, estate or state taxes.

d)     “Tenant’s Share” means 16.68%.

Section 4.2. Calculation of Tenant’s Share of Increases in Operating Expenses. If, commencing with the calendar year 2012; the Operating Expenses for any calendar year during the Term, or portion thereof, (including the last calendar year of the Term), have increased over the Operating Expenses for the calendar year 2011 (the “Base Year”), then within thirty (30) days after Tenant’s receipt of Landlord’s computation of such increase (an “Escalation Statement”), Tenant shall pay to Landlord, as Additional Rent, an amount equal to the product obtained by multiplying such increase by Tenant’s Share. Notwithstanding any contrary provision of this Article 4, Tenant shall not be obligated to pay any portion of Tenant’s Share of increases in Operating Expenses prior to the first calendar day of the thirteenth (13th) full calendar month following the Commencement Date.

In addition, and notwithstanding any contrary provision of this Article 4, Operating Expense increases shall be limited to six percent (6%) per annum on a cumulative basis, excluding any and all insurance premiums, utilities, janitorial, and all general and special real estate taxes, it being expressly understood and agreed that should the actual percentage change in the Operating Expense increase, excluding any and all insurance premiums, utilities, janitorial, and all general and special real estate taxes, exceed six percent (6%) per annum, that excess amount shall accrue for application in any future year that the percentage change in Operating Expense increases, excluding any and all insurance premiums, utilities, janitorial, and all general and special real estate taxes, is less than six percent (6%) per annum.

Landlord may, at or after the start of any calendar year subsequent to the Base Year, notify Tenant of the amount which Landlord estimates will be Tenant’s monthly share of any such increase in Operating Expenses for such calendar year over the Base Year and the amount thereof shall be added to the Fixed Monthly Rent payments required to be made by Tenant in such year. If Tenant’s Share of any such increase in rent payable hereunder as shown on the Escalation Statement is greater or less than the total amounts actually billed to and paid by Tenant during the year covered by such statement, then within thirty (30) days thereafter, Tenant shall pay in cash any sums owed Landlord or, if applicable, Tenant shall either receive a credit against any Fixed Monthly Rent and/or Additional Rent next accruing for any sum owed Tenant, or if Landlord’s Escalation Statement is rendered after the expiration or earlier termination of this Lease and indicates that Tenant’s estimated payments have exceeded the total amount to which Tenant was obligated, then provided that Landlord is not owed any other sum by

Tenant, Landlord shall issue a cash refund to Tenant within thirty (30) days after Landlord’s completion of such Escalation Statement.

Section 4.2.1. Tenant may, within one hundred eighty (180) days after Tenant receives the subject Escalation Statement, engage an independent certified public accountant (which accountant shall be a member of a nationally or regionally recognized accounting firm and is not working on a contingency fee basis), designated and paid for by Tenant, to inspect Landlord’s records with respect to such Escalation Statement at the offices of Landlord where such records are customarily maintained or at such other location reasonably selected by Landlord provided that:

a)     Tenant is not then in default under this Lease beyond applicable notice and cure periods;

b)     Such inspection is conducted during Landlord’s customary business hours (with such inspection to be completed with reasonable promptness) at time(s) reasonably designated by Landlord;

c)      Tenant and Tenant’s agents shall, in a writing delivered to Landlord, agree in advance of such inspection to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records (including, without limitation, no photocopying);

d)     Prior to any inspection of Landlord’s records, Tenant and Tenant’s auditor execute a commercially reasonable confidentiality agreement regarding such inspection and deliver an original of the same to Landlord; and

e)      If Tenant fails to exercise the audit right in this Section 4.2.1 within one hundred eighty (180) days after Tenant’s receipt of the applicable Escalation Statement, Landlord shall no longer be obligated under this Section 4.2.1 to allow Tenant to inspect its books and records with respect to such Escalation Statement; provided, however, that Tenant shall never be deemed to have waived its audit right hereunder with respect to Base Year operating expenses.

If, after such inspection, if any, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that the Operating Expenses (for the Building as a whole) were overstated in the applicable Escalation Statement by more than five percent (5%), then the fees and expenses of the Accountant and all other costs of such determination shall be paid for by Landlord. However, if the Operating Expenses (for the Building as a whole) were overstated in the applicable Escalation Statement by five percent (5%) or less, or was in fact understated, the Tenant shall promptly pay the fees and expenses of the Accountant and all other costs of such determination (including, without limitation, the amount of Operating Expenses owed to Landlord as evidenced by the inspection). Any reconciliation of charges set forth in the Escalation Statement, which is necessitated by the inspection, shall be paid or credited by Tenant or Landlord, as applicable, in accordance with this Section 4.2.1. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Operating Expenses payable by Tenant shall be as set forth in this Section 4.2.1 and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records.

Section 4.3. Tenant’s Payment of Direct Charges as Additional Rent. Tenant shall promptly and duly pay all costs and expenses incurred for or in connection with any Tenant Change (as such term is defined in Section 12.12 of this Lease) or Tenant Service (as such term is defined in Section 8.10 of this Lease), and discharge any mechanic’s or other lien created against the Premises, Building or the Real Property arising as a result of or in connection with any Tenant Change or Tenant Service as Additional Rent by paying the same, bonding or manner otherwise provided by law.

Any other cost, expense, charge, amount or sum (other than Fixed Monthly Rent) payable by Tenant as provided in this Lease shall also be considered Additional Rent.

Certain individual items of cost or expense may, in the reasonable determination of Landlord, be separately charged and billed to Tenant by Landlord, either alone or in conjunction with another party or parties, if they are deemed in good faith by Landlord to apply solely to Tenant and/or such other party or parties and are not otherwise normally recaptured by Landlord as part of normal operating expenses. Insofar as is reasonable, Landlord shall attempt to give Tenant prior notice and the opportunity to cure any circumstance that would give rise to such separate and direct billing.

Said separate billing shall be paid as Additional Rent, regardless of Tenant’s Share. Such allocations by Landlord shall be binding on Tenant unless patently unreasonable, and shall be payable within fifteen (15) days after receipt of Landlord’s billing therefor.

Notwithstanding anything to the contrary in this Lease, except for increases in Operating Expenses, Tenant shall not be responsible for any item of Additional Rent (except for increases in Operating Expenses), including, without limitation, late fees, interest charges or administrative fees, first invoiced to Tenant more than ninety (90) days after such item of Additional Rent was incurred. In addition, Landlord shall not be entitled to revise an Escalation Statement to include previously unbilled Operating Expenses more than one (1) year after the initial Escalation Statement for the applicable year was issued, except with respect to any special or supplemental real estate taxes and assessments.

Section 4.4 Proposition 13 Protection and Repurchase.

4.4.1. Proposition 13 Protection. Notwithstanding any other provision of the Lease, if at any time commencing on March 1, 2011 and ending February 28, 2015 (“Protection Period”), any sale, transfer, refinancing or change of ownership of the Building and/or Real property or any portion of the same is consummated and, as a result thereof, all or part of the Building and/or Real Property is reassessed (“Reassessment”) for real estate tax purposes by the appropriate government authority subject to the terms of Proposition 13, the terms of this Section 4.4 shall apply to such Reassessment.  In the event

Proposition 13 is repealed or modified, the provisions of this Section 4.4 shall be applied as if no such repeal or modification was effective.

(a) For purposes of this Section 4.4 the term “Tax Increase” shall mean that portion of Operating Expenses, as calculated immediately following any such the Reassessment that is attributable solely to the Reassessment. Accordingly, a Tax Increase shall not include any portion of the Operating Expenses, as calculated immediately following the Reassessment that is attributable to:

(i)             The assessment value of the Building and the Real Property, the base Building, or the tenant improvements located in the Building prior to the Reassessment; or

(ii)          Assessments pending immediately before the Reassessment that were conducted during, and included in, such Reassessment or that were otherwise rendered unnecessary following the Reassessment; or

(iii)       The, annual inflationary increase in real estate taxes; or

(iv)      Any real property taxes and assessments incurred during the Base Year as determined under the Lease which are included in the calculation of Operating Expenses for the Base Year (exclusive of the effects, if any, of any Proposition 8 reduction).

(b) During the period commencing January 1, 2012 and ending December 31, 2012, Tenant shall only be obligated to pay twenty percent (20%) of the Tax-Increase allocable to any Reassessment;

(c) During the period commencing January I, 2013 and ending December 31, 2013, Tenant shall only be obligated to pay forty percent (40%)of the Tax Increase allocable to any Reassessment;

(d) During the period commencing January 1, 2014 and ending December 31, 2014, Tenant shall only be obligated to pay forty percent (60%) of the Tax Increase allocable to any Reassessment; and

(e) During the period commencing January 1, 2015 and ending December 31, 2015, Tenant shall only be obligated to pay forty percent (80%) of the Tax increase allocable to any Reassessment.

4.4.2 Purchase of Proposition 13 Protection Amount. The amount of any Tax Increase which Tenant is not obligated to pay, if any, in connection with a particular Reassessment pursuant to the terms of Section 4.4.1 above shall be referred to hereinafter as a “Proposition 13 Protection Amount”. If, in connection with a pending or anticipated sale, transfer, refinancing or change of ownership of the Building and/or Real Property by Landlord, the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each calendar year of the Term commencing with the year in which the Reassessment will occur, the terms of this Section 4.4.2 shall apply to each such Reassessment. Upon notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the “Applicable Reassessment”), within a reasonable period of time prior to the pending or anticipated sale, transfer, refinancing or change of ownership of the Building and/or Real Property by Landlord, by paying to Tenant an amount equal to the “Proposition 13 Purchase Price”, as that term is defined below. Landlord’s right to purchase the Proposition 13 Protection Amount shall expire and terminate upon the sale, transfer, refinancing or change of ownership of the Building and/or Real Property by Landlord if prior thereto Landlord did not exercise the right or purchase, or upon Landlord’s failure to pay the Proposition 13 Purchase Price to Tenant on or before the closing of such sale, transfer, refinancing or change of ownership.

As used herein, “Proposition 13 Purchase Price” shall mean the present value of the Proposition 13 Protection Amount remaining during the Extended Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining calendar year of the Term of the Lease (as though the portion or such Proposition 13 Protection Amount benefited Tenant in the middle of each such year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to the average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each year of the Term during which the portions of the Proposition 13 Protection Amount Would have benefited Tenant, which rates shall be those in effect as of Landlord’s exercise of its right hereunder Upon such payment of the Proposition 13 Purchase Price, the provisions of Section 4.4.1. above, shall not apply to any Tax Increase attributable to the Applicable Reassessment. Since Landlord, if Landlord exercises its repurchase right hereunder, will be estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Tenant’s Rent next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon written notice from Landlord (to be given promptly following Landlord’s receipt of notice of Reassessment) to Tenant, Rent next due following thirty (30) days after notice shall be increased by the amount of the overestimation. If in anticipation of the sale, transfer, refinancing or change of ownership of the Building and/or Real Property, Landlord has paid Tenant the Proposition 13 Purchase Price but Tenant is notified in writing by Landlord that the sale, transfer, refinancing or change of ownership was not or will not be completed, Tenant shall have the right in its sole and absolute discretion to return the Proposition 13 Purchase Price to Landlord within ten (10) business days after receipt of such written notice.

ARTICLE 5

INTENTIONALLY DELETED

ARTICLE

USE OF PREMISES

Section 6.1. Use. The Premises shall only be used for general office use consistent with the operation of a first-class office building in the Santa Monica area and all legal related uses (the “Specified Use”)  and for no other purposes, without Landlord’s prior written consent, which consent shall be in Landlord’s reasonable discretion. Reasonable grounds for Landlord withholding its consent shall include, but not be limited to:

a)     the proposed use will place a disproportionate burden on the Building systems;

b)     the proposed use is for governmental or medical purposes or for a company whose primary business is that of conducting boiler-room type transactions or sales;

c)      the proposed use would generate excessive foot traffic to the Premises and/or Building.

So long as Tenant is in control of the Premises, Tenant covenants and agrees that it shall not use, suffer or permit any person(s) to use all or any portion of the Premises for any purpose in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the City of Santa Monica or County of Los Angeles, or other lawful authorities having jurisdiction over the Building.

Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or unreasonably interfere with the rights of other tenants or occupants of the Building, or injure them. Tenant shall not use or allow the Premises to be used for any pornographic or violent purposes, nor shall Tenant cause, commit, maintain or permit the continuance of nuisance or waste in, on or about the Premises. Tenant shall not use the Premises in any manner that in Landlord’s reasonable judgment would adversely affect or interfere with any services Landlord is required to furnish to Tenant or to any other tenant or occupant of the Building, or that would interfere with or obstruct the proper and economical rendition of any such service.

Section 6.2. Exclusive Use. Landlord represents that Tenant’s Specified Use of the Premises does not conflict with exclusive use provisions granted by Landlord in other leases for the Building. Landlord further agrees that it shall, in the future, not grant all exclusive use privilege to any other tenant in the Building that will prevent Tenant from continuing to use the Premises for its Specified Use.

Tenant acknowledges and agrees that it shall not engage in any of the uses specified hereinbelow, for which Landlord has already granted exclusive rights: None

Provided that Tenant has received written notice of the same from Landlord, and further provided that Landlord does not grant a future exclusive use right that prohibits Tenant from engaging in the Specified Use, then Tenant agrees that it shall not violate any exclusive use provision(s) granted by Landlord to other tenants in the Building.

Section 6.3. Rules and Regulations. Tenant shall observe and comply with the rules and regulations set forth in Exhibit C, and such other and further reasonable and non-discriminatory rules and regulations as Landlord may make or adopt and communicate to Tenant in writing at any time or from time to time, when said rules, in the reasonable judgment of Landlord, may be necessary or desirable to ensure the first-class operation, maintenance, reputation or appearance of the Building. However, if any conflict arises between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control. Notwithstanding anything to the contrary in this Lease or the exhibits to this Lease, Tenant shall not be required to comply with any new rule or regulation or similar requirement unless the same does not unreasonably interfere with Tenant’s use of the Premises or Tenant’s parking rights and does not materially increase the obligations or decrease the rights of Tenant under this Lease.

Provided Landlord makes commercially reasonable efforts to seek compliance by all occupants of the Building with the rules and regulations adopted by Landlord, Landlord shall not be responsible to Tenant for the failure of any other tenants or occupants of the Building to comply with said rules and regulations.

ARTICLE 7

CONDITION UPON VACATING & REMOVAL OF PROPERTY

Section 7.1. Condition upon Vacating. At the expiration or earlier termination of this Lease, Tenant shall:

a)     terminate its occupancy of, quit and surrender to Landlord, all or such portion of the Premises upon which this Lease has so terminated, broom-clean and in the same condition as received except for:

i)           ordinary wear and tear,

ii)       loss or damage by fire or other casualty,

iii)   Hazardous Materials (other than those released or emitted by Tenant), or

iv)    Any alterations or other interior improvements which Tenant is permitted to surrender at the termination of this Lease.

b)    surrender the Premises free of any and all debris and trash and any of Tenant’s personal property, furniture, fixtures and equipment that do not otherwise become a part of the Real Property, pursuant to the provisions contained in Section 7.2 hereinbelow; and

c)      at Tenant’s sole expense, forthwith and with all due diligence remove any Tenant Change (as defined in Section 12.12 of this Lease) and, if requested by Landlord in Landlord’s sole and reasonable discretion, restore the Premises to its original condition, reasonable wear and tear excepted. However, Tenant shall only be obligated to remove said Tenant Change if (i) the Tenant Change was made without Landlord’s approval or (ii) the Tenant Change is an over standard improvement and Landlord notified Tenant of its obligation to do so at the time Landlord approved Tenant’s request for a Tenant Change. If Tenant fails to complete such removal and/or restoration and/or to repair any damage caused by the removal or restoration of any Tenant Change, Landlord may do so and may charge the cost thereof to Tenant pursuant to Section 20.26 of this Lease or deduct the cost from the Security Deposit under Section 3.7 of this Lease. Tenant shall not be obligated to remove the initial Improvements or restore the Premises to the condition existing as of the Delivery Date.

Section 7.2. Tenant’s Property. All fixtures, equipment, improvements and installations attached or built into the Premises at any time during the Term shall, at the expiration or earlier termination of this Lease, be deemed the property of Landlord; become a permanent part of the Premises and remain therein. However, if said equipment, improvements and/or installations can be removed without causing any structural damage to the Premises, then, provided after such removal Tenant restores the Premises to the condition existing prior to installation of Tenant’s trade fixtures or equipment, Tenant shall be permitted, at Tenant’s sole expense, to remove said trade fixtures and equipment.

The provisions of this Article 7 shall survive the expiration or earlier termination of this Lease.

ARTICLE 8

UTILITIES AND SERVICES

Section 8.1. Normal Building Hours / Holidays. The “Normal Business Hours” of the Building, during which Landlord shall furnish the services specified in this Article 8 are defined as 8:00 A.M. to 6:00 P.M., Monday through Friday, and 9:00 A.M. to 1:00 P.M. on Saturday, any one or more Holiday(s) excepted.

The “Holidays” which shall be observed by Landlord in the Building are defined as: New Years Day, Presidents’ Day, Memorial Day, the 4th of July, Labor Day, Thanksgiving Day, the day after Thanksgiving, and Christmas Day (each individually a “Holiday”). Landlord agrees that the Building shall not be closed on any such Holiday.

Section 8.2. Access to the Building and General Services. Subject to Force Majeure and any power outage(s) which may occur in the Building when the same are out of Landlord’s reasonable control, Landlord shall furnish the following services to the Premises twenty-four (24) hours per day, seven days per week:

a)     during Normal Business Hours, bulb replacement for building standard lights;

b)     access to and use of the parking facilities for persons holding valid parking permits;

c)      access to and use of the elevators and Premises;

d)     use of electrical lighting on an as-needed basis within the Premises; and

e)      use of a reasonable level of water for kitchen and toilet facilities in the Premises and Common Area bathrooms.

Section 8.3. Janitorial Services. Landlord shall furnish the Premises with reasonable and customary janitorial services five (5) days per business week, except when the Building is closed on any Holiday. Landlord shall retain the reasonable discretion to choose and/or revise the janitorial company providing said services to the Premises and/or Building.

Section 8.4. Security Services. Tenant acknowledges that Landlord currently provides uniformed guard service to the Building from Sunday through Saturday, 5:30 p.m. to 1:30 a.m., solely for the purposes of providing surveillance of, and information and directional assistance to persons entering the Building.

Tenant acknowledges that such guard service shall not provide any measure of security or safety to the Building or the Premises, and that Tenant shall take such actions as it may deem necessary and reasonable to ensure the safety and security of Tenant’s property or person or the property or persons of Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders. Tenant agrees and acknowledges that, except in the case of the gross negligence or willful misconduct of Landlord or its directors, employees, officers, partners or shareholders, Landlord shall not be liable to Tenant in any manner whatsoever arising out of the failure of Landlord’s guard service to secure any person or property from harm.

Tenant agrees and acknowledges that Landlord, in Landlord’s reasonable discretion, shall have the option, but not the obligation to add, decrease, revise the hours of and/or change the level of services being provided by any guard company serving the Building. Tenant further agrees that Tenant shall not engage or hire any outside guard or security company without Landlord’s prior written consent, which shall be in Landlord’s sole discretion.

Section 8.5. Utilities. During Normal Business Hours Landlord shall furnish a reasonable level of water, heat, ventilation and air conditioning (“HVAC”), and a sufficient amount of electric current and other utilities as reasonably required for the comfortable occupancy and operation of the Premises for the Specified Use and as are reasonable and customary for tenants engaged in businesses comparable to Tenant’s business at the Premises. So long as the same remain reasonably cost competitive, Landlord shall retain the reasonable discretion to choose the utility vendors to supply such services to the Premises and the Building.

Except with the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned and/or delayed, Tenant shall not install or use any equipment, apparatus or device in the Premises that requires the installation of a 220 voltage circuit or the aggregate use of which will in any way increase the connected load to more than live (5) watts per rentable square foot. Landlord hereby confirms that during Normal Business Hours, Landlord shall provide Tenant with five (5) watts of electricity per rentable square feet per hour.

Except with the prior written consent of Landlord (to the extent required under Section 12.12), Tenant shall not connect any electrical equipment to the electrical system of the Building, except through electrical outlets already existing in the Premises, nor shall Tenant pierce, revise, delete or add to the electrical, plumbing, mechanical or HVAC systems in the Premises,

Notwithstanding anything to the contrary herein, Tenant shall have the right to install supplemental HVAC units in the Premises (each, a “Unit”). ‘Tenant shall be responsible for all costs associated with the purchase, installation, maintenance and repair of the Units. If Tenant installs a Unit, Landlord shall, at Tenant’s sole cost and expense, install a meter to measure the electricity consumed by the Unit (the “Meter”). Tenant shall reimburse Landlord for the cost of the Meter within thirty (30) days following Tenant’s receipt of Landlord’s billing. In addition, Tenant shall pay, as Additional Rent, within thirty (30) calendar days after Tenant’s receipt of Landlord’s billing, for the actual amounts of the electricity consumed as shown on the Meter. Said billing shall be calculated on the usage indicated by the Meter, and shall be issued by Landlord at the rates charged for such services by the local public utility furnishing the same.

Section 8.6. After Hours HVAC and/or Excess Utility Usage. If Tenant requires HVAC service during other than Normal Business Hours (“Excess HVAC”), Tenant shall make its request in writing at least six (6) hours before the close of the normal business day. Tenant’s request shall be deemed conclusive evidence of its willingness to pay Landlord’s actual out-of-pocket costs for the provision of such Excess HVAC, without charge for overhead or the imposition of any administrative fee. The current charge for Excess HVAC is approximately $20.00 per hour (which represents Landlord’s actual out-of-pocket costs for Excess HVAC without charge for overhead • or the imposition of any administrative fee), it being expressly understood and agreed that the charge payable by Tenant for Excess HVAC throughout the Fees shall be limited to Landlord’s actual out-of-pocket costs for Excess HVAC and shall not include any charge for overhead or include any administrative fee.

If Tenant requires electric current, water or gas in excess of the amounts specified hereinabove (“Excess Utility Use”), Tenant shall first procure Landlord’s prior written consent to such Excess Utility Use, which Landlord may reasonably raise.

If Landlord consents to such Excess Utility Use, Landlord may cause a meter or sub-meter to be installed to measure the amount of water, gas and/or electric current consumed by Tenant in the Premises. ‘The cost of any such meter(s), and the installation, maintenance, and repair thereof, shall be paid by Tenant as Additional Rent.

After completing installation of said meter(s), and/or if Tenant requests Excess HVAC, then Tenant shall pay, as Additional Rent, within thirty (30) calendar days after Tenant’s receipt of Landlord’s billing, for the actual amounts of all water, steam, compressed air, electric current and/or Excess HVAC consumed beyond the normal levels Landlord is required herein to provide. Said billing shall be calculated on the usage indicated by such meter(s), sub-meter(s), or Tenant’s written request therefor, and shall be issued by Landlord at the rates charged for such services by the local public utility furnishing the same, plus any additional out-of-pocket expense reasonably incurred by Landlord in providing said Excess Utility Use and/or in keeping account of the water, steam, compressed air and electric current so consumed, without charge for overhead or the imposition of any administrative fee.

Section 8.7. Changes Affecting HVAC. Tenant shall also pay as Additional Rent for any additional costs Landlord incurs to repair any failure of the HVAC equipment and systems to perform their function when said failure arises solely out of or in connection with any change in, or alterations to, the arrangement of partitioning in the Premises after the Commencement Date for which Landlord’s consent is not obtained, or from occupancy by, on average, more than one person for every one hundred twenty-five (125) usable square feet of the Premises, or from Tenant’s to failure to keep all HVAC vents within the Premises free of obstruction.

Section 8.8. Damaged or Defective Systems. Tenant shall give written notice to Landlord after Tenant becomes aware of any alleged damage to, or defective condition in any part or appurtenance of the Building’s sanitary, electrical, HVAC or other systems serving, located in, or passing through, the Premises. Provided that the repair or remedy of said damage or defective condition is within the reasonable control of Landlord, it shall be remedied by Landlord with reasonable diligence. Otherwise, Landlord shall make its best efforts to effect such remedy or repair, but except in the case of Landlord’s gross negligence and/or willful misconduct or the gross negligence and/or willful misconduct of Landlord’s agents, contractors, directors, employees, officers, partners, and/or shareholders, Landlord shall not be liable to Tenant for any failure thereof.

Tenant shall not be entitled to claim any damages arising from any such damage or defective condition nor shall Tenant be entitled to claim any eviction by reason of any such damage or defective condition unless:

a)     the same was caused by Landlord’s gross negligence or willful misconduct while operating or maintaining the Premises or the Building;

b)     the damage or defective condition has substantially prevented Tenant from conducting its normal business operations or obtaining access to at least fifty percent (50%) of the Premises; and

c)      Landlord shall have failed to commence the remedy thereof and proceeded with reasonable diligence to complete the same after Landlord’s receipt of notice thereof from Tenant.

Furthermore, if such damage or defective condition was caused by, or is attributed to Tenant’s negligence, willful misconduct or breach of this Lease:

d)     the cost of the remedy thereof shall be paid by Tenant as Additional Rent pursuant to the provisions of Section 43;

e)      in no event shall Tenant be entitled to any abatement of rent as specified above; and

f)       Tenant shall be estopped from making any claim for damages arising out of Landlord’s repair thereof.

Section 8.9. Limitation on Landlord’s Liability for Failure to Provide Utilities and/or Services. Except in the case of Landlord’s gross negligence or willful misconduct or the gross negligence or willful misconduct of Landlord’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, Tenant hereby releases Landlord from any liability for damages, by abatement or rent or otherwise, for any failure or delay in furnishing any of the services or utilities specified in this Article 8 (including, but not limited to telephone and telecommunication services), or for any diminution in the quality or quantity thereof.

Tenant’s release of Landlord’s liability shall be applicable when such failure, delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike; lockout or other labor trouble, by Landlord’s inability to secure electricity, gas, water or other fuel at the Building after Landlord’s reasonable effort to do so, by accident or casualty whatsoever, by act or default of Tenant or parties other than Landlord, or by any other cause beyond Landlord’s reasonable control. Such failures, delays or diminution shall never be deemed to constitute a constructive eviction or disturbance of Tenant’s use and possession of the Premises, or serve to relieve Tenant from paying Rent or performing any of its obligations under this Lease.

Furthermore, Landlord shall not be liable under any circumstances for a loss of, injury to, or interference with, Tenant’s business, including, without limitation, any loss of profits occurring or arising through or in connection with or incidental to Landlord’s failure to furnish any of the services or utilities required by this Article 8.

Notwithstanding the above, Landlord shall use commercially reasonable efforts to remedy any delay, defect or insufficiency in providing the services and or utilities required hereunder.

Notwithstanding the foregoing, if Tenant is prevented from using and does not use, the Premises or any portion thereof as a result of Landlord’s failure to provide services or utilities as required by this Lease (an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event and if such Abatement Event continues for three (3) consecutive business days after Landlord’s receipt of any such Notice (the “Eligibility Period”), and such failure is not attributable to, or caused by, the acts of Tenant, then the Fixed Monthly Rent and Additional Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use (“Unusable Area”), bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Fixed Monthly Rent and Additional Rent for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. In addition, if the Abatement Event continues for a period of sixty (60) consecutive days, and such Abatement Event is not caused by a Casualty (as defined in Article 12), Tenant shall have the right to terminate this Lease upon written notice delivered to Landlord within ten (10) days following the expiration of such sixty (60) consecutive day period. Such rights to abate Fixed Monthly Rent and Additional Rent and/or terminate this Lease shall be Tenant’s sole and exclusive remedies at law or in equity for an Abatement Event.

Section 8.10. Tenant Provided Services. Tenant shall make no contract or employ any labor in connection with the maintenance, cleaning or other servicing of the physical structures of the Premises or for installation of any computer, telephone or other cabling, equipment or materials provided in or to the Premises (collectively and individually a “Tenant Service”) without prior notice to Landlord. Tenant shall not permit the use of any labor, material or equipment in the performance of any Tenant Service if the use thereof, in Landlord’s reasonable judgment, would violate the provisions of any agreement between Landlord and any union providing work, labor or services in or about the Premises, Building and/or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. If any violation, disturbance, interference or conflict occurs, Tenant, upon demand by Landlord, shall immediately cause all contractors or subcontractors or all materials causing the violation; disturbance, interference, difficulty or conflict, to leave or be removed from the Building or the Common Areas immediately. Tenant shall indemnify and hold Landlord harmless from and against all claims, suits, demands, damages, judgments, costs, interest and expenses (including attorneys fees and costs incurred in the defense thereof) to which Landlord may be subject or suffer when the same arise out of or in connection with the use of, work in, construction to, or actions in, on, upon or about the Premises by Tenant or Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, including any actions relating to the installation, placement, removal or financing of any Tenant Service, improvements, fixtures and/or equipment in, on, upon or about the Premises.

ARTICLE 9

TENANT’S INDEMNIFICATION AND LIMITATION ON LANDLORD’S LIABILITY

Section 9.1, Tenant’s Indemnification and Hold Harmless. For the purposes of this Section 9.1, “Indemnitee(s)” shall jointly and severally refer to Landlord and Landlord’s agents, clients, contractors, directors, employees, officers, members, partners, and/or shareholders.

Tenant shall indemnify and hold Indemnitees harmless from and against all claims, suits, demands, damages, judgments, costs, interest and expenses (including attorneys fees and costs incurred in the defense thereof) to which any Indemnitee may be subject or suffer to the extent the same arise out of the negligence or willful misconduct of Tenant or the negligence or willful misconduct of Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders in connection with the use of, work in, construction to, or actions in, on, upon or about the Premises, including any actions relating to the installation, placement, removal or financing of any Tenant Change, improvements, fixtures and/or equipment in, on, upon or about the Premises.

Tenant’s indemnification shall extend to any and all claims and occurrences, whether for injury to or death of any person or persons, or for damage to property (including any loss of use thereof), or otherwise, occurring during the Term or prior to the Commencement Date to the extent arising from any condition of the Premises due to or resulting from any default by Tenant in the keeping, observance or performance of any covenant or provision of this Lease, or from the negligence or willful misconduct of Tenant or the negligence or willful misconduct of Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders.

Section 9.2. Nullity of Tenant’s Indemnification in Event of Negligence. Notwithstanding anything to the contrary contained in this Lease, Tenant’s indemnification shall not extend to the negligence or willful misconduct of Landlord or the negligence or willful misconduct of Landlord’s agents, contractors, directors, employees, officers, partners or shareholders, nor to such events and occurrences for which Landlord otherwise carries insurance coverage or the breach by Landlord of this Lease.

Section 9.3. Tenant’s Waiver of Liability. Provided and to the extent that any injury or damage suffered by Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, officers, partners, and/or shareholders did not arise out of the negligence or willful misconduct of Landlord or the negligence or willful misconduct of Landlord’s agents, contractors, employees, officers, partners or shareholders or Landlord’s breach of this Lease, Tenant shall make no claim against Landlord and Landlord shall not be liable or responsible in any way for, and Tenant hereby waives all claims against Landlord with respect to or arising out of injury or damage to any person or property in or about the Premises by or from any cause whatsoever under the reasonable control or management of Tenant.

Section 9.4. Limitation of Landlord’s Liability. Tenant expressly agrees that, notwithstanding anything in this Lease and/or any applicable law to the contrary, the liability of Landlord and Landlord’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, including any successor in interest thereto (collectively and individually the “Landlord Parties”), and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building. Tenant specifically agrees that neither Landlord nor any of the Landlord Parties shall have any personal liability therefor. Further, Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

Section 9.5. Transfer of Landlord’s Liability. Tenant expressly agrees that, to the extent that any transferee assumes the obligations of Landlord hereunder in writing, and provided Landlord has either transferred the complete Security Deposit held pursuant to this Lease or refunded the same to Tenant as of the date of such transfer, then the covenants and agreements on the part of Landlord to be performed under this Lease which arise and/or accrue after the date of such transfer shall not be binding upon Landlord herein named from and after the date of transfer of its interest in the Building.

Section 9.6. Landlord’s Indemnification. Notwithstanding any contrary provision of this Lease, Landlord shall indemnify, and hold Tenant and Tenant’s agents, clients, directors, officers, partners, employees, shareholders and contractors harmless from and against, any and all claims, causes of action, liabilities, losses, reasonable costs and expenses, including reasonable attorney’s fees and court costs, arising from or in connection with:

a)     Any activity occurring, or condition existing, at or in the Building and/or the Real Property (other than in the Premises) when such activity or condition is under the reasonable control of Landlord, except and to the extent the same is caused by the negligence or willful misconduct of Tenant or Tenant’s employees, agents, licensee, invitees, or contractors, or by Tenant’s breach or default in the performance of any obligation under this Lease;

b)     Any activity occurring, or condition existing in the Premises when and to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors; or

c)      Any material breach by Landlord of any of Landlord’s obligations under this Lease that extend after the expiration of any notice and cure period.

ARTICLE 10

COMPLIANCE WITH LAWS

Section 10.1. Tenant’s Compliance with Laws. Tenant shall not use, permit to be used, or permit anything to be done in or about all or any portion of the Premises which will in any way violate any laws, statutes, ordinances, rules, orders or regulations duly issued by any governmental authority having jurisdiction over the Premises, or by the Board of Fire Underwriters (or any successor thereto) (collectively “Codes”).

Section 10.2. Tenant to Comply at Sole Expense. Tenant shall, at its sole expense, promptly remedy any violation of such Codes. Notwithstanding the foregoing, nothing contained in this Section 10.2 shall require or permit Tenant to make any alterations or changes to the Premises, unless such changes are required due to either Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders use of the Premises for purposes other than the Specified Use, in which case any such change in use shall be subject to the restrictions specified in Section 6.1 of this Lease.

Section 10.3. Conclusive Evidence of Violation. The judgment of any court of competent jurisdiction; Tenant’s admission; or the admission of any one or more of Tenant’s agents, contractors, directors, employees, officers, partners or shareholders in any action against Tenant, whether or not Landlord is a party thereto, that Tenant has so violated any one or more Codes shall be conclusive evidence of such violation as between Landlord and Tenant.

ARTICLE 11

ASSIGNMENT AND SUBLETTING

Section 11.1. Permission Required for Assignment or Sublet. Unless Landlord’s prior written consent has been given, which consent shall not be unreasonably withheld, conditioned and/or delayed (subject to the express provisions of this Article 11), this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law; nor shall Tenant:

a)     assign Tenant’s interest in this Lease; or

b)     sublet the Premises or any part thereof or permit the Premises or any part thereof to be utilized by anyone other than Tenant, whether as by a concessionaire, franchisee, licensee, permittee or otherwise (collectively, a “sublease”).

In addition, except for Transfers under clauses (a) or (b), Tenant shall not mortgage, pledge, encumber or otherwise transfer this Lease, the Term and/or estate hereby granted or any interest herein without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s reasonable discretion.

Any assignment, mortgage, Pledge, encumbrance, transfer or sublease (collectively, any “Transfer”) without Landlord’s prior written consent shall be voidable, and, in Landlord’s sole election, shall constitute a material default under this Lease.

Section 11.2. Intentionally Deleted

Section 11.2.1. Affiliated Companies/Restructuring of Business Organization. Any contrary provision of this Article 11 notwithstanding, the assignment by Tenant of all of its rights under this Lease or the subletting by Tenant of all or any portion of the Premises to (i) a parent or subsidiary of Tenant, (ii) any person or entity which controls, is controlled by or under common control with Tenant, (iii) any entity which purchases all or substantially all of the assets or stock of Tenant, (iv) any entity into which Tenant is merged or consolidated, (v) any entity which results from the merger or consolidation of entities which control, are controlled by or under common control with Tenant, or (vi) the temporary use or occupancy of portions of the Premises by a party or parties in connection with the transaction of business with Tenant or with an entity which is controlled by, controls or is under common control with Tenant (all such persons or entities described in (i), (ii), (iii), (iv), (v) and (vi) being sometimes hereinafter referred to as “Affiliates”) shall not be deemed a Transfer under this Article 11 and thus shall not be subject to Landlord’s prior consent, and Landlord shall not be entitled to any Net Rental Profit resulting therefrom, provided that:

a)     Any such Affiliate was not formed as a subterfuge to avoid the obligations of this Article 11;

b)     Tenant gives Landlord prior notice of any such assignment or sublease to an Affiliate;

c)      Any such assignment or sublease shall be subject and subordinate to all of the terms and provisions of this Lease, and such assignee or sublessee shall be deemed to have assumed all of the obligations of Tenant under this Lease with respect to that portion of the Premises which is the subject of such Transfer (other than the amount of Fixed Monthly Rent payable by Tenant with respect to a sublease); and

d)     Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease.

Section 11.3. Request to Assign or Sublease. If at any time during the Term, Tenant wishes to assign this Lease or any interest therein, or to sublet all or any portion of the Premises, then at least thirty (30) days prior to the date when Tenant desires the assignment or sublease to be effective, Tenant shall give written notice to Landlord setting forth the name, address, and business of the proposed assignee or sublessee, business and personal credit applications completed on Landlord’s standard application forms, and information (including references and such financial documentation as Landlord shall reasonably prescribe) concerning the character and financial condition of the proposed assignee or sublessee, the effective date of the assignment or sublease, and all the material terms and conditions of the proposed assignment, and with reference solely to a sublease: a detailed description of the space proposed to be sublet, together with any rights of the proposed sublessee to use Tenant’s improvements and/or ancillary services with the Premises.

Section 11.4. Landlord’s Consent. Landlord shall have twenty-one (21) days after Tenant’s notice of assignment and/or sublease is received with the financial information reasonably requested by Landlord to advise Tenant of Landlord’s (i) consent to such proposed assignment or sublease, (ii) withholding of consent to such proposed assignment or sublease, or (iii) election to terminate this Lease, such termination to be effective as of the date of the commencement of the proposed assignment or subletting. If Landlord shall exercise its termination right hereunder, Landlord shall have the right to enter into a lease or other occupancy agreement directly with the proposed assignee or subtenant, and Tenant shall have no right to any of the rents or other consideration payable by such proposed assignee or subtenant under such other lease or occupancy agreement, even if such rents and other consideration exceed the rent payable under this Lease by Tenant. Landlord shall have the right to lease the Premises to any other tenant, or not lease the Premises, in its sole and absolute discretion. Landlord and Tenant specifically agree that Landlord’s right to terminate this Lease under clause (iii) above is a material consideration for Landlord’s agreement to enter into this Lease and such right may be exercised in Landlord’s sole and absolute discretion and no test of reasonableness shall be applicable thereto; provided, however, that Landlord may exercise the termination right described in said clause (iii) only if Tenant proposes to assign this Lease or sublet the entire Premises for the balance of the Term.

Tenant acknowledges that Landlord’s consent shall be based upon the criteria listed in Sections 11.4 (a) through (e) below, and subject to Landlord’s right to reasonably disapprove of any proposed assignment and/or sublease, based on the existence of any condition contained within Section 11.5 hereinbelow. If Landlord provides its consent within the time period specified, Tenant shall be free to complete the assignment and/or sublet such space to the party contained in Tenant’s notice, subject to the following conditions:

a)     The assignment and/or sublease shall be on the same terms as were set forth in the notice given to Landlord;

b)     The assignment and/or sublease shall be documented in a written format that is reasonably acceptable to Landlord, which form shall specifically include the assignee’s and/or sublessee’s acknowledgement and acceptance of the obligation contained in this Lease, in so far as applicable;

c)      The assignment and/or sublease shall not be valid, nor shall the assignee or sublessee. take possession of the Premises, or subleased portion thereof, until an executed duplicate original of such sublease and/or assignment has been delivered to Landlord;

d)     In the event of any Transfer, Landlord shall receive as Additional Rent hereunder (and without affecting or reducing any other obligation of Tenant under this Lease) fifty percent (50%) of Tenant’s “Net Rental Profit” derived from such Transfer, If Tenant shall elect to Transfer, in no event shall Tenant’s monetary obligations to Landlord, as set forth in this Lease, be reduced. In the event of a Transfer which is a sublease, “Net Rental Profit” shall mean all rent, Additional Rent or other consideration actually paid (in lieu of or in addition to rent) by Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if, less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant in connection with such Transfer for (i) advertising costs, (ii) any improvement allowance or other economic concessions (e.g., space planning allowance and moving expenses) paid by Tenant in connection with such Transfer, (iii) any brokerage commissions incurred by Tenant in connection with the Transfer, (iv) reasonable attorneys’ fees incurred by Tenant in connection with the Transfer and (v) the unamortized costs of any alterations or made or paid for by Tenant. In the event of a Transfer other than a sublease, “Net Rental Profit” shall mean key money, bonus money or other consideration paid by the Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the Transferee in connection with such Transfer, after deducting the reasonable expenses incurred by Tenant in connection with such Transfer, as described in the preceding sentence. If part of the Net Rental Profit shall be payable by the Transferee other than in cash, then Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord.

Tenant shall deliver to Landlord a statement within thirty (30) days after the end of each calendar year and/or within thirty (30) days after the expiration or earlier termination of the Term of this Lease in which any Transfer has occurred, specifying for each such Transfer:

i)        the date of its execution and delivery, the number of square feet of the Rentable Area demised thereby, and the Term thereof, and

ii)    a computation in reasonable detail showing the amounts (if any) paid and payable by Tenant to Landlord pursuant to this Section 11.4 with respect to such Transfer for the period covered by such statement, and the amounts (fully) paid and payable by Tenant to Landlord pursuant to this Section 11.4 with respect to any payments received lion a Transferee during such period but which relate to an earlier period.

Section 11.5. Reasonable Grounds for Denial of Assignment and/or Sublease. Landlord and Tenant agree that, in addition to such other reasonable grounds as Landlord may assert for withholding its consent, it shall be reasonable under this Lease and any applicable law for Landlord to withhold its consent to any proposed Transfer, where any one or more of the following conditions exists:

a)     The proposed sublessee or assignee (a “Transferee”) is, in Landlord’s reasonable judgment, of a character or reputation which is not consistent with those businesses customarily found in a Class A office building;

b)     The Transferee is engaged in a business or intends to use all or any portion of the Premises for purposes which are not consistent with those generally found in the Building or other Class A office buildings in the vicinity of the Building, provided, however, that in no event shall Landlord be permitted to decline Tenant’s request for a Transfer solely on the basis of said Transferee’s intent to change the Specified Use from that of Tenant, unless such proposed change shall violate any Exclusive Use provision already granted by Landlord;

c)      The Transferee is either a governmental agency or instrumentality thereof;

d)     The Transfer will result in more than a reasonable and safe number of occupants within the Premises;

e)      The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the sublease, if a sublessee, or this Lease, if an assignee, on the date consent is requested, or has demonstrated a prior history of credit instability or unworthiness;

f)       The Transfer will cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give another occupant of the Building a right to cancel its lease;

g)     The Transferee will retain any right originally granted to Tenant to exercise a right of renewal, right of expansion, right of first offer or other similar right held by Tenant;

h)    The proposed Transferee is either (x) a tenant in the Building at the time Tenant requests approval of the proposed Transfer, or (y) is engaged in on-going written negotiations with Landlord to lease space in the Building at the time Tenant requests approval of the proposed Transfer, and Landlord can make space available in the Building comparable to the space that is the subject of the proposed Transfer with respect to clauses (x) and (y) above; or

i)        The Transferee intends to use all or a portion of the Premises for medical procedures or for a primary business which is as a boiler-room type sales or marketing organization.

Section 11.6. Tenant’s Continued Obligation. Any consent by Landlord to an assignment of this Lease and/or sublease of the Premises shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent by Landlord to any subsequent hypothecation, assignment, subletting, occupation or use by another person, and Tenant shall remain liable to pay the Rent and/or perform all other obligations to be performed by Tenant hereunder. Landlord’s acceptance of Rent or Additional Rent from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease. Landlord’s consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

If any assignee or sublessee of Tenant or any successor of Tenant defaults in the performance of any of the provisions of this Lease, whether or not Landlord has collected Rent directly from said assignee or sublessee, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, sublessee or other successor-in-interest.

Provided that in no event shall any further assignment, sublease, amendment or modification to this Lease serve to either increase Tenant’s liability or expand Tenant’s duties or obligations hereunder, or relieve Tenant of its liability under this Lease, then Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with any assignee, without notifying Tenant or any successor of Tenant, and without obtaining their consent thereto.

Section 11.7. Tenant To Pay Landlord’s Costs. If Tenant assigns or sublets the Premises or requests the consent of Landlord to any assignment, subletting or other modification of this Lease, or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, whether or not Landlord shall grant consent thereto, then Tenant shall, concurrent with Tenant’s submission of any written request thereby, pay to Landlord (a) the non-refundable sum of $1,000.00 as reasonable consideration for Landlord’s considering and processing the applicable request, plus (b) the amount reasonably estimated by Landlord as its anticipated legal fees to be incurred by Landlord in connection therewith, not to exceed $500.00 except in the event Tenant requests material modifications to Landlord’s customary consent form documents (provided the same are commercially reasonable), in which case there shall be no limit on attorney fees incurred as long as such fees are reasonable.

Section 11.8. Successors and Assigns. Subject to the provisions contained herein, the covenants and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, theirrespective successors and assigns and all persons claiming by, through or under them.

ARTICLE 12

MAINTENANCE, REPAIRS, DAMAGE, DESTRUCTION, RENOVATION
AND/OR ALTERATION

Section 12.1. Tenant’s Obligation to Maintain. Tenant shall, at Tenant’s sole expense, maintain the Premises in good order and repair, and shall also keep clean any portion of the Premises which Landlord is not obligated to clean. Such obligation shall include the clean-out; repair and/or replacement of Tenant’s garbage disposal(s), Instant-Heat or other hot water producing equipment, any, and the cleaning and removal of any dishes and/or food prior to the same becoming unsanitary, If Tenant becomes obligated to repair any non-routine items within the Premises, Tenant shall advise Landlord’s managing agent of such need.

Further, Tenant shall pay the cost of any injury, damage or breakage in, upon or to the Premises created by Tenant’s gross negligence or willful misconduct or the gross negligence or willful misconduct of Tenant’s agents, clients, contractors, directors. employees, invitees, licensees, officers, partners or shareholders.

Subject to Tenant’s obligation for reimbursement to Landlord, as specified herein, Landlord shall keep and maintain the Real Property in first class order, condition and repair, including, without limitation, making all repairs to the Premises and the “Building Structure” consisting of the exterior walls, slab, foundation and roof of the Building, the structural portions of the floors of the Building (collectively, “Building Structure”), to the “Building Systems” consisting of the systems and equipment of the Building, other than the Units (collectively, “Building Systems”), and the Tenant Improvements installed in the Premises, however, subject to Section 19.4., if such repairs, maintenance or cleaning are required due to Tenant’s gross negligence or willful misconduct or the gross negligence or willful misconduct of Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders, then, Tenant shall, within thirty (30) days after receipt of Landlord’s billing therefor, reimburse Landlord, as Additional Rent, for any expense of such repairs, cleaning and/or maintenance in excess of any insurance proceeds available for reimbursement thereof, including for any deductible anticipated in connection therewith.

Tenant hereby waives all right to make repairs at Landlord’s expense under the provisions of Section 1932(1), 1941 and 1942 of the Civil Code of California.

Section 12.2. Repair Period Notice. Tenant shall give prompt notice to Landlord of Tenant’s actual knowledge of any damage or destruction to all or any part of the Premises or Building resulting from or arising out of any fire, earthquake, or other identifiable event of a sudden, unexpected or unusual nature (individually or collectively a “Casualty”). The time periods specified in this Section 12.2 shall commence after Landlord receives said written notice from Tenant of the occurrence of a Casualty. After receipt of Tenant’s written notice that a Casualty has occurred, Landlord shall, within ninety (90) days after the Casualty, provide written notice to Tenant indicating the anticipated time period for repairing the Casualty (the “Repair Period Notice”). The Repair Period Notice shall also state, if applicable, Landlord’s election either to repair the Premises, or to terminate this Lease, pursuant to the provisions of Section 12.3, and if Landlord elects to terminate this Lease, Landlord shall provide Tenant with a minimum period of ninety (90) days within which to fully vacate the Premises.

Section 12.3. Landlord’s Option to Terminate or Repair. Notwithstanding anything to the contrary contained herein, Landlord shall have the option, but not the obligation to elect not to rebuild or restore the Premises and/or the Building if one or more of the following conditions is present:

a)     repairs to the Premises cannot reasonably be completed within two hundred twenty-live (225) days after the date of the Casualty (when such repairs are made without the payment of overtime or other premiums);

b)     repairs required cannot be made pursuant to the then-existing laws or regulations affecting the Premises or Building, or the Building cannot be restored except in a substantially different structural or architectural form than existed before the Casualty;

c)      the holder of any mortgage on the Building or ground or underlying lessor with-respect to the Real Property and/or the Building shall require that all or such large a portion of the insurance proceeds be used to retire the mortgage debt, so that the balance of insurance proceeds remaining available to Landlord for completion of repairs shall be insufficient to repair said damage or destruction;

d)     the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall terminate the mortgage, ground or underlying lease, as the case may be;

e)      provided Landlord has carried the coverage Landlord is required to obtain under Section 19.1 of this Lease, the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies;

f)       more than thirty-three and one-third percent (33 1/3%) of the Building is damaged or destroyed, whether or not the Premises is affected, provided that Landlord elects to terminate all other leases for offices of a similar size in the Building.

Notwithstanding the foregoing, Landlord shall not be entitled to terminate the Lease pursuant to foregoing clauses (c), (d) and (e) if Landlord intends to and actually commences repair of the damage.

If Landlord elects not to complete repairs to the Building or Premises, pursuant to this Section 12.3, Landlord’s election to terminate this Lease shall be stated in the Repair Period Notice, in which event this Lease shall cease and terminate as of the date contained in Landlord’s Repair Period Notice.

If one hundred percent of the Building is damaged or destroyed, as certified by an independent building inspector, this Lease shall automatically terminate after Tenant’s receipt of written notice of such termination from Landlord, and without action beyond the giving of such notice being required by either Landlord or Tenant.

Upon any termination of this Lease pursuant to this Section 12.3, Tenant shall pay its pro rata share of Fixed Monthly Rent and Additional Rent, properly apportioned up to the date of such termination, reduced by any abatement of Rent to which Tenant is entitled under Section 12,5: after which both Landlord and Tenant shall thereafter be freed and discharged or all further obligations under this Lease, except for those obligations which by their provisions specifically survive the expiration or earlier termination of the Term.

Section 12.4. Tenant’s Option to Terminate. If:

a)     the Repair Period Notice provided by Landlord indicates that the anticipated period for repairing the Casualty exceeds one hundred eighty (180) days after the Casualty (the “Repair Period”), or

b)     the Casualty to the Premises occurs during the first twelve (12) months of the Term;

c)      then Tenant shall have the option, but not the obligation, to terminate this Lease by providing written notice (“Tenant’s Termination Notice”) to Landlord within thirty (30) days after receiving the Repair Period Notice in the case of 12.4 (a); or within thirty (30) days after the Casualty, in the case of Section 12.4 (b). Furthermore, if Landlord has not completed the repairs thereafter on or before thirty (30) days after the expiration of the Repair Period, then Tenant shall also have the option, but not the obligation, to terminate this Lease by giving Landlord written notice of its intention to so terminate, which notice shall be given not more than forty-live (45) days after expiration of the Repair Period.

Tenant’s failure to provide Landlord with Tenant’s Termination Notice within the time periods specified hereinabove shall be deemed conclusive evidence that Tenant has waived its option to terminate this Lease.

Section 12.5. Temporary Space and/or Rent Abatement During Repairs or Renovation. During the Repair Period or during any such period that Landlord completes Work (as defined hereinbelow) or Renovations (as defined in Section 12.11 hereinbelow), if available, and if requested by Tenant, Landlord shall make available to Tenant other space in the Building which, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business. However, if such temporary space is smaller than the Premises, Tenant shall pay Fixed Monthly Rent and Additional Rent for the temporary space based upon the calculated rate per rentable square loot payable hereunder for the Premises, times the number of rentable square feet available for Tenant’s use in the temporary space.

If no temporary space is available that is reasonably satisfactory to Tenant, then Tenant shall be provided with an abatement of Fixed Monthly Rent and Additional Rent based upon the extent to which Tenant’s use of the Premises is diminished. That abatement, if any, shall be provided during the period beginning on:

the date of the Casualty and shall end on the date Landlord achieves substantial completion of restoration of the Premises. Tenant’s acceptance of said abatement of Rent shall be deemed conclusive evidence of Tenant’s waiver of any further claim or right of future claim for any loss or damage asserted by Tenant arising out the Casualty Repair, Work or Renovation, as the case may be.

Section 12.6. Tenant’s Waiver of Consequential Damages. Subject to Section 12.4, the provisions contained in Section 12.5 are Tenant’s sole remedy arising out of any Casualty. Landlord shall not be liable to Tenant or any other person or entity for any direct, indirect, or consequential damage (including but not limited to lost profits of Tenant or loss of or interference with Tenant’s business), unless caused by the gross negligence or willful misconduct of Landlord or the gross negligence or willful misconduct of Landlord’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, due to, arising out of or as a result of the Casualty (including but not limited to the termination of this Lease in connection with the Casualty).

Section 12.7. Repair Of The Premises When Casualty Not Caused By Tenant. If neither Landlord nor Tenant terminate this lease, Landlord shall restore the Premises and the Real Property to its condition prior to the Casualty and repair and/or replace the Improvements previously installed in the Premises.

If Landlord has elected to complete repairs to the Premises, and has not elected to terminate this Lease, as specified in Section 12.3, then Landlord shall complete such repairs within the Repair Period, in a manner, and at times, which do not unreasonably interfere with Tenant’s use of that portion of the Premises remaining unaffected by the Casualty. Provided Landlord has elected to make the repairs required hereunder, this Lease shall not be void or voidable during the Repair Period, nor shall Landlord be deemed to have constructively evicted Tenant thereby.

Section 12.8. Waiver. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any successor or other law of like import.

Section 12.9. Repair of the Building. Except as specified hereinabove, unless Landlord terminates this Lease as permitted hereinabove, Landlord shall repair the Building, parking structure or other supporting structures and facilities within two hundred and seventy (270) days after Landlord becomes aware of such damage and/or destruction.

Section 12.10. Government-Required Repairs. if, during the Term, additional inspections other than those standard annual or biannual inspections to which the Building may generally be subject; testing, repairs and/or reconstruction (collectively the “Work”) are required by any governmental authority, or if, upon the recommendation of its engineers, Landlord independently elects to undertake all or any portion of the Work prior to being required to do so by such governmental authority, Landlord shall give notice thereof to Tenant and shall use its best efforts not to unreasonably interfere with Tenant’s use of the Premises while completing the Work. Tenant shall cooperate fully with Landlord in connection with the Work and, upon the prior written request of Landlord, shall make the Premises available for completion of the Work. Tenant agrees that Landlord shall allocate all costs associated with completion of the Work to the Building’s Operating Expenses, when permitted to under the provisions of Section 4.1 of this Lease.

If Landlord elects to undertake the Work during the Term, then Tenant shall be entitled to an abatement of rent, pursuant to the provisions of Section 12.5 herein above. and Landlord shall be completely responsible for repair of any damage to the Premises and all costs associated with the removal, moving and/or storage of Tenant’s furniture, artwork, office equipment and files. Landlord will restore any and all areas damaged by completion of the Work to their previous quality and pay all clean-up costs. Landlord further agrees that it shall use commercially reasonable efforts to see that all construction, such as coring or power nailing that could be disruptive to Tenant’s normal business operations shall, in so far as is reasonably possible, be performed between the hours of 7:00 p.m. to 7:00 a.m. Monday through Friday; after 1:00 p.m. on Saturdays and/or at any time on Sundays.

Except in the case of Landlord’s gross negligence and/or willful misconduct or the gross negligence and/or willful misconduct of Landlord’s agents, contractors, directors, employees, officers, partners, and/or shareholders, Tenant shall not have the right to terminate this Lease as a result of Landlord undertaking the Work, nor shall Tenant or any third party claiming under Tenant be entitled to make any claim against Landlord for any interruption, interference or disruption of Tenant’s business or loss of profits therefrom as a result of the Work, and Tenant hereby releases Landlord from any claim which Tenant may have against Landlord arising from or relating to, directly or indirectly, the performance of the Work by Landlord.

Section 12.11. Optional Landlord Renovation. It is specifically understood and agreed that Landlord has no obligation to alter, remodel, improve, renovate or decorate the Premises, Building, or any part thereof and that, except as expressly set forth in this Lease, and Landlord has made no representations and/or warranties to Tenant respecting the condition of the Premises or the Building, including, without limitation, any representation or warranty regarding any upgrades or other improvements to any Common Areas of the Building or Real Property.

However, at any time and from time to time during the Term, Landlord may elect, in Landlord’s sole discretion, to otherwise renovate, improve, alter or modify elements of the Real Property, the Building, excluding the Premises (collectively. “Renovations”) including without limitation, the parking facilities, Common Areas, systems, equipment, roof, and structural portions of the same, which Renovations may include, without limitation:

a)     modifying the Common Areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions and building safety and security, and

b)     installing new carpeting, lighting and wall covering in the Building Common Areas.

In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in or about the Building, limit or eliminate access to portions of the Building, Common Areas or parking facilities serving the Building, or perform other work in or about the Building, which work may create noise, dust or debris that remains in the Building.

Landlord shall have the right to access through the Premises as well as the right to take into and upon and through all or any part of the Building, all materials that may reasonably be required to make such repairs, alterations, decorating, additions or improvements pursuant to the provisions of this Section 12.11. So long as Tenant shall maintain reasonable access to the Premises, the Building and the parking facilities, Landlord shall also have the right, in the course of the Renovations, to close entrances, doors, corridors, elevators, or other building facilities, or temporarily to abate the operation of such facilities.

So long as Tenant is not required to vacate the Premises for any reason arising out of the Renovations, and maintains reasonable access to the Premises and the parking facilities, Tenant shall permit all of the Renovations to be done, and except in the case of Landlord’s gross negligence or willful misconduct or the gross negligence or willful misconduct of Landlord’s contractors, directors, employees, officers, partners or shareholders, without claiming Landlord is guilty of the constructive eviction or disturbance of Tenant’s use and possession.

Landlord shall not be liable to Tenant in any manner (except as expressly provided otherwise in this Lease), whether for abatement of any Rent or other charge, reimbursement of any expense, injury, loss or damage to Tenant’s property, business, or any person claiming by or under Tenant, by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers of Tenant resulting from any Renovations done in or about the Premises or the Building or to any adjacent or nearby building, land, street or alley. However, Landlord agrees that the Renovations shall be scheduled insofar as is commercially reasonable to permit Tenant to continue its normal business operations, with advance notice thereof and in such commercially reasonable manner so as to minimize Tenant’s inconvenience.

Section 12.12. Optional Tenant Changes During the Term. After completion of the initial Improvements contemplated hereunder, if any, Tenant shall make no alteration, change, addition, removal, demolition, improvement, repair for replacement in, on, upon, to or about the Premises, or at any time to any portion of the Building (collectively or individually a “Tenant Change”), without the prior written consent of Landlord, which consent shall be granted or withheld in Landlord’s reasonable discretion within twelve (12) business days following Landlord’s receipt of Tenant’s request (provided, that, such initial consent may contain such conditions and requirements as are consistent with this Section 12,12 and Exhibit B-1). Notwithstanding the foregoing, Tenant shall have the right, without Landlord’s consent but upon ten (10) days prior notice to Landlord and in compliance with Exhibit B-1, to make non-structural alterations not in excess of the amount of $50,000 per project (“Cosmetic Alterations”) to the Premises that (i) are equal to or better than the minimum Building standards and specifications to the Premises; (ii) do not affect the exterior appearance of the Building: (iii) do not materially adversely affect the Building systems and/or the Building structure; and (iv) do not interfere unreasonably with another occupant’s normal and customary business. Except as otherwise specified in Article 7, any Tenant Change shall, at the termination of this Lease, become a part of the Building and belong to Landlord, pursuant to the provisions of Article 7. Any application for Landlord’s consent to a Tenant Change, and the completion thereof, shall be in conformance with the provisions of Exhibit B-1, attached hereto and made a part hereof by reference.

Tenant shall not knowingly permit Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to deface the walls, floors and/or ceilings of the Premises, nor mark, drive nails, screws or drill holes into, paint, or in any way mar any surface in the Building. Notwithstanding the above, Tenant is hereby permitted to install such pictures, certificates, licenses, artwork, bulletin boards and similar items as are normally used in Tenant’s business, so long as such installation is carefully attached to the walls by Tenant in a manner reasonably prescribed by Landlord.

If Tenant desires, as a part of any Tenant Change, to make any revisions whatsoever to the electrical, HVAC, mechanical, life-safety, plumbing, or structural systems of the Building or Premises, such revisions, if approved by Landlord, must be completed by subcontractors approved by Landlord and in the manner and location(s) reasonably prescribed by Landlord.

If Landlord consents to any requested Tenant. Change, Tenant shall give Landlord a minimum of fifteen (15) days written notice prior to commencement thereof. Landlord reserves the option, but not the obligation, to enter upon the Premises for the purpose of posting and maintaining such notices on the Premises as may be reasonably necessary to protect Landlord against mechanic’s liens, material man’s liens or other liens, and/or for posting any other notices that may be proper and necessary in connection with Tenant’s completion of the Tenant Change.

If any alterations, additions or improvements made by Tenant subsequent to the completion of the initial Improvements in the Premises result in Landlord being required to make any alterations to other portions of the Building in order to comply with any applicable statutes, ordinances or regulations (e.g., “handicap ordinances”) then Tenant shall reimburse landlord upon demand for all costs and expenses incurred by Landlord in making such alterations. In addition. Tenant shall reimburse Landlord (up to a. maximum amount of’ $2,500.00) for any and all of Landlord’s out of pocket costs incurred in reviewing Tenant’s plans for any Tenant Change or for any other “peer review” work associated with Landlord’s review of Tenant’s plans for any Tenant Change, including, without limitation, Landlord’s out of pocket costs incurred in engaging any third party engineers, contractors, consultants or design specialists. Tenant shall pay such costs to Landlord within thirty (30) days after Landlord’s delivery to Tenant of a copy of the invoice(s) for such work.

Section 12.13. Express Agreement. The provisions of this Lease, including those contained in this Article 12, constitute an express agreement between Landlord and Tenant that applies in the event of any Casualty to the Premises, Building or Real Property. Tenant, therefore, fully waives the provisions of any statute or regulations, including California Civil Code Sections 1932(2) and 1933(4), and any other law or statute which purports to govern the rights or obligations of Landlord and Tenant concerning a Casualty in the absence of express agreement. Tenant and Landlord expressly agree and accept that any successor or other law of like import shall have no application hereunder.

ARTICLE 13

CONDEMNATION

Section 13.1. Condemnation of the Premises. If more than twenty-five percent (25%) of the Premises is lawfully condemned or taken in any manner for any public or quasi-public use, or if any portion of the Building is condemned or taken in such a manner that Tenant is reasonably prevented from obtaining access to the Building or the Premises, this Lease may, within ten (10) business days of such taking, be terminated at the option of either Landlord or Tenant by one party giving the other thirty (30) days written notice of its intent to do so. If either Landlord or Tenant provide the other party written notice of termination, the Term and estate hereby granted shall forthwith cease and terminate as of the earlier of the date of vesting of title in such condemnation or taking or the date of taking or possession by the condemning authority.

If less than twenty-five percent (25%) of the Premises is so condemned or taken, then the term and estate hereby granted with respect to such part shall forthwith cease and terminate us of the earlier of the date of vesting of title in such condemnation or taking or the date of taking of possession by the condemning authority, and the Fixed Monthly Rent payable hereunder (and Additional Rent payable pursuant to Articles 3 or 4) shall be abated on a prorated basis, by dividing the total number of usable square feet so taken by the total number of usable square feet contained in the Premises, then multiplying said percentage on a monthly basis, continuing from the date of such vesting of title to the date specified in this Lease for the expiration of the Term hereof.

Section 13.2. Condemnation of the Building. If less than twenty-five percent (25%) of the Building is so condemned or taken, then Landlord shall, to the extent of the proceeds of the condemnation payable to Landlord and with reasonable diligence, restore the remaining portion of the Building as nearly as practicable to its condition prior to such condemnation or taking; except that, such proceeds constitute less than ninety percent (90%) of Landlord’s estimate of the cost of rebuilding or restoration, then Landlord may terminate this Lease on thirty (30) days’ prior written notice to Tenant.

If more than twenty-five percent (25%) of the Building is so condemned or taken, but the Premises are unaffected thereby, then Landlord shall have the option but not the obligation, which election shall be in Landlord’s sole discretion, to terminate this Lease, effective the earlier of the date of vesting of title in such condemnation or the date Landlord delivers actual possession or the Building and Premises to the condemning authority, which election by Landlord shall be provided to Tenant in writing.

Section 13.3. Award. If any condemnation or taking of all or a part of the Building takes place, Tenant shall be entitled to join in any action claiming compensation therefore, and Landlord shall be entitled to receive that portion of the award made for the value of the Building, Premises, leasehold improvements made or reimbursed by Landlord, or bonus value of this Lease, and Tenant shall only be entitled to receive any award made for the value of the estate vested by this Lease in Tenant, including Tenant’s proximate damages to Tenant’s business and reasonable relocation expenses. Nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect or Tenant’s property or for moving to a new location.

Section 13.4. Condemnation for a Limited Period. Notwithstanding the provisions of Section 13.1, 13.2 or 13.3, except during the final twelve (12) months of the Term, if all or any portion of the Premises are condemned or taken for governmental occupancy for a limited period (i.e., anticipated to be no longer than sixty (60) days), then this Lease shall not terminate: there shall be no abatement of Fixed Monthly Rent or Additional Rent payable hereunder; and Tenant shall be entitled to receive the entire award therefor (whether paid as damages. rent or otherwise).

If, during the final twelve (12) months of the Term, all or any portion of the Premises are condemned or taken for governmental occupancy for a limited period anticipated to be in excess of sixty (60) days, or for a period extended after the expiration of the initial Term, Tenant shall have the option, but not the obligation, to terminate this Lease, in which case, Landlord shall be entitled to such part of such award as shall be properly allocable to the cost of restoration of the Premises, and the balance of such award shall be apportioned between Landlord and Tenant as of the date of such termination.

If the termination of such governmental occupancy is prior to expiration of this Lease, and Tenant has not elected to terminate this Lease, Tenant shall, upon receipt thereof and to the extent an award has been made, restore the Premises as nearly as possible to the condition in which they were prior to the condemnation or taking.

ARTICLE 14

MORTGAGE SUBORDINATION; ATTORNMENT AND MODIFICATION OF LEASE

Section 14.1. Subordination. This Lease, the Term and estate hereby granted, are and shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect Landlord’s interest in the real property, Building, parking facilities, Common Areas or portions thereof and/or the land thereunder (an “underlying mortgage”), regardless of the interest rate, the terms of repayment, the use of the proceeds or any other provision of any such mortgage. Tenant shall from time to time execute and deliver such instruments as Landlord or the holder of any such mortgage may reasonably request to confirm the subordination provided in this Section 14.1. Notwithstanding, any contrary provision of this Section 14.1, Landlord shall obtain and deliver to Tenant, within forty-five (45) days following the mutual execution and delivery of this Lease, a non-disturbance agreement from EUROHYPD AG, the holder of the existing deed of trust affecting the Building (the “Holder”) substantially in the form attached as Exhibit E hereto (the “SNDA”). Tenant shall pay to Landlord, within thirty (30) days following Tenant’s receipt of Landlord’s billing, the reasonable out-of-pocket costs incurred by Landlord in connection with obtaining (or attempting to obtain) the SNDA, up to a maximum amount of $1,500.00. In addition, Landlord’s delivery to Tenant of commercially reasonable non-disturbance agreement(s) in favor of Tenant from any ground lessors, mortgage holders or lien holders of Landlord who come into existence following the date hereof but prior to the expiration of the Term (as the same may be extended pursuant to the terms of Article 23 of this Lease) shall be in consideration of, and a condition precedent to, Tenant’s agreement to be bound by the terms and conditions or this Article 14.

Section 14.2. Attornment. Tenant confirms that if by reason of a default under an underlying mortgage the interest of Landlord in the Premises is terminated, provided Tenant is granted in writing continued quiet enjoyment or the Premises pursuant to the terms and provisions of this Lease, Tenant shall attorn to the holder of the reversionary interest in the Premises and shall recognize such holder as Tenant’s landlord under this Lease, but in no event shall such holder be bound by ally payment of Rent paid more than one month in advance of the date due under this Lease. Tenant shall, within fifteen (15) days after request therefor, execute and deliver, at any time and from time to time, upon the request of Landlord or of the holder of an underlying mortgage any commercially reasonable instrument which may be necessary or appropriate to evidence such attornment.

Section 14.3. Modification of Lease; Notice of Default. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Term, Tenant agrees to execute and deliver to Landlord such short form of Lease within fifteen (15) days following the request therefor. Further, Tenant shall give written notice of any default by Landlord under this Lease to any mortgagee and ground lessor of the Building and shall afford such mortgagee and ground lessor a reasonable opportunity to cure such default prior to exercising any remedy under this Lease.

ARTICLE 15

ESTOPPEL CERTIFICATES

Section 15.1. Estoppel Certificates. Tenant shall, within fifteen (15) days after receipt of Landlord’s written request therefor, execute, acknowledge and deliver to Landlord an Estoppel Certificate, which may be conclusively relied upon by ally prospective purchaser, mortgagee or beneficiary under any deed of trust covering the Building or any part thereof. Said Estoppel Certificate shall certify the following;

a)     that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification):

b)     the date, if any, to which rental and other sums payable hereunder have been paid;

c)      that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate;

d)     that, to Tenant’s actual knowledge, Landlord is not in default under this Lease or, if so, specifying such default; and

e)      such other actual matters as may be reasonably requested by Landlord.

Tenant’s failure to deliver the Estoppel Certificate within five (5) days following receipt of the Landlord’s second (2nd) written request thereby shall entitle Landlord and any party relying on such certificate to conclusively presume that the facts contained in such certificate are true and correct.

ARTICLE 16

NOTICES

Section 16.1. Notices. Any notice, consent, approval, agreement, certification, request, bill, demand, statement, acceptance or other communication hereunder (a “notice”) shall be in writing and shall be considered duly given or furnished when:

a)     delivered personally or by messenger or overnight delivery service, with signature evidencing such delivery;

b)     upon the date of delivery, after being mailed in a postpaid envelope, sent certified mail, return receipt requested, when addressed to Landlord as set forth in the Basic Lease Information and to Tenant at the Premises and any other address the Tenant specified in the Basic Lease Information; or to such other address or addressee as either party may designate by a written notice given pursuant hereto; or

c)      upon confirmation of good transmission if sent via facsimile machine to such phone number as shall have been provided in writing by Landlord or Tenant, one to the other.

If Tenant fails to provide another valid address, other than the Premises, upon which service to Tenant can be perfected, then Tenant hereby appoints as its agent to receive the service of all dispossessory, or distinct proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and if no person shall be in charge of or occupy the same, then such service may be made by attaching the same to the main entrance of the Premises. For the purpose of the service of any notice by Landlord under Article 17 of this Lease, the notice will be deemed served on the date of mailing by Landlord.

ARTICLE 17

DEFAULT AND LANDLORD’S OPTION TO CURE

Section 17.1. Tenant’s Default. For the purposes of this Section 17.1, if the term “Tenant”, as used in this Lease, refers to more than one person, then, such term shall be deemed to include all of such persons or any one of them; if any of the obligations of Tenant under this Lease are guaranteed, the term “Tenant”, as used in Section 17.1(e) and Section 17.10, shall be deemed to also include the guarantor or, if there is more than one guarantor, all or any one of them; and if this Lease has been assigned, the term “Tenant”, as used in Sections 17.1 (a) through (h), inclusive, shall be deemed to include the assignee and assignor, jointly and severally, unless Landlord shall have, in connection with such assignment, previously released the assignor from any further liability under this Lease, in which event the term “Tenant”, as used in said subparagraphs, shall not include the assignor that was previously released,

Tenant agrees that:

a)     if Tenant fails to make any payment or any Fixed Monthly Rent or Additional Rent within three (3) business days following Tenant’s receipt of written notice from Landlord that any such amount is overdue; or

b)     if Tenant abandons the Premises or vacates the Premises for more than thirty (30) days (other than in connection with a casualty, condemnation or interference with use of access outside of Tenant’s control) and concurrently discontinues the payment of Rent; or

c)      if Tenant defaults in the keeping, observance or performance of any covenant or agreement including any provisions of the rules and regulations established by Landlord (other than a default of the character referred to in Sections 17.1 (a) or (b) ), and if such default continues and is not cured by Tenant within thirty (30) days after Landlord has given to Tenant a notice specifying the same, or, in the case of such a default which for causes beyond Tenant’s reasonable control (including occupancy of a sublessee) cannot with due diligence be cured within such period of thirty (30) days, if Tenant:

i)             does not, promptly upon Tenant’s receipt of such notice, advise Landlord of Tenant’s intention duly to institute all steps necessary to cure such default; or

ii)          does not duly institute and thereafter diligently prosecute to completion all steps (including, if appropriate, legal proceedings against a defaulting sublessee) necessary to cure the same; or

d)     if Tenant:

i)            applies for or consents to the appointment of, or the taking of possession by a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property;

ii)        admits in writing its inability, or is generally unable, to pay its debts as such debts become due:

iii)    makes a general assignment for the benefit of its creditors;

iv)     commences a voluntary case under federal bankruptcy laws (as now or hereafter in effect):

v)         files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts;

vi)     fails to controvert in a timely or appropriate manner; or acquiesces in writing to, any petition filed against it in an involuntary case under such bankruptcy laws;

vii) takes any action for the purpose of effecting any of the foregoing; or

e)      if a proceeding or case is commenced, without the application or consent of Tenant, in any court of competent jurisdiction, seeking:

i)            the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts, of Tenant; or

ii)        the appointment of a trustee, receiver, custodian, liquidator or the like of Tenant or of all or a substantial part of its assets: or

iii)    similar relief with respect of Tenant under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days, or an order for relief against Tenant shall be entered in an involuntary ease under such bankruptcy laws:

then, in any or each such event, Tenant shall be deemed to have committed a material default under this Lease.

Section 17.2. Landlord’s Option to Cure Tenant’s Default. If Tenant enters into a default under this Lease beyond applicable notice and cure periods. Landlord may cure the same at the sole expense of Tenant:

a)     immediately and without notice in the case of emergency: if said default is specified in Sections 17.1 (a), (b) or (c), or if such default unreasonably interferes with the use by any other tenant of the Building; with the efficient operation of the Building; or will result in a violation of law or in a cancellation of any insurance policy maintained by Landlord, and

b)     after the expiration of Landlord’s 3-Day Notice of Intent to Cure, in the ease of any default other than those specified in Section 17.2 (a) hereinabove.

Within thirty (30) business days after receiving a statement from Landlord, Tenant shall pay to Landlord the amount of the expense reasonably incurred by Landlord in performing Tenant’s obligation. If Tenant fails to pay such amount to Landlord within the specified time period, Landlord may (in addition to any other remedies of Landlord under this Lease or applicable law) deduct the amount due from the Security Deposit under Section 3.7.

Section 17.3, Landlord’s Option to Terminate this Lease. Following Tenant’s default beyond applicable notice and cure periods, in addition to any other remedies Landlord may have at law or in equity, Landlord shall be entitled to give to Tenant a written notice of intention to terminate this Lease at the expiration of three (3) days from the date of the giving of such notice, and if such notice is given by Landlord, and Tenant fails to cure the defaults specified therein, then this Lease and the Term and estate hereby granted (whether or not the Commencement Date has already occurred) shall terminate upon the expiration of such three (3) day period (a “Default Termination’s”), with the same effect as if the last of such three (3) days were the Termination Date, except that Tenant shall remain liable for damages as provided hereinbelow or pursuant to law.

Section 17.4. Certain Payments. Bills for all reasonable costs and expenses incurred by Landlord in connection with any performance by it under Section 17.2 shall be payable, as Additional Rent, pursuant to the provisions of section 4.3.

Section 17.5. Certain Waivers. Unless Tenant has submitted documentation that it validly disputes Landlord’s billing for Fixed Monthly Rent hereunder, or is completing an audit of Landlord’s Operating Expense Statement, if Tenant is in default in payment of Fixed Monthly Rent or Additional Rent hereunder, Tenant waives the right to designate the items against which any payments made by Tenant are to be credited. In lieu thereof, Landlord may apply any payments received from Tenant to the then-oldest billing remaining unpaid on Tenant’s rental account or to any other payment due from Tenant, as Landlord sees fit.

Section 17.6, Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless:

a)     in the event such default is with respect to the payment of money, Landlord fails to pay such unpaid amounts within five (5) business days of written notice from Tenant that the same was not paid when due, or

b)     in the event such default is other than the obligation to pay money, Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail

Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) days period and thereafter diligently pursue the same to completion within a reasonable time period.

Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

ARTICLE 18

DAMAGES; REMEDIES; RE-ENTRY BY LANDLORD; ETC.

Section 18.1. Damages. If Landlord terminates this Lease, pursuant to the provisions of Section 17.3 (a “Default Termination”), then Landlord may recover from Tenant the total of:

a)     the worth at the time of award of the unpaid Fixed Monthly Rent and Additional Rent earned to the date of such Default Termination; and

b)     the worth at the time of award of the amount by which the unpaid Fixed Monthly Rent and Additional Rent which would have been earned after the date of such Default Termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and

c)      the worth at the time of award of the amount by which the unpaid Fixed Monthly Rent and Additional Rent which would have been earned for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and

d)     any other amount reasonably necessary to compensate Landlord for all of the detriment proximately caused by Tenant’s failure to observe or perform any of its covenants and agreements under this Lease or which in the ordinary course of events would be likely to result therefrom, including, without limitation (in each case only to the extent reasonably proportionate to the remaining Term of this Lease), the payment of the reasonable expenses incurred or paid by Landlord in re-entering and securing possession of the Premises and in the reletting thereof (including, without limitation, altering and preparing the Premises for new tenants and brokers’ commission); and

e)      at Landlord’s sole election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable California laws.

Section 18.2. Computations: The “worth at the time of award” is computed:

a)     in paragraphs (a) and (b) above, by allowing interest at the rate of ten percent (10%) per annum (but in no event in excess of the maximum rate permitted by law); and

b)     in paragraph (c) above, by discounting such amount at the discount rate of the Federal Reserve Bank or San Francisco at the time of award plus one percent (1%).

c)      For purposes of computing unpaid rental which would have accrued and become payable under this Lease, unpaid rental shall consist of the sum of:

i)            the total Fixed Monthly Rent for the balance of the Term, plus

ii)        a computation of Tenant’s Share of Additional Rent due under this Lease including, without limitation, Tenant’s Share of any increase in Operating Expenses (including real estate taxes) for the balance of the Term. For purposes of computing any increases due Landlord hereunder, Additional Rent for the calendar year of the default and for each future calendar year in the Term shall be assumed to be equal to the Additional Rent for the calendar year prior to the year in which default occurs, compounded at a rate equal to the mean average rate of inflation for the preceding five calendar years as determined by the United States Department of Labor, Bureau or Labor Statistics Consumer Price Index (All Urban Consumers, all items, 1982-84 equals 100) for the metropolitan area or region of which Los Angeles, California is a part. if such index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States.

Section 18.3. Re-Entry by Landlord.

a)     If any default specified in Sections 17.1 (a) through (e) occurs and continues beyond the period of grace (if any) therefor, then if Landlord does not elect to terminate this Lease Landlord may, from time to time and without terminating this Lease, enforce all its rights and remedies under this Lease, including the right to recover the Fixed Monthly Rent and Additional Rent as the same becomes payable by Tenant hereunder.

i)            if Landlord consents thereto, Tenant may sublet the Premises or any part thereof (which consent Landlord agrees will not be unreasonably withheld), subject to Tenant’s compliance with the requirements of Article 11 of this Lease. So long as Landlord is exercising this remedy it will not terminate Tenant’s right to possession of the Premises, but it may engage in the acts permitted by Section 1931.4(c) of the California Civil Code.

b)     If Tenant abandons the Premises in breach of this Lease and Landlord properly terminates this Lease, Landlord shall have the right to let the Premises or any part thereof on such terms and conditions and at such rentals as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs in mud to the Premises necessary to reletting. If Landlord so elects to relet, then gross rentals received by Landlord from the reletting shall be applied:

i)            first, to the payment of the reasonable expenses incurred or paid by Landlord in re-entering and securing possession of the Premises and in the reletting thereof (including, without limitation, altering and preparing the Premises for new tenants and brokers’ commissions);

ii)        second, to the payment of the Fixed Monthly Rent and Additional Rent payable by Tenant hereunder; and

iii)    third, the remainder, if any, to be retained by Landlord and applied to the payment of future Fixed Monthly Rent and Additional Rent as the same become due.

Should the gross rentals received by Landlord from the reletting be insufficient to pay in full the sums stated in Section 18.3 (a) and (b) hereinabove. Tenant shall, upon demand, pay the deficiency to Landlord.

Section 18.4. Certain Waivers. After Landlord has actually obtained possession of the Premises pursuant to any lawful order of possession granted in a valid court of law. Tenant thereafter waives and surrenders for Tenant, and for all claiming under Tenant, all rights and privileges now or hereafter existing to redeem the Premises (whether by order or judgment of any court or by any legal process or writ): to assert Tenant’s continued right to occupancy of the Premises; or to have a continuance of this Lease for the Term hereof. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in ease of an eviction or dispossession for nonpayment of rent, and of any successor or other law of like import.

Section 18.5. Cumulative Remedies. The remedies of Landlord provided for in this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may be lawfully entitled. The exercise by Landlord of any remedy to which it is entitled shall not preclude or hinder the exercise of any other such remedy.

ARTICLE 19

INSURANCE

Section 19.1. Landlord Obligations:

a)     Landlord shall secure and maintain during the Term of this Lease the following insurance:

i)            Commercial General Liability and Umbrella Liability insurance relating to Landlord’s operation of the Building, for personal and bodily injury and death, and damage to other’s property.

ii)        100% full replacement value all risk of standard fire insurance and extended coverage including vandalism and malicious mischief and sprinkler leakage endorsements relating to the Building, the parking facilities, the Common Area improvements and any and all improvements installed in, on or upon the Premises and affixed thereto (but excluding Tenant’s fixtures, furnishings, equipment, personal property or other elements or Tenant’s Property);

iii)    Such other insurance (including, without limitation, boiler and machinery, rental loss, earthquake and/or flood insurance) as Landlord reasonably elects to obtain or any Lender requires.

b)     Except as otherwise provided herein, insurance effected by Landlord under this Section 19.1 will be:

i)            In amounts which Landlord from time to time determines sufficient or which any Lender requires; and

ii)        Subject to such deductibles and exclusions as Landlord deems appropriate.

c)      Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided herein, Tenant acknowledges that Tenant has no right to receive any proceeds from any insurance policies carried by Landlord.

Section 19.2. Tenant Obligations.

a)     Prior to the earlier of the Commencement Date or Tenant’s anticipated early access date of the Premises and thereafter during the Term of this Lease, Tenant shall secure and maintain, at its own expense throughout the Term of this Lease the following minimum types and amounts of insurance. in form and in companies acceptable to Landlord, insuring Tenant, its employees, agents and designees:

i)            Workers’ Compensation Insurance, the amount and scope of which shall be the amount and scope required by statute or other. governing law;

ii)        Employer’s Liability insurance in amounts equal to the greater of (1) the insurance currently maintained by Tenant, or (2) the following: Bodily Injury by accident - $1,000,000 each accident; Bodily Injury by disease - $1,000,000 policy limit; and Bodily Injury by disease $1,000,000 each employee;

iii)    Commercial General Liability and Umbrella Liability Insurance on an occurrence basis, without claims-made features with bodily injury and property damage coverage in an amount equal to a combined single limit of not less than $2,000,000: and such insurance shall include the following coverages: (A) Premises and Operations coverage with X, C, and U exclusions for explosion, collapse, and underground property damage deleted under both premises/operations and contractual liability coverage parts, if applicable; (B) Owner and Contractor Protective coverage; (C) Products and Completed Operations coverage; (D) Blanket Contractual coverage, including both oral and written contracts; (B) Personal Injury coverage; (F) Broad Form Comprehensive General Liability, coverage (or its equivalent); and (0) Broad Form Property Damage coverage, including completed operations;

iv)     All risk of standard fire insurance and extended coverage with vandalism and malicious mischief and sprinkler leakage endorsements, insuring fixtures, glass, equipment, merchandise, inventory and other elements of Tenant’s Property in and all other contents of the Premises. Such insurance shall be in an amount equal to 100% or the replacement value thereof (and Tenant shall re-determine the same as frequently as necessary in order to comply herewith): and

v)         A commercially reasonable and customary policy of business interruption insurance with respect to the operation or Tenant’s business.

b)     All insurance policies maintained to provide the coverages required herein shall:

i)            Be issued by insurance companies authorized to do business in the state in which the leased premises are located, and with companies rated, at a minimum “A- VII” by A.M. Best;

ii)        Provide for a deductible only so long as Tenant shall remain liable for payment of any such deductible in the event of any loss;

iii)    Contain appropriate cross-liability endorsements denying Tenant’s insurers the right of subrogation against Landlord as to risks covered by such insurance, without prejudice to any waiver of indemnity provisions applicable to Tenant and any limitation of liability provisions applicable to Landlord hereunder, of which provisions Tenant shall notify all insurance carriers;

iv)     Contain provisions for at least ten (10) days advance written notice to Landlord of cancellation due to non-payment and thirty (30) days advance written notice to Landlord of material modification or cancellation for any reason other than non-payment; and

v)         Stipulate that coverages afforded under such policies are primary insurance as respects Landlord and that any other insurance maintained by Landlord are excess and non-contributing with the insurance required hereunder.

c)      Tenant shall deliver to Landlord prior to the start of construction of the Improvements, written evidence of insurance coverages required herein. Tenant shall deliver to Landlord no less than fifteen (15) days prior to the expiration of any required coverage, written evidence of the renewal or replacement of such coverage. Landlord’s failure at any time to object to Tenant’s failure to provide the specified insurance or written evidence thereof (either as to the type or amount of such insurance) shall not lie deemed as a waiver or Tenant’s obligations under this Section.

d)     Landlord shall be named as an additional insured on the Tenant’s policies of General Liability and Umbrella Liability insurance. Tenant shall deliver to Landlord the appropriate endorsements evidencing additional insured. Any claim for loss under said property insurance policies shall be payable notwithstanding any act, omission, negligence, representation, misrepresentation or other conduct or misconduct of Tenant which might otherwise cause cancellation, forfeiture or reduction of such insurance.

e)      The insurance requirements in this Section shall not in any way limit, in either scope or amount, the indemnity obligations separately owed by Tenant to Landlord under this Lease.

f)       Nothing herein shall in any manner limit the liability or Tenant for non-performance of its obligations or for loss or damage for which Tenant is responsible. The aforementioned minimum limits of policies shall in no event limit the liability of Tenant hereunder.

g)     Tenant may, at its option, satisfy its insurance obligations hereunder by policies or so-called blanket insurance carried by Tenant provided that the same shall, in all respects, comply with the provisions hereof. In such event, Tenant shall not be deemed to have complied with its obligations hereunder until Tenant shall have obtained and delivered to Landlord a copy or each such policy together with an appropriate endorsement or certificate applicable to and evidencing full compliance with the specific requirements of this Lease (irrespective of any claim which may be made with respect to any other property or liability covered under such policy), and until the same shall have been approved by Landlord in writing.

Section 19.3. Compliance with Building Insurance Requirements. After Tenant takes occupancy of the Premises, Tenant shall not violate or permit in, on or upon the Premises the violation of any condition imposed by such standard fire insurance policies as are normally issued for office buildings in the City or County in which the Building is located. Tenant shall not do, surfer or permit anything to be done, or keep, suffer or permit anything to be kept, in the Premises which would increase the risk ratings or premium calculation factors on the Building or property therein (collectively an “Increased Risk”), or which would result in insurance companies of good standing refusing to insure the Building or any property appurtenant thereto in such amounts and against such risks as Landlord may reasonably determine from time to time are appropriate.

Notwithstanding the above, if additional insurance is available to cover such Increased Risk, Tenant shall not be in default hereunder if:

a)     Tenant authorizes Landlord in writing to obtain such additional insurance: and

b)     prepays the annual cost thereof to Landlord for such additional coverage, as well as the additional costs, if any, of any increase in Landlord’s other insurance premiums resulting from the existence or continuance of such Increased Risk.

Section 19.4. Mutual Waiver of Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights or subrogation that such companies may have against Landlord or Tenant, as the case may be. Anything in this Lease to the contrary notwithstanding. Landlord and Tenant hereby waive and release each other or and from any and all rights of recovery, claims, actions or causes of actions against each other, their respective agents, officers and employees, for any loss or damage that may occur to the Premises, Building or Project, or personal property within the Building, regardless of cause or origin, including the negligence of Landlord and Tenant and their respective agents, officers, employees and contractors. Each party agrees to give immediately to its respective insurance company which has issued policies of insurance covering any risk of direct physical loss, written notice of the terms or the mutual waivers contained in this

Section 19.4, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason at’ said waivers.

Section 19.5. Failure to Secure. If at any time during the Term, and after expiration of ten (10) business days’ prior written demand therefore from Landlord, Tenant fails to provide documentation reasonably acceptable to Landlord that Tenant has secured and maintained the insurance coverage required hereunder, then such failure shall be considered a material default under this Lease, and Landlord shall have the option, but not the obligation, without further notice or demand to obtain such insurance on behalf of or as the agent of Tenant and in Tenant’s name.

Tenant shall pay Landlord’s billing for the premiums associated with such insurance policy or policies within thirty (30) days after receipt of Landlord’s billing, as well as such other reasonable costs and fees arising out of such default, together with interest on the entire amount so advanced by Landlord, at the rate of ten percent (10%) per annum, computed from the date of such advance. Such advances, if made by Landlord, shall be construed as and considered Additional Rent under this Lease.

ARTICLE 20

MISCELLANEOUS

Section 20.1. Entire Agreement. This Lease, including the exhibits and guaranty of lease, if any, annexed hereto, contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection therewith and neither party and no agent or representative thereof has made or is making, and neither party in executing and delivering this Lease is relying upon, any warranties or representations, except to the extent set forth in this Lease. All understandings and agreements heretofore had between Landlord and Tenant relating to the leasing of the Premises are merged in this Lease, which alone fully and completely expresses their agreement. The Riders (if any) and Exhibits annexed to this Lease and the Construction Agreement are hereby incorporated herein and made a part hereof.

Section 20.2. No Waiver or Modification. The failure of Landlord or Tenant to insist in any instance upon the strict keeping, observance or performance of any covenant or agreement contained in this Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or agreement, but the same shall continue and remain in full force and effect. No waiver or modification by either Landlord or Tenant of any covenant or agreement contained in this Lease shall be deemed to have been made unless the same is in writing executed by the party whose rights are being waived or modified. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted in writing by Landlord. The receipt and retention by Landlord, and the payment by Tenant, of Fixed Monthly Rent or Additional Rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach by either Landlord or Tenant.

Section 20.3. Time of the Essence. Time is of the essence of this Lease and of all provisions hereof.

Section 20.4. Force Majeure. For the purposes of this Lease, “Force Majeure” shall be defined as any or all prevention, delays or stoppages and/or the inability to obtain services, labor, materials or reasonable substitutes therefor, when such prevention, delay, stoppage or failure is due to strikes, lockouts, labor disputes, terrorist acts, acts of God, governmental actions, civil commotion, fire or other casualty, and/or other causes beyond the reasonable control of the party obligated to perform, except that Force Majeure may not be raised as a defense for Tenant’s non-performance of any obligations imposed by this Lease with regard to the payment of Fixed Monthly Rent and/or Additional Rent.

Notwithstanding anything to the contrary contained in this Lease, Force Majeure shall excuse the performance of such party for a period equal to any such prevention, delay, stoppage or inability. Therefore, if this Lease specifies a time period for performance of an obligation by either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

Section 20.5. Broker. Landlord and Tenant represent to one another that each has dealt with no broker or agent in connection with this Lease or its negotiations other than Douglas Emmett Management, LLC and Jones Lang LaSalle, Inc. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this Lease.

Section 20.6. Governing Law. This Lease shall be governed by and construed in accordance with the laws or the State of California.

Section 20.7. Submission of Lease. Whether or not rental deposits have been received by Landlord from Tenant, and whether or not Landlord has delivered to Tenant an unexecuted draft version of this Lease for Tenant’s review and/or signature, no contractual or other rights shall exist between Landlord and Tenant with respect to the Premises, nor shall this Lease be valid and/or in effect until this Lease has been fully executed and a duplicate original of said fully-executed Lease has been delivered to both Landlord and Tenant.

The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Tenant to lease, or otherwise create any interest by Tenant in the Premises or any other offices or space situated in the Building. Execution or this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered a fully-executed duplicate original of this Lease to Tenant. Landlord and Tenant agree hereby to authorize transmission of all or portions of documents, including signature lines thereon, by facsimile machines, and further authorize the other party to rely conclusively upon such facsimile transmissions as if the original had been received.

Section 20.8. Captions. The captions in this Lease are for convenience only and shall not in any way limit or be deemed to construe or interpret the terms and provisions hereof.

Section 20.9. Singular and Plural, Etc. The words “Landlord” and “Tenant”, as used herein, shall include the plural as well as the, singular. Words used in the masculine gender include the feminine and neuter. If there be more than one Landlord or Tenant the obligations hereunder imposed upon Landlord and Tenant shall be joint and several.

Section 20.10. Independent Covenants. Except where the covenants contained in one Article of this Lease are clearly affected by or contingent upon fulfillment by either party of another Article or paragraph of this Lease, this Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any actions hereunder at Landlord’s expense or to any set-off of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for the violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified; and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

Section 20.11. Severability. If any covenant or agreement of this Lease or the application thereof to any person or circumstance shall be held to be invalid or unenforceable, then and in each such event the remainder of this Lease or the application of such covenant or agreement to any other person or any other circumstance shall not be thereby affected, and each covenant and agreement hereof shall remain valid and enforceable to the littlest extent permitted by law.

Section 20.12. Warranty of Authority. If Landlord or Tenant signs as a corporation, limited liability company or a partnership, Landlord and Tenant hereby covenant and warrant that each is a duly authorized and existing entity, that each has and is qualified to do business in California, that the persons signing on behalf of Landlord or Tenant have full right and authority to enter into this Lease, and that each and every person signing on behalf of either Landlord or Tenant are authorized to do so.

Section 20.13. No Representations or Warranties. Neither Landlord nor Landlord’s agents or attorneys have made any representations or warranties with respect to the Premises, the Building or this Lease, except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise.

Section 20.14. No Joint Venture or Partnership. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

Section 20.15. Tenant’s Obligations At Its Sole Expense. Notwithstanding the fact that certain references in this Lease to acts required to be performed by Tenant hereunder, or to breaches or defaults of this Lease by Tenant, omit to state that such acts shall be performed at Tenant’s sole expense, or omit to state that such breaches or defaults by Tenant are material, unless the context clearly implies to the contrary each and every act to be performed or obligation to be fulfilled by Tenant pursuant to this Lease shall be performed or fulfilled at Tenant’s sole expense, and all breaches or defaults by Tenant hereunder shall be deemed material.

Section 20.16. Attorneys’ Fees. If litigation is instituted between Landlord and Tenant, the cause for which arises out of or in relation to this Lease, the prevailing party in such litigation shall be entitled to receive its costs (not limited to court costs), expenses and reasonable attorneys’ fees from the non-prevailing party as the same may be awarded by the court.

Section 20.17. Waiver of Trial by Jury. In the interest of saving time and expense, Landlord and Tenant hereby consent to trial without a jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or their successor-in-interest in respect to any matters arising out of or relating to this Lease.

Section 20.18. No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

Section 20.19. Prohibition Against Recording. Except as provided in Section 14.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

Section 20.20. Hazardous Waste. Tenant specifically agrees that, except for such limited quantities or office materials and supplies as are customarily used in Tenant’s normal business operations, Tenant shall not engage or permit at any time, any operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, for the purpose of or in any way involving the handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any hazardous substances, materials or wastes, or any wastes regulated under any local, state or federal law (collectively, “Hazardous Materials”).

Tenant shall, during the Term, remain in full compliance with all applicable laws governing its use and occupancy of the Premises, including, without limitation, the handling, manufacturing, treatment, storage, disposal, discharge, use, and transportation of hazardous substances, materials or wastes, and any wastes regulated under any local, state or federal law. Tenant will remain in full compliance with the terms and conditions of all permits and licenses issued to it by any governmental authority on account of any or all of its activities on the Premises.

To the best knowledge of Landlord, (a) except as expressly set forth in this Lease (including its exhibits), no Hazardous Material is present on the Real Property or the soil, surface water or groundwater thereof, (b) no underground storage tanks are present on the Real Property, and (c) no action, proceeding or claim is pending or threatened regarding the Real Property concerning any Hazardous Material or pursuant to any environmental law. Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Material present at any time on or about the Real Property, or the soil, air, improvements, groundwater or surface water thereof, or the violation any laws, orders or regulations, relating to any such Hazardous Material, except to the extent that any of the foregoing actually results from the release or emission of Hazardous Material by Tenant or its agents or employees in violation of applicable environmental laws.

Section 20.21. Transportation Management. Tenant shall, at Tenant’s sole expense, fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, when the same have been mandated by an outside governmental authority having jurisdiction therefor and not when required for the convenience of Landlord.

In connection therewith, Tenant shall be responsible for the transportation planning and management for all of Tenant’s employees while located at the Premises, by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities reasonably designated by Landlord. Such programs may include, without limitation:

a)     restrictions on the number of peak-hour vehicle trips generated by Tenant;

b)     requirements for increased vehicle occupancy;

c)      implementing an in-house ride-sharing program and/or appointing an employee transportation coordinator;

d)     working with employees of any Building (or area-wide) ridesharing program manager;

e)      instituting employer-sponsored incentives (financial or in-kind) to encourage employees to ridesharing; and

f)       utilizing flexible work shills for employees.

Section 20.22. Signage. Except as expressly provided otherwise in this Lease, Tenant may not install, inscribe, paint or affix any awning, shade, sign, advertisement or notice on or to any part of the outside or inside of the Building, or in any portion of the Premises visible to the outside of the Building or Common Areas without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s reasonable discretion.

All signage and/or directory listings installed on behalf of Tenant, whether installed in, on or upon the public corridors, doorways, Building directory and/or parking directory (if any), or in any other location whatsoever visible outside of the Premises, shall be installed by Landlord, at Tenant’s sole expense.

Tenant’s identification on or in any Common Area of the Building shall be limited to Tenant’s name and suite designation, it being expressly understood and agreed that Tenant shall be entitled to such suite identification signage at the entry to the Premises and in the elevator lobby on the second (2nd) floor of the Building, and in no event shall Tenant be entitled to the installation of Tenant’s logo in any portion of the Building or Common Areas other than the interior of the Premises. Furthermore, the size, style, and placement of letters to be used in any of Tenant’s signage shall be approved by Landlord, in Landlord’s reasonable discretion, in full conformance with the previously established signage program for the Building.

Except as specified hereinbelow, Tenant shall only be entitled to one (1) listing on the Building directory, or any parking directory ancillary thereto, which shall only show Tenant’s business name and suite designation. Tenant shall also be entitled to a maximum of eighteen (18) additional listings on said Building and/or parking directory (subject to availability), which listings shall be limited solely to Tenant’s officers, employees, subsidiaries, affiliates and/or sublessees, if any. All of said listings shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

Section 20.22.1 Auto-Dealer Sign. Notwithstanding any contrary provision of this Lease, Tenant shall be permitted to install and maintain a sign identifying Tenant (but not containing Tenant’s logo) in a location reasonably designated by Landlord and visible from the exterior of the Building (the “Auto-Dealer Sign”). The style, color, size and format and all other design elements and materials of the Auto-Dealer Sign shall be acceptable to Landlord in Landlord’s reasonable discretion, but consistent with applicable licensing criteria.

In addition, Tenant shall bear all expenses relating to the Auto-Dealer Sign, including, without limitation:

a)     The cost of obtaining permits and approvals for the Auto-Dealer Sign, if any; and

b)     The cost of maintaining, repairing, and replacing the Auto-Dealer Sign.

Tenant shall pay to Landlord, within tell (10) business days after receipt of Landlord’s demand, any expenses incurred by Landlord with respect to the Auto-Dealer Sign, except for those payable directly by Tenant to any third party. Tenant’s payment obligation under this Section 20.22.1 shall survive the expiration or earlier termination of the Term.

Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove the Auto-Dealer Sign and repair any damage to the Building resulting from such removal.

The signage right granted hereunder is personal to the Tenant signing this Lease and shall be null, void and of no further force or effect (i) as of the date Tenant assigns this Lease to an entity other than an Affiliate (as defined in Section 11.2.1 above), or (ii) at any time Tenant is in default of its obligations under this Lease beyond any applicable notice and/or cure period.

Section 20.23. Intentionally Deleted

Section 20.24. Confidentiality. Landlord and Tenant agree that the covenants and provisions of this Lease shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, which permitted disclosure shall include, but not be limited to, the board members, legal counsel and/or accountants of either Landlord or Tenant. In addition, Tenant shall be entitled to disclose this Lease as required by law or in connection with any dispute or litigation and to any contractors, investors, acquirers or merger partners of Tenant. The provisions of this Section 20.24 shall expire on the third (3rd) anniversary of the Commencement Date.

Section 20.25. INTENTIONALLY OMITTED.

Section 20.26. Landlord’s Right to Perform Tenant’s Obligations. All obligations to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s expense (unless this Lease expressly provides otherwise) without any reduction of or offset against Rent. Except to the extent set forth in Section 17.2 herein, in the event of a default beyond applicable notice and cure periods by Tenant of any obligation under this Lease, Landlord may, after delivering notice to Tenant and allowing Tenant ten (10) business days to cure such default, perform the obligation on Tenant’s behalf, without waiving any of Landlord’s rights, remedies, claims or defenses with respect to Tenant’s failure to perform any obligations and without releasing Tenant from such obligations. If Landlord determines that such default reasonably requires additional time for cure, then Landlord’s notice may state such other time period, provided that Tenant commences its cure within ten (10) business days after notice and thereafter continuously prosecutes such cure to completion. Within fifteen (15) business days after receiving a statement from Landlord, Tenant shall pay to Landlord the amount of the expense reasonably incurred by Landlord in performing Tenant’s obligation. If Tenant fails to pay such amount to Landlord within the specified time period, Landlord may (in addition to any other remedies of Landlord under this Lease or applicable law) deduct the amount due from the Security Deposit under Section 3.7. The terms of this Section 20.26 shall survive the expiration or earlier termination of this Lease.

Section 20.27. Approvals. Whenever this Lease requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

Section 20.28. Reasonable Expenditures. Any expenditure by a party permitted or required under this Lease, for which such party demands reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party.

Section 20.29. Contemplated Name Change. Landlord acknowledges and agrees that (i) Tenant advised Landlord that Tenant is contemplating changing its name to “TrueCar, Inc.” or a similar name and (ii) Tenant does elect to change its name, such name change shall not constitute a Transfer (as defined in Article 11).

ARTICLE 21
PARKING

Section 21.1. Parking. Throughout the Term, Tenant shall be obligated to purchase ten (10) reserved parking permits and forty-two (42) unreserved parking permits during each month of the Term on a “must-take” basis. Except as otherwise permitted by Landlord’s management agent in its reasonable discretion, and based on the availability thereof, in no event shall Tenant be entitled to purchase more than the number of parking permits listed in the BLI. If additional parking permits are available on a month-to-month basis, which determination shall be in the reasonable discretion of Landlord’s parking agent, Tenant shall be permitted to purchase one or more of said permits on a first-come, first-served basis.

Said parking permits shall allow Tenant to park in the Building parking facility at the posted monthly parking rates and charges then in effect, plus any and all applicable taxes, provided that such rates may be changed from time to time, in Landlord’s reasonable discretion; provided, however, that Tenant shall be entitled to a ten percent (10%) discount on all parking permits and validations purchased by Tenant during the first eighteen (18) months of the Term. Landlord shall retain sole discretion to designate the location of each parking space, and whether it shall be assigned, or unassigned, unless specifically agreed to otherwise in writing between Landlord and Tenant.

Guests and invitees of Tenant shall have the right to use, in common with guests and invitees of other tenants of the Building, the transient parking facilities of the Building at the then-posted parking rates and charges, or at such other rate or rates and charges as may be agreed upon from time to time between Landlord and Tenant in writing. Such rate(s) or charges may be changed by Landlord from time to time in Landlord’s reasonable discretion, and shall include, without limitation, any and all fees or taxes relating to parking assessed to Landlord for such parking facilities.

Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders continued use of said transient, as well as monthly parking, shall be contingent upon Tenant and Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders continued compliance with the reasonable and non-discriminatory rules and regulations adopted by Landlord, which rules and regulations may change at any time or from time to time during the Term hereof in Landlord’s sole discretion.

ARTICLE 22

CONCIERGE SERVICES

Section 22.1. Provision of Services. Landlord and Tenant acknowledge and understand that Landlord, through one or more of its affiliates, may, from time to time, make it possible for Tenant to use or purchase a variety of personal services which may include, but not be limited to, personal shopping, assistance with choosing or obtaining travel reservations, accommodations and/or tickets; tickets to performances, recommendations to eating establishments; and the like, as well as construction administration services (collectively “Concierge Services”).

Tenant acknowledges that said Concierge Services are provided by Landlord’s affiliate solely as an accommodation to and for the convenience of Tenant and Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, and Landlord does not make any representation, warranty or guarantee, express or implied, as to the quality, value, accuracy, or completeness of said Concierge Services, or whether or not Tenant shall be satisfied with the services and/or goods so provided and/or recommended. Landlord hereby disclaims any control over the variety or sufficiency of such services to be provided.

Tenant acknowledges that Tenant is not required to use such Concierge Services as a condition precedent to compliance with this Lease; that Tenant’s use of such Concierge Services is strictly voluntary, and at the sole discretion and control of Tenant. Tenant shall independently make such financial arrangements for payment or the services provided as Tenant deems reasonable and of value.

Section 22.2. Indemnification and Release by Tenant. Notwithstanding anything to the contrary contained in the Lease, any city, county, state or federal ordinance, statute, regulation or law, Tenant’s signature hereon indicates Tenant’s agreement that solely as it relates to the purchase or use of Concierge Services by Tenant or the agents, contractors, employees, officers, partners, and/or shareholders of Tenant, Tenant, on behalf of itself and its agents, contractors, directors, employees, licensees, officers, partners or shareholders, does and shall hereby forever hold Landlord and Landlord’s affiliates, agents, assigns, contractors, directors, employees, officers, parent organization, partners, representatives, shareholders, and subsidiaries (collectively the “Indemnitees”) harmless from and forever release, remise, discharge, acquit and relieve the Indemnitees from and against any and all claims, demands, causes of action, obligations, liabilities, agreements, damages, cost (including, without limitation, reasonable attorneys’ fees), loss, or liability of any kind or nature, whether asserted, known or unknown, suspected or unsuspected, in any way connected with, which any one or more of the Indemnitees may sustain or incur by reason of, related to, associated with, or arising out of the provision, use or the rendering of any such Concierge Services or the delivery of such Concierge Services to Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders.

Solely as it relates to the purchase or use of Concierge Services by Tenant or the agents, contractors, employees, officers, partners, and/or shareholders of Tenant, Tenant hereby expressly waives all rights and benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California, which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release and which, if known by him, must have materially affected his settlement with the debtor.”

In so doing, Tenant acknowledges that it will be unable to make any claim against Landlord or any other Indemnitees for damages that may exist as of the date or after the date of this release, but which Tenant does not know to exist, and which, if known, would materially have affected Tenant’s decision to execute this document, regardless of whether Tenant’s lack of knowledge, if any, is the result of ignorance, oversight, error, negligence or other cause.

ARTICLE 23

OPTION TO EXTEND TERM

Section 23.1. Notice. Provided Tenant is not in default after the expiration of notice and the opportunity to cure on the date after Tenant gives notice to Landlord of Tenant’s intent to exercise its rights pursuant to this Article 23, Tenant is given the option to extend the term for an additional five (5) year period (the “Extended Term”), commencing the next calendar day after the expiration of the Term (the “Option”). The Option shall apply only to the entirety of the Premises, and Tenant shall have no right to exercise the Option as to only a portion of the Premises.

Tenant’s exercise or this Option is contingent upon Tenant by giving written notice to Landlord (the “Option Notice”) of Tenant’s election to exercise its rights pursuant to this Option by Certified Mail, Return Receipt Requested, or by overnight courier, no more than twelve (12) and no less than nine (9) months prior to the Termination Date.

Section 23.2. Fixed Monthly Rent Payable. The Rent payable by Tenant during the Extended Term (“Option Rent”) shall be equal to the Fair Market Value of the Premises as of the commencement date of the Extended Term. The term “Fair Market Value” shall be defined as the effective rent reasonably achievable by Landlord, and shall include but not be limited to, all economic benefits obtainable by Landlord, such as Fixed Monthly Rent (including periodic adjustments), Additional Rent in the form of Operating Expense reimbursements, and any and all other monetary or non-monetary consideration that may be given in the market place to a non-renewal tenant, as is chargeable for a similar use of comparable space in the downtown Santa Monica area of the Premises.

Said computation shall specifically be based on the Premises in its “as-is” condition, without payment of any brokerage commission to any broker and in consideration of the fact that there shall be no period of vacancy.

Landlord and Tenant shall have thirty (30) days (the “Negotiation Period”) after Landlord receives the Option Notice in which to agree on the Fair Market Value. If Landlord and Tenant agree on the Fair Market Value during the Negotiation Period, they shall immediately execute an amendment to the Lease extending the Term and stating the Fair Market Value.

Section 23.3. Appraisers to Set Fair Market Value. If Landlord and Tenant are unable to agree on the Fair Market Value during the Negotiation Period, then:

a)    Landlord and Tenant, each at its own cost, shall select an independent real estate appraiser with at least ten (10) years full-time commercial appraisal experience in the area in which the Premises are located, and shall provide written notice to the other party of the identity and address of the appraiser so appointed. Landlord and Tenant shall make such selection within ten (10) days after the expiration of the Negotiation Period.

b)     Within thirty (30) days of having been appointed to do so (the “Appraisal Period”), the two (2) appraisers so appointed shall meet and set the Fair Market Value for the Extended Term. In setting the Fair Market Value, the appraisers shall solely consider the use of the Premises for general office purposes.

Section 23.4. Failure by Appraisers to Set Fair Market Value. If the two (2) appointed appraisers are unable to agree on the Fair Market Value within ten (10) days after expiration of the Appraisal Period, they shall elect a third appraiser of like or better qualifications, and who has not previously acted in any capacity for either Landlord or Tenant. Landlord and Tenant shall each hear one half of the costs of the third appraiser’s fee.

Within thirty (30) days after the selection of the third appraiser (the “Second Appraisal Period”) the Fair Market Value for the Extended Term shall be set by a majority of the appraisers now appointed.

If a majority of the appraisers are unable to set the Fair Market Value within the Second Appraisal Period, the three (3) appraisers shall individually render separate appraisals of the Fair Market Value, and their three (3) appraisals shall be added together, then divided by three (3); resulting in an average of the appraisals, which shall be the Fair Market Value during the Extended Term.

However, if the low appraisal or’ high appraisal varies by more than ten percent (10%) from the middle appraisal, then one (I) or both shall be disregarded, If only one (I) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting average shall be the Fair Market Value. If both the low and high appraisals are disregarded, the middle appraisal shall be the Fair Market Value for the Premises during the Extended Term. The appraisers shall immediately notify Landlord and Tenant of the Fair Market Value so established, and Landlord and Tenant shall immediately execute an amendment to the Lease, extending the Term and revising the Fixed Monthly, Rent payable pursuant to the Fair Market Value so established.

Tenant’s failure to execute such amendment establishing the Fair Market Value within fifteen (15) days after the other party’s request therefor shall constitute a material default under the Lease.

Section 23.5. No Right of Reinstatement or Further Extension. Once Tenant has failed to exercise its rights to extend the term pursuant to this Article 23, it shall have no right of reinstatement of its Option to Extend the Term, nor shall Tenant have any right to a further or second extension of the Term beyond the period stated in Section 23.1 hereinabove.

Section 23.6. No Assignment of Option. This Option may be exercised only by the original-named tenant signing this Lease or an Affiliate (as defined in Lease Section 11.2.1), and shall be null, void and of no further force or effect as of the date that Tenant assigns this Lease to an entity other than an Affiliate.

ARTICLE 24

RIGHT OF FIRST OFFER

Section 24.1. First Offer Space. Landlord hereby grants to Tenant an ongoing right of first offer with respect to each portion of the ground floor of the Building (except for that portion of the ground floor of the Building currently occupied by I. Cugini) which Landlord reasonably determines will become vacant and available following the Commencement Date (each such portion of the Building being hereinafter referred to as the “First Offer Space”). The term of the Lease with respect to the First Offer Space shall (x) commence only following the expiration or earlier termination of the existing lease (including renewals) of the First Offer Space and after the First Offer Space is actually vacated and becomes available for lease, and (y) expire on the Termination Date. The right of first offer granted to Tenant herein shall be subordinate to the existing rights of expansion, rights of refusal or rights of first offer (collectively, the “Superior Right Holders”) with respect to the First Offer Space. Tenant’s right of first offer shall be on the terms and conditions set forth in this Article 24.

Section 24.2. Procedure for Offer. Landlord shall notify Tenant (the “First Offer Notice”) when Landlord reasonably anticipates that the First Offer Space will become available for lease to third parties. The First Offer Notice shall specify the terms and conditions upon which Landlord is willing to lease the First Offer Space to Tenant, provided that no Superior Right Holder wishes to lease the First Offer Space in accordance with their superior rights.

Section 24.3. Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the First Offer Space, then within ten (10) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its right of first offer with respect to the First Offer Space on the terms set forth in the First Offer Notice (the “Acceptance Notice”). If Tenant does not elect to exercise its right to lease the First Offer Space within such ten (10) business day period (the “Exercise Period”), then Landlord may lease the First Offer Space to any third party on terms that are not Substantially More Favorable Terms (as defined below), provided, however, if Landlord does not execute a binding lease document (on terms that are not Substantially More Favorable Terms) within one hundred eighty (180) days from expiration of the Exercise Period, then Landlord must deliver a new First Offer Notice to Tenant prior to entering into a lease agreement with respect to the space described in original First Offer Notice and the procedures set forth in this Section 24.3 shall apply to such new First Offer Notice. “Substantially More Favorable Terms” shall mean that the average “net effective rent” (defined below) offered to the potential tenant is less than ninety-five percent (95%) of the average net effective rent set forth in the First Offer Notice. The term “net effective rent” shall mean the net rental amount to be paid to Landlord, taking into account any tenant improvement expenses and allowances to be incurred by Landlord and any free rent or other monetary concessions granted by Landlord (amortized on a straight-line basis over the life of the lease term proposed under the First Offer Notice or the terms to the potential tenant, as applicable). Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the applicable First Offer Space, and Tenant may not elect to lease only a portion thereof.

Section 24.4. Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the applicable First Offer Space, Landlord and Tenant shall within fifteen (15) days thereafter execute an amendment to the Lease for the First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Article 24.

Section 24.5. Termination of Right of First Offer. The rights Contained in this Article 24 may only be exercised by Tenant and any Affiliate. Tenant shall not have the right to lease the First Offer Space, as provided in this Article 24 if, as of the date of the attempted exercise of such right of first offer by Tenant, Tenant is in default under this Lease beyond any applicable notice and/or cure period. Tenant’s right of first offer shall be continuous during the Term of this Lease and any extension thereof. Tenant’s rejection of any particular offer shall not relieve Landlord of its obligation to again offer such First Offer Space and any other First Offer Space to Tenant at any time that any First Offer Space subsequently becomes available.

ARTICLE 25

TERMINATION OPTION

Section 25.1 Early Termination Date. Tenant may elect to terminate the Lease effective as of the last calendar day of the thirty-sixth (36th) full calendar month of the Term (the “Early Termination Date”) by giving Landlord written notice (the “Termination Notice”) during the period commencing on the first calendar day of the twenty-third (23rd) full calendar month and ending on the last calendar day of the twenty-fourth (24th) full calendar month of the Term (the “Notice Period”), with the Termination Notice being sent to Landlord in accordance with Article 16 of this Lease.

Section 25.2. Contingencies to Early Termination. Provided that the termination Notice and the Termination Fee (as defined below) are duly received by Landlord, then, as of the Early Termination Date, this Lease shall terminate and Tenant is released from liability for any of its obligations hereunder, except for such obligations as specifically herein continue after the expiration or earlier termination of this Lease and except for any outstanding amounts of Rent owed to Landlord for the time period on and prior to the Early Termination Date.

Section 25.3. Termination Fee. If Tenant exercises its early termination option pursuant to this Article 25, Tenant shall pay to Landlord a Termination Fee of $430,828.76 (the “Termination Fee”) in two (2) equal parts, with fifty percent (50%) of such Termination Fee payable within fifteen (15) days following Landlord’s receipt of the Termination Notice and the remaining fifty percent (50%) payable not less than thirty (30) days prior to the Early Termination Date. If Tenant fails to pay the Termination Fee within the time periods set forth in this Section 25.3, the provisions of this Article 25 shall be deemed null and void.

Section 25.4. Expiration of Termination Option. Provided that Tenant has not already delivered the Termination Notice specified hereinabove, then, effective as of the first calendar day of the twenty-fifth (25th) full calendar month of the Term, the provisions of this Article 25 shall be deemed null, void and of no further force or effect.

ARTICLE 26

LETTER OF CREDIT

Within forty-live (45) days after the full execution of this Lease, Tenant shall deliver to Landlord, as collateral for the full and faithful performance by Tenant of all of its obligations under this Lease, an irrevocable and unconditional negotiable letter of credit (the “Letter of Credit”), substantially in the form attached as Exhibit G hereto and made a part hereof, and containing the terms required herein, running in favor of Landlord, issued by a solvent bank reasonably approved by Landlord under the supervision of the Superintendent of Banks of the State of California, or a National Banking Association, in the amount of $495,001.35 (“LC Amount”), Landlord hereby approves Silicon Valley Bank as an acceptable issuer of the Letter of Credit. The Letter of Credit shall be:

a)     at sight and irrevocable

b)     maintained in effect for the entire Lease Term through the date that is thirty (30) days following the expiration or earlier termination of this Lease (the “Outside Date”), provide that the expiration date of the Letter of Credit shall be no earlier than the Outside Date or provide for automatic renewal thereof at least through the Outside Date, unless the issuing bank provides at least sixty (60) days’ prior written notice to Landlord of such non-renewal by certified mail, return receipt requested at the address set forth on the form of Letter of Credit attached as Exhibit G, and Tenant shall deliver a new Letter of Credit to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit without any action whatsoever on the part of Landlord;

c)      subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev) International Chamber of Commerce Publication #500; and

d)     fully assignable by Landlord in connection with any number of transfers of Landlord’s interest in this Lease (with Tenant bearing any fees, costs or expenses in connection with any such transfer), and permit partial draws.

In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same) shall be acceptable to Landlord, in Landlord’s reasonable discretion, and shall provide, among other things, in effect that:

i)            Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Landlord’s written statement that Landlord is entitled to make such drawing under this Lease, it being understood that if Landlord is a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity);

ii)        the Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement; and

iii)    in the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable) to the transferee and the transferee shall assume this Lease in writing, and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord.

If, as a result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the LC Amount, Tenant shall, within five (5) days thereafter, provide Landlord with an additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount of the LC Amount) and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Article 26, and if Tenant fails to comply with the foregoing, the same shall constitute a default by Tenant.

Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit, or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Termination Date, Landlord will accept a renewal letter or credit or substitute letter of credit (such renewal or substitute letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above provided through the Lease Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its reasonable discretion. However, if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Article 26, Tenant shall not be in default but Landlord shall have the right to present the letter of Credit to the issuing bank in accordance with the terms of this Article 26, and the entire sum evidenced thereby shall be paid to and held by Landlord as cash (the “Cash Collateral”) to be held as collateral for performance of all of Tenant’s obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease pending Tenant’s delivery to Landlord of the required replacement letter of credit in the LC Amount and otherwise complying with all of the provisions of this Article 26.  Upon delivery of such replacement letter of credit, any Cash Collateral held by Landlord shall be returned to Tenant.  Landlord shall have the right to hold Cash Collateral in a deposit account in the name of Landlord and commingle the Cash Collateral with its general assets and Tenant hereby grants Landlord a security interest in the Cash Collateral.  Tenant shall not be entitled to any interest earned on the Cash Collateral.

If there shall occur a default under the Lease beyond any applicable grace period, Landlord may, but without obligation to do so, draw upon the Letter of Credit and/or utilize the Cash Collateral, in part or in whole, to cure any default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which may be sustained by Landlord resulting from Tenant’s default. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw from the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.

Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or Cash Collateral be:

a)     deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7:

b)    subject to the terms of such Section 1950.7; or

c)      intended to serve as a “security deposit” within the meaning of such Section 1950.7.

The parties hereto:

i)         recite that the Letter or Credit and/or Cash Collateral, as the case may be, is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto; and

ii)     waive any and all rights, duties and obligations either party may note or, in the future, will have relating to or arising from the Security Deposit Laws.

Notwithstanding any contrary provision of this Article 26 and subject to the conditions set forth in the last sentence of this paragraph, the LC Amount shall decrease to (i) $371,251.01 as of the last calendar day of the thirty-sixth (36th) full calendar month of the Term, (ii) $247,500.67 as of the last calendar day of the forty-eighth (48th) full calendar month of the Term, (iii) $123,750.33 as of the Termination Date, and (iv) $0.00 as of the Outside Date (it being expressly understood and agreed that, each such reduction may be accomplished by delivery to Landlord of an amendment to the Letter of Credit or a replacement letter of credit). Notwithstanding the foregoing, the LC Amount shall be decreased only if (a) there does not then exist a default or breach by Tenant of its obligations or liabilities under this Lease which continues after the expiration of any applicable cure period, and (b) neither this Lease nor Tenant’s tight to possession of the Premises has been terminated.

Tenant expressly acknowledges and agrees that unless and until Landlord receives the Letter of Credit. Landlord shall not be obligated to pay any portion of the brokerage commission payable to Jones Lang LaSalle pursuant to Section 20.5 of this Lease or disburse any portion of the Allowance (as such term is defined in Exhibit 13 attached hereto and made a part hereof).

[REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease, effective the later of the date(s) written below.

LANDLORD:				TENANT:

DOUGLAS EMMETT 1995, LLC,				ZAG.COM INC.
a Delaware limited liability company				a Delaware corporation

By:	Douglas Emmett Management, LLC			By:	/s/ Stephen Hansen
	a Delaware limited liability company,			Name:	Stephen Hansen
	its Agent			Title:	President/COO

	By:	Douglas Emmett Management, Inc.
		a Delaware corporation, its Manager		Dated:

		By:	/s/ Michael J. Means
Michael J. Means,
			Senior Vice President	By:
Name:
		Dated:	10-20-10	Title:

Dated:

EXHIBIT A — PREMISES PLAN

Suite 200 at 120 Broadway, Santa Monica, California 90401
Rentable Area; approximately 17,260 square feet
Usable Area; approximately 14,564 square feet
(Measured pursuant to the provisions of Section 1.4 of the Lease)

A-1

EXHIBIT B

CONSTRUCTION AGREEMENT
CONSTRUCTION PERFORMED BY TENANT

Section 1. Selection of Contractor. The contractor constructing the Improvements shall be selected by Tenant and subject to Landlord’s reasonable prior approval.

Section 2. Tenant to Complete Construction. Tenant’s general contractor (“Contractor”) shall furnish and install within the Premises those items of general construction (the “Improvements”), shown on the Approved Construction Drawings (as defined by below). The definition of the “Improvements” shall include all costs associated with completing the Improvements, including but not limited to, space planning, design, architectural, and engineering fees, contracting, labor and material costs, municipal fees, plan check and permit costs, and document development and/or reproduction costs. The Improvements shall comply in all respects with the following: (i) all state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; (iii) building material manufacturer’s specifications and (iv) the Final Plans and Specifications.

All Tenant selections of finishes shall be indicated in the Approved Construction Drawings and shall be equal to or better than the minimum Building standards and specifications.

Any work not shown in the Approved Construction Drawings or included in the Improvements such as, but not limited to, telephone service, furnishings, or cabinetry, for which Tenant contracts separately shall be subject to Landlord’s policies set forth herein.

Notwithstanding anything to the contrary herein, Tenant shall, have no obligation to perform the Improvements and may reduce the scope of the Improvements, provided, however, that any Improvements actually constructed shall comply with the provisions hereof,

Section 3. Tenant’s Payment of Costs. Subject to Landlord’s payment of the Allowance, Tenant shall bear all costs of the Improvements. and shall timely pay said costs directly to the Contractor. From time to time, Tenant shall provide Landlord with such evidence as Landlord may reasonably request that the Contractor has been paid in full for the work completed to date.

In addition, Tenant shall reimburse Landlord (up to a maximum amount of $2,500.00) for any and all of Landlord’s actual and reasonable out of pocket costs incurred in reviewing Tenant’s Plans and Specifications (as defined below) or for any other “peer review” work associated with Landlord’s review of Tenant’s Plans and Specifications (the “Peer Review Costs”), including, without limitation, Landlord’s actual and reasonable out of pocket costs incurred in engaging any third party engineers, contractors, consultants or design specialists. Tenant shall pay such actual and reasonable costs to Landlord within five (5) business days after Landlord’s delivery to ‘Tenant of a copy of the invoice(s) for such work.

Notwithstanding anything to the contrary herein, the cost of the Improvements to be provided at Tenant’s sole expense shall not include, Tenant shall have no responsibility for and the Allowance shall not be used for, and, where applicable, Landlord shall promptly reimburse Tenant for the following costs: (a) costs incurred due to the presence of Hazardous Materials in the Premises or the Real Property; (b) penalties and late charges attributable to Landlord’s breach of this Exhibit B; and (c) subject to the express provisions of this Exhibit B, any costs incurred by Landlord in connection with the Improvements other than the Administrative Fee (defined below).

In addition, Landlord shall perform, construct and pay for any renovations or other improvements which Landlord is required (by any governmental authority having jurisdiction) to make to any portion of the Building outside of the Premises, including the Common Areas, which arise out of or are required in connection with Tenant’s completion of the Improvements.

The failure by Tenant to timely pay such amounts as required under this Paragraph 2 prior to the expiration of any applicable notice and/or cure periods shall be a material default under the Lease.

Section 4. Lien Waiver and Releases. During the course of construction Contractor shall provide Landlord with executed lien waiver and release forms as reasonably requested by Landlord (including any conditional or unconditional waiver and release forms in the form required under California Civil Code Sections 3262(d), 3262(d)(3) or Section 3262(d)(4)) and confirmation that no liens have been filed against the Premises or the Building. If any liens arise against the Premises or the Building as a result of the Improvements, Tenant shall promptly, at Tenant’s sole expense, remove such liens and provide Landlord evidence that the title to the Building and Premises have been cleared of such liens.

Section 5. Performance Bonds. Intentionally Deleted

Section 6. Landlord’s Reimbursement for Costs. Landlord shall pay to Tenant for the Improvements, an allowance, not to exceed the sum of $10.00 multiplied by the Usable Area of the Premises (which is equal to $145,640.00 and shall be hereinafter referred to as the “Allowance”) to be disbursed in accordance with Section 6.1 below. Tenant acknowledges that Landlord shall have no obligation to disburse any unused portion of the Allowance after the date which is six (6) months after the Commencement Date.

Section 6.1. Disbursement of the Allowance.

a)       Tenant Improvement Allowance Items. Except as otherwise set forth in this Exhibit B, the Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the “Allowance Items”):

i)                Payment of any space planning, project management, engineering or architectural fees, and payment of the fees incurred by, and the cost of documents and materials supplied by, Tenant and Tenant’s consultants in connection with the preparation and review of the Plans and Specifications;

ii)            the costs of any electric, telecommunications and data cabling and related equipment installed by Tenant, up to a maximum amount of $14,564.00 in the aggregate;

iii)        The payment of plan check permit and license fees relating to construction of the Improvements;

iv)         The cost of construction of the Improvements, including without limitation, testing and inspection costs, floor loading reinforcement costs, and contractors’ fees and general conditions;

v)             The Administrative Fee (as defined below);

vi)         The cost of any changes in the base building when such changes are required by the Approved Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

vii)     Sales and use taxes and Title 24 fees; and

viii)       All other permitted costs to be expended by Tenant in connection with the construction of the Improvements.

b)       Disbursement of the Allowance. During the construction of the Improvements, Landlord shall make no more than six (6) disbursements (and not more than once per calendar month) of the Allowance (and the Excess Improvements, if applicable) for the Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

i)                Disbursements. On or before the 25th day of the subject calendar month in which Tenant desires to request a disbursement during the construction of the Improvements, Tenant shall deliver to Landlord: (i) invoices marked “Paid”, together with a request for payment of the Contractor approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Improvements, detailing the portion of the work completed and paid for and the portion not completed; (ii) invoices from Tenant’s Agents (as defined below) for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord. Within thirty (30) days thereafter, Landlord shall deliver a check to Tenant in payment of the lesser of; (A) the amount of the Allowance requested less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention” — it being agreed that if the contract for construction of the Improvements provides for a 10% retention, such retention by Landlord shall be applied in conjunction with such contract retention and not in addition to such retention), and (B) the balance of any remaining available portion of the Allowance, not including the Final Retention, provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Approved Construction Drawings, or due to any substandard work (i.e., work which does not comply with Codes or is not materially consistent with the approved plans). Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

ii)            Final Retention. Subject to the provisions of this Exhibit B, a check for the Final Retention payable, at Landlord’s option, either to Tenant or jointly to Tenant and Contractor, shall be delivered by Landlord to Tenant following the completion of construction of the Improvements, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (ii) evidence of governmental approval of the completion of the Improvements; and (iii) Tenant delivers to Landlord a certificate from Tenant’s architect, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements has been completed.

iii)        Other Terms. Landlord shall only be obligated to make disbursements from the Allowance to the extent costs are incurred by Tenant for the Allowance Items.

iv)         Failure to Disburse Allowance. If Landlord fails to make any disbursement of the Allowance for bona fide Allowance Items within thirty (30) days after Landlord’s receipt of all of the items in the clauses (i) through (iv) of Section 6.1 (b) (1) above (and if one or more items required in said clauses (i) through (iv) is not delivered to Landlord with Tenant’s request, the thirty (30) day time period shall not be deemed to commence until all such items have been delivered in complete form), then Tenant shall promptly notify Landlord in writing that Tenant has not received any such disbursements (the “Failure to Disburse Notice”). Tenant shall deliver the Failure to Disburse Notice in the manner required under Article 17 of the Lease to the property manager at the property management office of the Building and to Landlord at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401 Attn: Portfolio Manager. If

Landlord fails to make such disbursement (the “Withheld Amount”) within fifteen (15) business days after Landlord’s receipt of the Failure to Disburse Notice, then Tenant shall be entitled to treat such Withheld Amount as a credit against the Fixed Monthly Rent next becoming due under the Lease (which amount shall thereafter be deducted from available amounts of the Allowance). Landlord hereby acknowledges and agrees that Tenant’s delivery of the Failure to Disburse Notice to Landlord and the fifteen (15) business day period provided hereinabove for Landlord to pay the Withheld Amount following Landlord’s receipt of such Failure to Disburse Notice is in lieu of (and not in addition to) any notice requirements or cure periods otherwise required to be given to Landlord under the Lease.

Section 7. Retention of Professionals; Pre-Construction Requirements and Approvals. Prior to Tenant or Contractor commencing any work:

a)       Tenant shall retain an architect/space planner, subject to Landlord’s approval, which approval shall not be unreasonably withheld (the “Architect”) to prepare the space plan (“Space Plan”). Landlord hereby approves Shubin & Donaldson, Inc. as an acceptable Architect. The plans and drawings to be prepared by Architect shall be known collectively as the “Plans and Specifications.”

b)       Contractor and the fire-life safety, heating, venting, air-conditioning, plumbing, and electrical subcontractors shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Contractor shall provide Landlord with a true, complete and correct copy of the construction contract between Contractor and Tenant. All subcontractors, laborers, materialmen, and suppliers, and the Contractor, Architect and Engineers shall be known collectively as “Tenant’s Agents”. During completion of the Improvements, neither Tenant or Contractor shall permit any sub-contractors, workmen, laborers, material or equipment to come into or upon the Building if the use thereof, in Landlord’s reasonable judgment, would violate Landlord’s agreement with any union providing work, labor or services in or about the Building or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. If any violation, disturbance, interference or conflict occurs, Tenant, upon demand by Landlord, shall immediately cause all contractors or subcontractors or all materials causing the violation, disturbance, interference, difficulty or conflict, to leave or be removed from the Building or the Common Areas immediately.

c)        All Plans and. Specifications shall be subject to Landlord’s reasonable prior approval. Notwithstanding anything contained in this Exhibit B to the contrary, and without limiting Landlord’s discretion to withhold its approval, it shall be deemed reasonable for Landlord to deny its consent to any aspect of the Plans and Specifications that (i) adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants, (ii) would violate any governmental laws, rules or ordinances; and/or (iii) would require any changes to the base, shell and core of the Building. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions or the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Plans and Specifications as set forth in this Section 7 shall be for its sole purpose and shall not imply Landlord’s approval of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Plans and Specifications are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Tenant agrees that Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Plans and Specifications.

Tenant or Architect shall supply Landlord with two (2) copies signed by Tenant of its final space plan for the Improvements before any architectural working drawings or engineering drawings have been commenced. The Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Space Plan for the Improvements if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

Upon approval of the Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect to complete the architectural and engineering drawings for the Improvements, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Construction Drawings”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with two (2) copies certified by the Architect of such Construction Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Construction Drawings if the same are unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Construction Drawings in accordance with such review and any disapproval of Landlord in connection therewith. The Construction Drawings must be approved by Landlord prior to the commencement of construction of the improvements by Tenant. Concurrently with Tenant’s submittal of the Construction Drawings to Landlord for its approval, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits (provided that such submission shall be at Tenant’s sole risk and shall not alter or modify Landlord’s right to approve the Construction Drawings in accordance with the terms hereof). Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy (or their substantial equivalent) for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy at no cost to Landlord. The final Construction Drawings approved by Landlord and Tenant shall be herein referred to as the “Approved Construction Drawings”. No material changes, modifications or alterations in the Approved Construction Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld and shall be granted or denied within three (3) business days following submission by Tenant. If Tenant desires changes to the Plans and Specifications, Landlord shall not unreasonably withhold its approval of such changes and the parties shall confer and negotiate in good faith to reach agreement on the Plans and Specifications and any changes thereto. In no event shall Landlord withhold its consent or approval to any elements of the Plans and Specifications that are consistent with or represent a logical evolution of the approved Space Plan.

d)       Prior to the commencement of the construction of the Improvements, and after Tenant has accepted all bids for the Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the construction contract with Contractor. Such breakdown shall include Contractor’s overhead, profit, and fees, and an administrative fee equal to $20,000.00 (the “Administrative Fee”), which shall be deducted from the Allowance and disbursed to Landlord’s managing agent to defray said agent’s costs for supervision of the construction of the Improvements.

e)        Contractor shall submit to Landlord verification of public liability and workmen’s compensation insurance.

f)         Landlord and Tenant agree that if the Improvements are actually constructed by Tenant’s Contractor at a cost which is less than the Allowance, there shall be no monetary adjustment between Landlord and Tenant or offset against Rent or other sums owed by Tenant to Landlord under this Lease and the entire cost savings shall be retained by Landlord and relinquished by Tenant, subject to the express provisions of this Exhibit B.

g)       In the event Landlord fails to provide and consent or approval hereunder within the prescribed time period (or, if no time period is stated, within five (5) business days after Tenant’s request), then such consent or approval shall be deemed to have been given by Landlord.

Section 8. Landlord’s Administration of Construction. Tenant’s Contractor and its subcontractors and suppliers shall be subject to Landlord’s reasonable administrative control and supervision. Landlord shall provide the Contractor and its subcontractors reasonable access to the Leased Premises so as to timely complete the Improvements; reasonable use of the freight elevators and loading docks for the movement of Contractor’s and its subcontractor’s materials and laborers.

Tenant’s subcontractors shall submit schedules of all work relating to the Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s subcontractors of any changes which are necessary thereto, and Tenant’s subcontractors shall adhere to such corrected schedule. Tenant shall abide by all rules made by Landlord’s Building manager with respect to the storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Exhibit B. Parking for Tenant’s Agents shall be provided without charge. Landlord shall not charge Tenant or Tenant’s Agents for use of the elevators and shall permit the elevators to be reserved for stocking as necessary.

From time to time during the construction of the Improvements Tenant shall, upon request from Landlord, provide reasonable progress reports to Landlord regarding the progress of the preparation of plans and specifications and the construction of the Improvements. In addition, Landlord shall have the right to inquire of Tenant from time to time regarding meetings to be held between Tenant, the Architect and the Contractor, and shall have the right to attend any such meetings. Further, Landlord shall have the right to require Tenant, Architect and the Contractor to meet with Landlord to discuss the progress of the preparation of plans and specifications and the construction of the Improvements, as deemed reasonably necessary by Landlord.

Section 9. Commencement Date. Tenant acknowledges and agrees that whether or not Tenant has completed construction of the Improvements, the Commencement Date shall occur in accordance with the provisions of Section 2.1 of the Lease.

Section 10. Compliance with Construction Policies. During construction of the improvements, Tenant’s Contractor shall adhere to the Construction Policies specified hereinbelow, which represent Landlord’s minimum requirements for completion of the Improvements.

CONSTRUCTION POLICIES

The following policies outlined are the construction procedures for the Building. As a material consideration to Landlord for granting Landlord’s Permission to Tenant to complete the construction

c)        All electrical outlets and lighting circuits are to be properly identified. Outlets shall be labeled on back side of each cover plate.

d)       All electrical and phone closets being used must have panels closed and doors shut at the end of each day’s work. Any electrical closet that is opened with the panel exposed must have a work person present,

e)        All electricians, telephone personnel, etc. will, upon completion of their respective projects, pick up and discard their trash leaving the telephone and electrical rooms clean. If this is not complied with, a clean-up will be conducted by the building janitors and the general contractor will be back-charged for this service.

f)         Welding or burning with an open flame will not be done without prior approval of the Building Manager. Fire extinguishers must be on hand at all times.

g)       All “anchoring’’ of walls or supports to the concrete are not to be done during normal working hours (7:30 AM - 6:00 PM, Monday through Friday). This work must be scheduled before or after these hours during the week or on the weekend.

h)       All core drilling is not to be done during normal working hours (7:30 AM - 6:00 PM, Monday through Friday). This work must be scheduled before or after these hours during the week or on the weekend.

i)          All HVAC work must be inspected by the Building Engineer. The following procedures will be followed by the general contractor:

i)           A preliminary inspection of the HVAC work in progress will be scheduled through the Building Office prior to the reinstallation of the ceiling grid.

ii)       A second inspection of the HVAC operation will also be scheduled through the Building Office and will take place with the attendance of the HVAC contractor’s Air Balance Engineer. This inspection will take place when the suite in question is ready to be air-balanced.

iii)   The Building Engineer will inspect the construction on a periodic basis as well.

j)          All existing thermostats, ceiling tiles, lighting fixtures and air conditioning grilles shall be saved and turned over to the Building Engineer.

Good housekeeping rules and regulations will be strictly enforced. The building office and engineering department. will do everything possible to make your job easier. However, contractors who do not observe the construction policy will not be allowed to perform within this building. The cost of repairing any damages that are caused by Tenant or Tenant’s contractor during the course of construction shall be deducted from the Allowance.

LANDLORD:				TENANT:

DOUGLAS EMMETT 1995, LLC,				ZAG.COM INC.
a Delaware limited liability company				a Delaware corporation

By:	Douglas Emmett Management, LLC			By:
	a Delaware limited liability company,			Name:
	its Agent			Title:

	By:	Douglas Emmett Management, Inc.
		a Delaware corporation, its Manager		Dated:

By:
Michael J. Means,
			Senior Vice President	By:
Name:
		Dated:		Title:

Dated:

EXHIBIT B-I

CONSTRUCTION BY TENANT DURING TERM

1.              If Tenant wishes to make a Tenant Change, as specified in Section 12.12 of the Lease, such Tenant Change shall be completed pursuant to the provisions of Section 12.12 of the Lease and this Exhibit B-1. Tenant shall hear all costs of said Tenant Change, which shall be paid directly to Tenant’s general contractor (“Contractor”);

2.              Contractor shall complete construction to the Premises pursuant to the final Plans and Specifications approved in writing by Landlord and Tenant (the “Tenant Change”), in compliance with all applicable codes and regulations. Tenant’s selections of finishes and materials shall be indicated on the Plans and Specifications, and shall be equal to or better than the minimum Building standards and specifications. All work not shown on the final Plans and Specifications, but which is to be included in the Tenant Change, including but not limited to, telephone service installation, furnishings or cabinetry, shall be installed pursuant to Landlord’s reasonable directives.

3.              Prior to commencing any work:

a)             Tenant’s proposed Contractor and the Contractor’s proposed Heating, Venting, and Air-conditioning, plumbing, and electrical subcontractors shall be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

b)             During completion of any Tenant Change, neither Tenant or Contractor shall permit any subcontractors, workmen, laborers, material or equipment to come into or upon the Building if the use thereof, in Landlord’s reasonable judgment, would violate Landlord’s agreement with any union providing work, labor or services in or about the Building or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. If any violation, disturbance, interference or conflict occurs, Tenant, upon demand by Landlord, shall immediately cause all contractors or subcontractors or all materials causing the violation, disturbance, interference, difficulty or conflict, to leave or be removed from the Building or the Common Areas immediately.

c)              Contractor shall submit to Landlord and Tenant a written bid for completion of the Tenant Change. Said bid shall include Contractor’s overhead, profit, and fees, and, if the proposed Tenant Change is for cosmetic work in excess of $50,000.00 in aggregate value per occurrence or for structural work of any kind, upon completion of said Tenant Change, Tenant shall pay an administration fee for supervision of said Tenant Change equal to three percent (3.0%) of the total cost of the Tenant Change, to defray said agent’s costs for supervision of the construction.

4.              Tenant or Contractor shall submit all Plans and Specifications to Landlord, and no work on the Premises shall be commenced before Tenant has received Landlord’s final written approval thereof, which shall not be unreasonably withheld, delayed or conditioned, In addition, Tenant shall reimburse Landlord (up to a maximum amount of $2,500.00 for any and all of Landlord’s out of pocket costs incurred in reviewing Tenant’s plans for any Tenant Change or for any other “peer review” work associated with Landlord’s review of Tenant’s plans for any Tenant Change, including, without limitation, Landlord’s out of pocket costs incurred in engaging any third party engineers, contractors, consultants or design specialists. Tenant shall pay such costs to Landlord within thirty (30) days after Landlord’s delivery to Tenant of a copy of the invoice(s) for such work.

5.              Contractor shall complete all architectural and planning review and obtain all permits, including signage, required by the city, state or county in which the Premises are located.

6.              Contractor shall submit to Landlord verification of public liability and worker’s compensation insurance adequate to fully protect Landlord and Tenant from and against any and all liability for death or injury to persons or damage to properly caused in or about or by reason of the construction of any work done by Contractor or Contractor’s subcontractors or suppliers.

7.              Contractor and Contractor’s subcontractors and suppliers shall be subject to Landlord’s reasonable administrative control and supervision. Landlord shall provide Contractor and Contractor’s subcontractors and suppliers with reasonable access to the Premises.

8.              During construction of the Tenant Change, Contractor shall adhere to the procedures contained hereinbelow, which represent Landlord’s minimum requirements for completion of the Tenant Change.

9.              Upon completion of the Tenant Change, Tenant shall provide Landlord with such evidence as Landlord may reasonably request that the Contractor has been paid in full, and Contractor shall provide Landlord with lien releases as requested by Landlord, confirmation that no liens have been filed against the Premises or the Building. If any liens arise against the Premises or the Building as a result of the Tenant Change, Tenant shall immediately, at Tenant’s sole expense, remove such liens and provide Landlord evidence that the title to the Building and Premises have been cleared of such liens.

10.       Whether or not Tenant or Contractor timely complete the Tenant Change, unless the Lease is otherwise terminated pursuant to the provisions contained therein, Tenant acknowledges and agrees that Tenant’s obligations under the Lease to pay Fixed Monthly Rent and/or Additional Rent shall continue unabated.

11.       In the event Landlord fails to provide and consent or approval with respect to a Tenant Change within the prescribed time period (or, if no time period is stated, within five (5) business days after Tenant’s request), then such consent or approval shall be deemed to have been given by Landlord

CONSTRUCTION POLICY

The following policies outlined are the construction procedures for the Building. As a material consideration to Landlord for granting Landlord’s permission to Tenant to complete the construction contemplated hereunder, Tenant agrees to be found by and follow the provisions contained hereinbelow:

1.              Administration

a)             Contractors to notify the management office for the Building prior to starting any work. All jobs must be scheduled by the general contractor or sub-contractor when no general contractor is being used.

b)             The general contractor is to provide the Building Manager with a copy of the projected work schedule for the suite, prior to the start of construction.

c)              Contractor will make sure that at least one set of drawings will have the Building Manager’s initials approving the plans and a copy delivered to the Building Office.

d)             As-built construction, including mechanical drawings and air balancing reports will be submitted at the end of each project.

e)              The HVAC contractor is to provide the following items to the Building Manager upon being awarded the contract from the general contractor:

i)                A plan showing the new ducting layout, all supply and return air grille locations and all thermostat locations. The plan sheet should also include the location of any fire dampers.

ii)            An Air Balance Report reflecting the supply air capacity throughout the suite, which is to be given to the Chief Building Engineer at the finish or the HVAC installation,

f)               All paint bids should reflect a one-time touch-up paint on all suites. This is to be completed approximately five (5) days prior to move-in date.

g)             The general contractor must provide for the removal of all trash and debris arising during the course of construction. At no time are the building’s trash compactors and/or dumpsters to be used by the general contractor’s clean-up crews for the disposal of any trash or debris accumulated during construction. The Building Office assumes no responsibility for bins. Contractor is to monitor and resolve any problems with bin usage without involving the Building Office. Bins are to be emptied on a regular basis and never allowed to overflow. Trash is to be placed in the bin.

h)             Contractor will include in their proposals all costs to include additional security (if required), restoration of carpets, etc. During the construction of a Tenant Change, parking and elevator services will be provided to Contractor and its subcontractors and suppliers at no charge.

i)                Any problems with construction per the plan, will be brought to the attention and documented to the Building Manager. Any changes that need additional work not described in the bid will be approved in writing by the Building Manager. All contractors doing work on this project should first verify, the scope of work (as stated on the plans) before submitting bids; not after the job has started.

2.              Building Facilities Coordination

a)            All deliveries or material will be made through the parking lot entrance.

b)             Construction materials and equipment will not be stored in any area without prior approval of the Building Manager.

c)              Only the freight elevator is to be used by construction personnel and equipment. Under no circumstances are construction personnel with materials and/or tools to use the “passenger” elevators.

3.              Housekeeping

a)             Suite entrance doors are to remain closed at all times, except when hauling or delivering construction materials.

b)             All construction done on the property that requires the use of lobbies or Common Area corridors will have carpet or other floor protection. The following are the only prescribed methods allowed:

i)                Mylar: Extra heavy-duty to be taped from the freight elevator to the suite under construction.

ii)            Masonite: 1/4 inch Panel, Taped to floor and adjoining areas. All corners, edges and joints to have adequate anchoring to provide safe and “trip-free” transitions. Materials to be extra heavy-duty and installed from freight elevator to the suite under construction.

c)              Restroom wash basins will not be used to fill buckets, make pastes, wash brushes, etc. If facilities are required, arrangements for utility closets will be made with the Building Office.

d)             Food and related lunch debris are not to be left in the suite under construction.

e)              All areas the general contractor or their sub-contractors work in must be kept clean. All suites the general contractor works in will have construction debris removed prior to completion inspection. This includes dusting of all window sills, light diffusers, cleaning of cabinets and sinks. All Common Areas are to be kept clean of building materials at all times so as to allow tenants access to their suites or the building.

4.              Construction Requirements

a)             All Life and Safety and applicable Building Codes will be strictly enforced (i.e., tempered glass, fire dampers, exit signs, smoke detectors, alarms, etc.). Prior coordination with the Building Manager is required.

b)             Electric panel schedules must be brought up to date identifying all new circuits added.

c)              All electrical outlets and lighting circuits are to be properly identified. Outlets will be labeled on back side of each cover plate.

d)             All electrical and phone closets being used must have panels replaced and doors shut at the end of each day’s work. Any electrical closet that is opened with the panel exposed must have a work person present.

e)              All electricians, telephone personnel, etc. will, upon completion of their respective projects, pick up and discard their trash leaving the telephone and electrical rooms clean. If this is not complied with, a clean-up will be conducted by the building janitors and the general contractor will be back-charged for this service.

f)               Welding or burning with an open flame will not be done without prior approval of the Building Manager. Fire extinguishers must be on hand at all times,

g)             All “anchoring” of walls or supports to the concrete are not to be done during normal working hours (7:30 AM - 6:00 PM, Monday through Friday). This work must be scheduled before or after these hours during the week or on the weekend.

h)             All core drilling is not to be done during normal working hours (7:30 AM - 6:00 PM, Monday through Friday). This work must be scheduled before or after these bouts during the week or on the weekend.

i)                All HVAC work must be inspected by the Building Engineer. The following procedures will be followed by the general contractor:

i)                A preliminary inspection of the HVAC work in progress will be scheduled through the Building Office prior to the reinstallation of the ceiling grid.

ii)            A second inspection of the HVAC operation will also. be scheduled through the Building Office and will take place with the attendance of the HVAC contractor’s Air Balance Engineer. This inspection will take place when the suite in question is ready to be air-balanced.

iii)        The Building Engineer will inspect the construction on a periodic basis as well.

j)                All existing thermostats, ceiling tiles, lighting fixtures and air conditioning grilles shall be saved and turned over to the Building Engineer.

Good housekeeping rules and regulations will be strictly enforced. The building office and engineering department will do everything possible to make your job easier. However, contractors who do not observe the construction policy will not be allowed to perform within this building. The cost of repairing any damages that are caused by Tenant or Tenant’s contractor during the course of construction shall be deducted from Tenant’s Allowance or Tenant’s Security Deposit, as appropriate.

LANDLORD:				TENANT:

DOUGLAS EMMETT 1995, LLC,				ZAG.COM INC.
a Delaware limited liability company				a Delaware corporation

By:	Douglas Emmett Management, LLC			By:
	a Delaware limited liability company,			Name:
	its Agent			Title:

	By:	Douglas Emmett Management, Inc.
		a Delaware corporation, its Manager		Dated:

By:
Michael J. Means,
			Senior Vice President	By:
Name:
		Dated:		Title:

Dated:

EXHIBIT C

RULES AND REGULATIONS

BUILDING RULES AND REGULATIONS

1.              Access. Tenant and/or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall only use the sidewalks, entrances, lobby(ies), garage(s), elevators, stairways, and public corridors as a means of ingress and egress, and shall take such actions as may reasonably be necessary to ensure that the same remain unobstructed at all times.

The entrance and exit doors to the Premises are to be kept closed at all times except as required for orderly passage to and from the Premises. Except on balconies available for the joint or exclusive use of Tenant as otherwise specified hereinabove, Tenant shall not permit its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to loiter in any part of the Building or obstruct any means of ingress or egress. Tenant shall not cover any doors, and shall not cover any window, other than with vertical or mini-blinds pre-approved in writing by Landlord. Landlord specifically disapproves the installation of any film or foil covering whatsoever on the windows on the Premises.

Neither Tenant, nor its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall go up on the roof or onto any balcony serving the Building, except upon such roof, portion thereof, or balcony as may be contiguous to the Premises and is designated in writing by Landlord as a roof-deck, roof-garden area, or exclusive use balcony area.

2.              Restroom Facilities. The toilet rooms, toilets, urinals, wash bowls and other apparatus (the “Restroom Facilities”), whether contained in the Common Areas of the Building and/or the interior of the Premises, shall not be used for any purpose other than that for which they were designed, Tenant shall not permit its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to throw foreign substances of any kind whatsoever or papers not specifically designated for use in the Restroom facilities down any toilet, or to dispose of the same in any way not in keeping with the instructions provided to Tenant by the management of the Building regarding same, and Tenant hereby specifically agrees to reimburse Landlord directly for the expense of any breakage, stoppage or damage resulting from Tenant’s violation of this rule.

3.              Heavy Equipment. Landlord reserves the right, in Landlord’s sole discretion, to decline, limit or designate the location for installation of any safes, other unusually heavy, or unusually large objects to be used or brought into the Premises or the Building. In each case where Tenant requests installation of one or more such unusually heavy item(s), which request shall be conclusively evidenced by Tenant’s effort to bring such item(s) into the Building or Premises, Tenant shall reimburse Landlord for the costs of any engineering or structural analysis required by Landlord in connection therewith. In all cases, each such heavy object shall be placed on a metal stand or metal plates or such other mounting detail of such size as shall be prescribed by Landlord.

Tenant hereby indemnifies Landlord against any damage or injury done to persons, places, things or the Building or its Common Areas when such damage or injury primarily arises out of Tenant’s installation or use of one or more unusually heavy objects. Tenant further agrees to reimburse Landlord for the costs of repair of any damage done to the Building or property therein by putting in, taking out, or maintaining such safes or other unusually heavy objects.

4.              Transportation of Freight. Except as otherwise agreed to by Landlord in writing, Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall only carry freight, furniture or bulky materials in or out of the Building before or after Normal Business hours, (as that term is defined in Section 8.1 of the Lease). Tenant may only install and/or move such freight, furniture or bulky material after previous written notice of its intention to complete such a move, given to the Office of the Building. The persons and/or company employed by Tenant for such work must be professional movers, reasonably acceptable to Landlord, and said movers must provide Landlord with a certificate of insurance evidencing the existence of worker’s compensation and all risk liability coverage in a minimum amount of $2,000,000.

Tenant may, subject to the provisions of the immediately preceding paragraph, move freight, furniture, bulky matter and other material in or out of the Premises on Saturdays between the hours of 8:00 A.M. and 6:00 P.M., provided that Tenant pays in advance for Landlord’s reasonably anticipated additional costs, if any, for elevator operators, security guards and other expenses arising by reason of such move by Tenant.

5.              Flammable Materials. Except for such limited quantities of office materials and supplies as are customarily utilized in Tenant’s normal business operations, Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, flammable or combustible fluid or material, other than those limited quantities of normal business operating materials as may reasonably be necessary for the operation or maintenance of office equipment. Nor shall Tenant keep or bring into the Premises or the Building any other toxic or hazardous material specifically disallowed pursuant to California state law.

6.              Cooking / Odors / Nuisances. Tenant shall not permit its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to engage in the preparation and/or serving of foods unless the Premises includes a self-contained kitchen area. Nor shall Tenant permit the odors arising from such cooking, or any other improper noises, vibrations, or odors to be emanate from the Premises. Tenant shall not obtain for use in the Premises, ice, drinking water, food, beverage, towel or other similar services except at such reasonable hours and under such reasonable regulations as may be specified by Landlord.

Tenant hereby agrees to instruct all persons entering the Premises to comply with the requirements of the Building, by advising all persons entering the Premises that smoking of any tobacco or other substance is prohibited at all times, except in such Common Areas located outside the Building as may be designated by the Building management.

Tenant shall not permit Tenant’s agents, clients, contractors, directors, employees, invitees. licensees, officers, partners or shareholders to interfere in any way with other tenants the Building or with those having business with them.

Tenant shall not permit its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners. or shareholders to bring or keep within the Building any animal, bird or bicycle, except such seeing-eye dog or other disability assistance type animal as may comply with the requirements of any handicapped ordinances having jurisdiction therefor.

Tenant shall store its trash and garbage within the Premises. No material shall be placed in the trash boxes or receptacles if such material is a hazardous waste or toxic substance or is or such a nature that its disposal in Landlord’s ordinary and customary manner of removing and disposing of trash and garbage would be a violation of any law, ordinance or company regulation governing such disposal. All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate. As and when directed by Landlord and/or if required by any governmental agency having jurisdiction therefor, Tenant shall comply with all directives for recycling and separation of trash.

Tenant shall not employ any person to do janitorial work in any part of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

Landlord reserves the right to exclude or expel from the Building any person who in Landlord’s sole discretion is intoxicated or under the influence of liquor or drugs or who, in any manner, engages in any act in violation of the Rules and Regulations of the Building.

Tenant shall not conduct any public or private auction, tire sale or other sale of Tenant’s personal property, furniture, fixtures or equipment or any other property located in or upon the Premises, without Landlord’s prior written consent, which consent shall be in Landlord’s sole discretion.

7.              Storage. Tenant may only store goods, wares, or merchandise on or in the Premises in areas specifically designated by Landlord for such storage.

8.              Directives to Management. Tenant’s requirements, other than those Landlord specifically agrees to perform elsewhere in this Lease, shall only be attended to upon the Building management’s receipt of Tenant’s written request therefor. Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instruction from the Building management. No security guard, janitor or engineer or other employee of the Building management shall admit any person (Tenant or otherwise) to the Premises without specific instructions from the Office of the Building and written authorization for such admittance from Tenant.

9.              Keys and Locks. Landlord shall furnish Tenant with two keys to each door lock existing in the Premises. Tenant shall reimburse Landlord a reasonable charge for these and any additional keys. Tenant shall not be permitted to have keys made, nor shall Tenant alter any lock or install a new or additional lock or bolts on any door of the Premises without Landlord’s prior written consent. Tenant shall, in each case, furnish Landlord with a key for any additional lock installed or changed by Tenant or Tenant’s agent(s). Tenant, upon the expiration or earlier termination of this Lease, shall deliver to Landlord all keys in the possession of Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders for doors in the Building, whether or not furnished to Tenant by Landlord. If Tenant, or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders, lose or misplace any key(s) to the Building, Landlord shall, in Landlord’s sole discretion, either replace said key(s) or re-key such locks as may be affected thereby, and Tenant shall reimburse Landlord for all such costs of such re-keying and/or replacement.

10.       Solicitation. Tenant and/or its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall not permit any canvassing, peddling, soliciting and/or distribution or handbills or any other written materials to occur in the Premises and/or the Building, nor shall Tenant or Tenant’s agents, clients, contractors, directors, employee, invitees, licensees, officers, partners or shareholders engage in such solicitation or distribution activities.

11.       Retail Sales, Services and Manufacturing Prohibited. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the retail sale of, newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises, nor shall Tenant carry on or permit or allow any employee or other person to carry on the independent business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of other occupants or any other portion of the Building. Tenant shall not permit the Premises to be used for manufacturing or for any illegal activity of any kind, or for any business or activity other than for Tenant’s specific use.

12. Change in Name or Address. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

13.       Projections from Premises. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or the exterior walls of the Building or in any area projecting outside the interior walls of the Premises. Tenant shall not install or permit to be installed any awnings, air conditioning units or other projections, without the prior written consent of Landlord.

14.       Superiority of Lease. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants, agreements or provisions of this Lease. If a conflict or disagreement between the Lease and these Rules becomes apparent, this Lease shall prevail.

15.       Changes to Rules and Regulations. Provided such changes do not materially harm Tenant’s ability to conduct its normal business operations, Landlord shall retain the right to change, add or rescind any rule or regulation contained herein, or to make such other and further reasonable and nondiscriminatory Rules and Regulations as in Landlord’s sole judgment may, from time to time, become necessary for the management, safety, care and cleanliness of the Premises, the Building or the Parking Facilities, or for the preservation of good order therein, or for the convenience of other occupants and tenants therein, so long as such rescission, addition, deletion or change is thereafter reasonably applied to all occupants or the Building affected thereby.

PARKING RULES AND REGULATIONS

A.            Tenant shall strictly comply with all posted speed limits, directional signs, yield signs, stops signs and all other signs within or about the parking facilities.

B.            Tenant shall register all vehicle license plate numbers with the Building management.

C.            Tenant shall be responsible for the cost of repairing any damage to the parking facilities or cleaning any debris created or left by Tenant, including, without limitation, oil leakage from motor vehicles parked in the parking facilities under its auspices.

D.            Landlord, in addition to reserving the right to designate one or more areas solely for visitor parking, which areas may be changed by Landlord from time to time with or without prior notice to Tenant, reserves the right to allocate additional visitor spaces on any floor of the parking facilities. Tenant shall not park any vehicles in any spaces designated as visitor only spaces or customer spaces within the parking facilities.

E.            Tenant shall strictly comply with all rules, regulations, ordinances, speed limits, and statutes affecting handicapped parking and/or access, and shall not park any vehicles within the fire lanes, along parking curbs or in striped areas.

F.             Tenant shall only use the number of parking permits allocated to it and shall not permit more than one of its employees to utilize the same parking permit. Landlord reserves the right to assign or re-assign parking spaces within the Parking facilities to Tenant from time to time, and provided Landlord is required to do so by reason of any action arising out of a governmental mandate imposed on Landlord, Landlord further reserves the right at any time to substitute an equivalent number of parking spaces in a parking facilities or subterranean or surface parking facility within a reasonable distance of the Premises.

G.           Except with Landlord’s managing agent(s)’ prior written consent, Tenant shall not leave vehicles in the parking facilities overnight, nor park any vehicles in the parking facilities other than automobiles, motorcycles, motor-driven or non-motor-driven bicycles or four-wheeled trucks or vans. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles. Tenant shall ensure that vehicles parking in the parking facilities by using the parking permits assigned to Tenant shall be parked entirely within the striped lines designating a single space and are not so situated or on such a width or length as to impede access to or egress from vehicles parked in adjacent areas or doors or loading docks. Further, all vehicles utilizing Tenant’s parking permits shall not be higher than any height limitation that may be posted, or of such a size, weight or dimension so that entry of such vehicle into the parking facilities would cause any damage or injury thereto.

H.           Tenant shall not allow any of the vehicles parked using Tenant’s permits, or the vehicles of any of Tenant’s suppliers, shippers, customers or invitees to be loaded or unloaded in any area other than those specifically designated by Landlord for loading.

I.                Tenant shall not use or occupy the parking facilities in any manner which will unreasonably interfere with the use of the parking facilities by other tenants or occupants of the Building. Without limitation, Tenant agrees to promptly turn off any vehicle alarm system activated and sounding an alarm in the parking facilities. In the event said alarm system fails to turn off and no longer sound an intruder alert fifteen (15) minutes after commencing such an alarm, Landlord shall reserve the right to remove the vehicle from the parking facilities at Tenant’s sole expense.

J.              Tenant acknowledges that the Rules and Regulations as posted herein shall be in effect twenty-four hours per day, seven days per week, without exception.

K.           Tenant acknowledges that the uniformed guard officers and parking attendants serving the parking facilities are authorized to issue verbal and written warnings of Tenant’s violations of any of the rules and regulations contained herein. Except in the case of a car alarm continuing to sound in excess of a maximum of fifteen (15) minutes, in which case no further notice by Landlord shall be required. If Tenant or Tenant’s agents, contractors, directors, employees, officers, partners or

EXHIBIT D

MEMORANDUM OF LEASE TERM DATES AND RENT

To:     ZAG.COM INC.
120 Broadway, Suite 200
Santa Monica, California 90401

Re: Lease dated October 15, 2010 between DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company (“Landlord’’), and ZAG.COM INC., a Delaware corporation (“Tenant”) concerning Suite 200 on the second (2nd) floor of the office building located at 120 Broadway, Santa Monica, California 90401

1.              The Lease Term shall commence on or has commenced on                          (“Commencement Date”) for a term of                          ending on                         .

2.              Tenant acknowledges and agrees commencing , and continuing through                         , Tenant shall pay the initial Fixed Monthly Rent of $                         per month. Furthermore, as of the Commencement Date, the provisions of Section 3.3 are hereby deleted in their entirety, and replaced in lieu thereof, with the following:

“Commencing                         , and continuing through                         , the Fixed Monthly Rent payable by Tenant shall increase from $                       per month to $                         per month;

Commencing                         , and continuing through                          the Fixed Monthly Rent payable by Tenant shall increase from $                       per month to $                       per month;

Commencing                         , and continuing through                         , the Fixed Monthly Rent payable by Tenant shall increase from $                         per month to $                         per month; and

Commencing                         , and continuing throughout the remainder of the initial Term, the Fixed Monthly Rent payable by Tenant shall increase from $                         per month to $                         per month.”

3.              If the Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the Fixed Monthly Rent as provided for in the Lease.

4.              Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Memorandum and that each person signing on behalf of Tenant is authorized to do so.

LANDLORD:				TENANT:

DOUGLAS EMMETT 1995, LLC,				ZAG.COM INC.
a Delaware limited liability company				a Delaware corporation

By:	Douglas Emmett Management, LLC			By:	Exhibit Copy
	a Delaware limited liability company,			Name:	Do Not Sign
	its Agent			Title:

	By:	Douglas Emmett Management, Inc.
		a Delaware corporation, its Manager		Dated:

By:
Michael J. Means,
			Senior Vice President	By:
Name:
		Dated:		Title:

Dated:

D-1

EXHIBIT E

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Morrison & Foerster LLP

555 West Fifth Street, Suite 3500

Los Angeles, CA 90013

Attention: Thomas R. Filch, Esq.

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

(Lease)

THIS AGREEMENT made October 15, 2010. between EUROHYPO AG, New York Branch, as Administrative Agent on behalf of a syndicate of lenders (collectively, the “Lenders”), having an office at 1114 Avenue of the Americas, New York, New York 10036 (the “Mortgagee”), and ZAG.COM INC., having an office at 525 Broadway, Third Floor, Santa Monica, California 90401 (the “Tenant”);

W I T N E S S E T H:

WHEREAS the Mortgagee (on behalf of the Lenders) is the present owner and holder of a certain mortgage, mortgages, deed of trust or deeds of trust dated                     , and recorded on                      in the Official Records of, Los Angeles County, California, as Instrument No.                         (the “Mortgage”) encumbering the premises located in the County of Los Angeles, Slate of California, known as 120 Broadway, Santa Monica, California 90401(the “Premises”) which Premises are more fully described in the attached Exhibit A;

WHEREAS the Tenant is the holder of a leasehold estate in a portion of the Premises under and pursuant to the provisions of a certain lease (the “Lease”) dated October 15, 2010 by and between ZAG.COM INC., a Delaware corporation, and DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company (the “Landlord”); and

WHEREAS the Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and the Mortgagee has agreed to grant non-disturbance to the Tenant under the Lease on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of good and valuable consideration, the receipt of which is hereby acknowledged, the Mortgagee and the Tenant hereby covenant and agree as follows:

1.                          The Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of the Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and all of the terms, covenants and provisions thereof and to the lien thereof and to any and all increases, renewals, modifications, spreaders, consolidations, replacements and extensions thereof, and to any and all sums secured thereby, with the same force and effect as if the Mortgage had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2.                          The Mortgagee agrees that if any action or proceeding is commenced by the Mortgagee to foreclose the Mortgage or to sell the Premises, the Tenant shall not be named as a party in any such action nor shall the Tenant be named a party in connection with any sale of the Premises, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale (i) the term of the Lease shall have commenced pursuant to the provisions thereof, (ii) the Lease shall be in full force and effect, and (iii) the Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on the part of the Tenant to be observed or performed thereunder or hereunder after the expiration of any applicable notice or cure period, unless applicable law requires the Tenant to be made a party thereto as a condition to proceeding against the Landlord or protecting such rights and remedies. In the latter case, the Mortgagee may join the Tenant as a defendant in such action only for such purposes and not to terminate the Lease.

3.                          The Tenant agrees that if the Mortgagee or any successors in interest to the Mortgagee shall become the owner of the Premises by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between the Mortgagee and the Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event the Tenant agrees to attorn to the Mortgagee and the Mortgagee agrees to accept such adornment, provided, however, that the Mortgagee shall not be (i) liable for any accrued obligation of the Landlord, or for any act or omission of the Landlord, (ii) subject to any offsets, claims or counterclaims which shall have accrued to the Tenant against the Landlord prior to the date on which the Mortgagee or its successor in interest shall become the owner of the Premises or (iii) liable for any security deposit or other monies not actually received by the Mortgagee.

4.                          Without the prior written consent of Mortgagee, Mortgagee shall not be bound by (i) any agreement amending, or modifying, or terminating the Lease or (ii) by any prepayment of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due date thereof.

5.                          The Tenant hereby represents and warrants to the Mortgagee that as of the date hereof (i) the Tenant is the owner and holder of the tenant’s interest under the Lease, (ii) the Lease has not been modified or amended, (iii) the Lease is in full force and effect and the term thereof is due to commence on February 15, 2011 pursuant to the provisions thereof, (iv) neither the Tenant nor the Landlord is in default under any of the terms, covenants or provisions of the Lease and the Tenant to the best of its knowledge knows of no event which but for the passage of time or the giving of notice or both would constitute an event of default by the Tenant or the Landlord under the Lease, (v) neither the Tenant nor the Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, (vi) all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof’, (vii) there are no offsets or defenses to the payment of the rents, additional rents, or other sums payable under the Lease and (viii) Tenant has received no notice of a prior assignment, hypothecation or pledge of the Lease or the rents, income, deposits or profits arising thereunder, other than in connection with the Mortgage.

6.                          Notwithstanding anything to the contrary in the Lease, Tenant shall not commence any action against Landlord or otherwise pursue any right or remedy against Landlord in consequence of a default by Landlord under the terms and provisions of the Lease unless written notice by Tenant specifying such default is delivered to Mortgagee at its address set forth below. Tenant further agrees that Mortgagee shall have the right, but shall not be obligated, to cure such default on behalf of Landlord within thirty (30) days after receipt of such notice, or if such default cannot reasonably be cured in such 30-day period, Mortgagee shall have the right to commence the cure of such default in such 30-day period and thereafter diligently pursue such cure until completed. Tenant further agrees not to invoke any of its remedies either express or implied, under the Lease (except in the ease of emergency repairs) unless such default shall remain uncured at the expiration of the 30-day period after receipt of such notice of default, or if such default cannot reasonably be cured in such 30-day period, unless the cure of such default shall not be commenced within such 30-day period and thereafter prosecuted diligently to completion.

7.                          Anything herein or in the Lease to the contrary notwithstanding, in the event that the Mortgagee shall acquire title to the Premises, or shall otherwise become liable for any obligations of the Landlord under the Lease, the Mortgagee shall have no obligation, nor incur any liability, beyond the Mortgagee’s then interest, if any, in the Premises and the Tenant shall look exclusively to such interest of the Mortgagee, if any, in the Premises for the payment and discharge or any obligations imposed upon the Mortgagee hereunder or under the Lease and the Mortgagee is hereby released or relieved of any other liability hereunder and under the Lease. The Tenant agrees that with respect to any money judgment which may be obtained or secured by the Tenant against the Mortgagee, the Tenant shall look solely to the estate or interest owned by the Mortgagee in the Premises and the Tenant will not collect or attempt to collect any such judgment out of any other assets of the Mortgagee.

8.                          Tenant shall neither suffer nor itself manufacture, store, handle, transport, dispose of, spill, leak or dump any toxic or hazardous waste, waste products or substance (as they may be defined in any federal or state statute, rule or regulation pertaining to or governing such wastes, waste products or substances) on the Premises at any time during the term, or extended term, of the Lease, except as are used in the ordinary course of Tenant’s business as conducted on the Premises and in full compliance with environmental laws.

9.                          In connection with the assignment to Mortgagee pursuant to the Mortgage and/or the loan documents referred to therein of Landlord’s interest in the Lease, Tenant agrees that after receipt of written notice from Mortgagee that Mortgagee is exercising its right under such assignment to have all rents and other sums due under the Lease paid directly to Mortgagee, Tenant shall pay to Mortgagee all rent and other sums due to Landlord under the Lease. By its signature below, the Landlord under the Lease hereby authorizes and directs Tenant to so pay such rents and other sums due under the Lease directly to Mortgagee and agrees that the Tenant shall be fully protected in doing so.

10.                   Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be sent by Federal Express, or other reputable courier service, or by postage pre-paid registered or certified mail, return receipt requested, and shall be deemed given when received or refused (as indicated on the receipt) and addressed as follows:

If to the Mortgagee:

Eurohypo AG, New York Branch,

as Administrative Agent

1114 Avenue of the Americas, 29th Floor

New York, New York 10036

Attention: Legal Director

Facsimile: (866) 267-7680

With a copy to:

Morrison & Foerster LLP

555 West Fifth Street, Suite 3500

Los Angeles, California 90013

Attention: Thomas R. Fileti, Esq.

Facsimile: (213) 892-5454

If to the Tenant:

Zag.Com Inc.

120 Broadway, Suite 200

Santa Monica, California 90401

it being understood and agreed that each party will use reasonable efforts to send copies of any notices to the addresses marked “With a copy to” hereinabove set forth; provided, however, that failure to deliver such copy or copies shall have no consequence whatsoever to the effectiveness of any notice made to the Tenant or the Mortgagee. Each party may designate a change of address by notice given, as hereinabove provided, to the other party, at least fifteen (15) days prior to the date such change of address is to become effective.

11.                   This Agreement shall be binding upon and inure to the benefit of the Mortgagee and the Tenant and their respective successors and assigns.

12.                   The term “Mortgagee” as used herein shall include the successors and assigns of the Mortgagee and any person, party or entity which shall become the owner of the Premises by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease. The term “Premises” as used herein shall mean the Premises, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

13.                   This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

14.                   This Agreement shall be governed by and construed under the laws of the State in which the Premises are located.

IN WITNESS WHEREOF, the Mortgagee and the Tenant have duly executed this Agreement as of the date first above written.

Mortgagee:

EUROHYPO AG,
New York Branch,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Tenant:

ZAG.COM INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURES FOLLOWING ON NEXT PAGE]

Agreed to:

Landlord:

DOUGLAS EMMETT 1995, LLC,
A Delaware limited liability company

By:	Douglas Emmett Management, LLC
A Delaware limited liability company
Its Agent

	By:	Douglas Emmett Management, Inc.,
A Delaware corporation
Its Manager

By:
Michael J. Means
Senior Vice President

EXHIBIT A

DESCRIPTION OF THE PREMISES:

ACKNOWLEDGMENT

STATE OF NEW YORK	)
)
COUNTY OF	)

On                                                                                                                         , before me,                                                                                                                                                                                           ,                                                                                                 Here insert Name and Title of the Officer (e.g., “Jane Doe,Notary Public”)

personally appeared                                                                                                                                                                                                                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary Public	(Seal)

ACKNOWLEDGMENT

STATE OF NEW YORK	)
)
COUNTY OF	)

On                                                                                                                         , before me,                                                                                                                                                                                           ,                                                                                          Here insert Name and Title of the Officer (e.g., “Jane Doe, Notary Public”)

personally appeared                                                                                                                                                      , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary Public	(Seal)

EXHIBIT F

INTENTIONALLY DELETED

F-1

EXHIBIT G

FORM OF LETTER OF CREDIT

[BANK LETTERHEAD]

Attention: Chief Financial Officer

DOUGLAS EMMETT 1995, LLC

c/o Douglas Emmett Management, LLC

808 Wilshire Boulevard, Suite 200

Santa Monica, California 90401

Letter of Credit No.

Ladies and Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the                          [TENANT], a                          (“Applicant”) the aggregate amount of                          ($                        ).

Funds under this Letter of Credit are available to the beneficiary hereof as follows:

Any and all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by                          (“Beneficiary”) when accompanied by this Letter of Credit and a written statement signed by an authorized signatory of Beneficiary, certifying that Beneficiary is entitled to make such drawing pursuant to the Lease, together with a notarized certification by any such individual representing that such individual is authorized by Beneficiary to take such action on behalf of Beneficiary, and a sight draft executed and endorsed by such individual. The sums drawn by Beneficiary under this Letter of Credit shall be payable upon demand without necessity of notice.

This Letter of Credit is transferable in its entirety, without any limitation on the number of such transfers. Should a transfer be desired, such transfer will be subject to the return to use of this advice, together with written instructions.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

This Letter of Credit is effective immediately and shall expire at 5:00 P.M., Pacific Standard Time on                          (the “Expiration Date”).

Notwithstanding the above expiration of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods (with the last such one (1) year period expiring no earlier than sixty (60) days after the expiration date of that certain Lease dated                         , (the “Lease”) by and between Applicant, as Tenant, and Beneficiary, as Landlord), unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed; it being understood that if the Applicant fails to maintain the Letter of Credit in the amount and in accordance with the terms of the Lease, Beneficiary shall have the right to present the Letter of Credit to us for payment.

Our obligation under this Letter of Credit shall not be affected by any circumstances, claim or defense, real or personal, of any party as to the enforceability of the Lease between Beneficiary and Applicant or the validity of Beneficiary’s claim, it being understood that our obligation shall be that of a primary obligor and not that of a surety, guarantor or accommodation maker.

Applicant shall pay all costs of, or in connection with, this Letter of Credit, including without limitation, any fees associated with the transfer or assignment of this Letter of Credit by the Beneficiary.

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993) Revision), International Chamber of Commerce publication 500.

This Letter of Credit sets forth in full the terms of our undertaking, and such terms shall not in any way be modified, amended, limited, discharged, or terminated except by a writing signed by authorized representatives of Beneficiary and the undersigned on or before the Expiration Date.

Very truly yours,

G-1